           As filed with the Exchange Commission on December 23, 2002
                                                     Registration No. 333-100126
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                   (Exact name of registrant as specified in
                             governing instruments)

                                   ----------

                     1323 NORTH STEMMONS FREEWAY, SUITE 211
                               DALLAS, TEXAS 75207
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                             GERALD J. REIHSEN, III
                            CHIEF OPERATING OFFICER,
      CHIEF LEGAL OFFICER AND SECRETARY OF BEHRINGER HARVARD ADVISORS I LP
                     1323 NORTH STEMMONS FREEWAY, SUITE 211
                               DALLAS, TEXAS 75207
                                 (866) 655-1610
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

                                   COPIES TO:
                           ROSEMARIE A. THURSTON, ESQ.
                             LAUREN Z. BURNHAM, ESQ.
                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
         TITLE OF                                              PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
SECURITIES BEING REGISTERED      AMOUNT BEING REGISTERED    OFFERING PRICE PER UNIT    AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Limited Partnership Units            40,000,000 Units               $10.00                  $400,000,000              $36,800(1)
Limited Partnership Units(2)          4,000,000 Units               $10.00                  $ 40,000,000              $ 3,680(3)
====================================================================================================================================



(1)  $16,100 previously paid.


(2)  Represents units issuable pursuant to our distribution reinvestment plan.


(3)  $1,610 previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 2002


PROSPECTUS                                               [BERINGER HARVARD LOGO]

UP TO 44,000,000 UNITS OFFERED TO THE PUBLIC
200,000 UNITS MINIMUM

--------------------------------------------------------------------------------

Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I) is a newly-organized Texas limited partnership formed primarily to invest in and operate institutional quality office and other commercial properties, including properties that have been constructed and have operating histories, are under development or construction or are newly constructed.


We are offering and selling to the public a maximum of 40,000,000 units of limited partnership interest and a minimum of 200,000 units of limited partnership interest for $10 per unit. We are also offering up to 4,000,000 units to be issued pursuant to our distribution reinvestment plan for $10 per unit. The net proceeds of our offering will be invested in real estate properties. You must purchase at least 100 units for $1,000 except in certain states as described beginning on page 1 of this prospectus.


--------------------------------------------------------------------------------

                                  THE OFFERING:


                                                         Per Unit        Total Minimum     Total Maximum
                                                       -------------     -------------     -------------
Price to Public ..................................     $       10.00     $   2,000,000     $ 440,000,000
Selling Commissions ..............................               .70           140,000        30,800,000
Marketing and Due Diligence Expenses .............               .25            50,000        11,000,000
                                                       -------------     -------------     -------------
Proceeds to Behringer Harvard Mid-Term Fund I ....     $        9.05     $   1,810,000     $ 398,200,000
                                                       =============     =============     =============



The units will be offered to investors on a best efforts basis. We expect that at least 85.0% of the gross offering proceeds raised will be available for our use, including at least 84.2% of the gross offering proceeds for investment in real estate properties and other investments, and approximately 0.8% of the gross offering proceeds to be set aside as initial working capital reserves for real estate properties. This offering will terminate on or before ___________, 2005 (unless extended with respect to the units offered under the distribution reinvestment plan).

INVESTING IN OUR UNITS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 24. The most significant risks relating to your investment include the following:


         o No public market currently exists for our units of limited partnership interest, and our units cannot be readily sold.

         o We have no operating history. We do not currently own any properties, and we have not identified any properties to acquire with proceeds from this offering.


         o We intend to liquidate our assets within eight years from the termination of this offering. You may have to wait more than five years after the date of your investment before you receive any distributions if we are not able to distribute cash flow from operations.


         o If we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.


         o We will rely on our general partners to select properties and other investments and conduct our operations. Neither of our general partners has any prior experience sponsoring a public real estate limited partnership. We are obligated to pay substantial fees to our general partners and their affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our general partners and their affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.


--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO ONE IS AUTHORIZED TO MAKE ANY STATEMENT ABOUT THIS OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THIS OFFERING IS NOT PERMITTED.


Behringer Harvard Mid-Term Fund I is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number or dollar amount of units but will use its best efforts to sell the units offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank Iowa, N.A., and will be held in trust for your benefit, pending release to us. If we do not sell at least $2.0 million in units by ________________, 2004, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling units.


                             [BERINGER HARVARD LOGO]


                             The date of this prospectus is               , 2003

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SUITABILITY STANDARDS.............................................................................................1
QUESTIONS AND ANSWERS ABOUT THIS OFFERING.........................................................................3
PROSPECTUS SUMMARY...............................................................................................12
   Behringer Harvard Mid-Term Value Enhancement Fund I LP........................................................12
   General Partners..............................................................................................12
   Advisory Board................................................................................................12
   Terms of the Offering.........................................................................................13
   Summary Risk Factors..........................................................................................13
   Description of Properties to Be Acquired and Investments......................................................14
   Possible Leverage of Properties...............................................................................15
   Estimated Use of Proceeds of this Offering....................................................................15
   Investment Objectives.........................................................................................15
   Distribution Policy...........................................................................................15
   Conflicts of Interest.........................................................................................16
   Prior Offering Summary........................................................................................17
   Compensation to General Partners and Their Affiliates.........................................................18
   Depreciation and Cost Recovery Method.........................................................................18
   Partnership Agreement.........................................................................................18
   Distribution Reinvestment Plan................................................................................19
   ERISA Considerations..........................................................................................19
   Description of Units..........................................................................................19
   Other Behringer Harvard Programs..............................................................................20
RISK FACTORS.....................................................................................................24
   Risks Related to an Investment in Behringer Harvard Mid-Term Fund I...........................................24
     There is no public trading market for our units, therefore it will be difficult for you to sell your units............................................................................................24
     Your units have limited transferability and lack liquidity..................................................24
     This offering is only suitable for long-term investors......................................................24
     If we, through our general partners, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions........................................24
     We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment....................................................................................25
     This is an unspecified property offering, so you will not have the opportunity to evaluate our investments before we make them.......................................................................25
     Our general partners may materially change our investment objectives without the approval of the limited partners......................................................................................25
     If we are unable to raise substantial funds, we will be limited in the number and type of properties in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make.......................................................25
     Both we and BH Advisors I LP, our general partner, have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our general partners may not be an indication of our future results.....................26
     If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered...............................................................26
     Robert M. Behringer has a dominant role in determining what is in the best interests of Behringer
           Harvard Mid-Term Fund I and, therefore, we will not have the benefit of independent consideration of issues affecting our partnership operations..........................................27
     Our general partners have a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partners to fulfill their financial obligations to
           us....................................................................................................27
     Our rights and the rights of our limited partners to recover claims against our general partners are limited...........................................................................................27
     Your investment may be subject to additional risks if we make international investments.....................27
   Risks Related to Conflicts of Interest........................................................................28

     Our general partners will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.......................................28
     Our general partners will face conflicts of interest relating to the incentive fee structure under our partnership agreement that could result in actions that are not necessarily in the long-term best interests of our limited partners......................................................28
     Our general partners will face conflicts of interest relating to joint ventures that could result in a disproportionate benefit to a Behringer Harvard program or third party other than us.............28
     Our general partners and certain of their key personnel will face competing demands relating to their time, and this may cause our investment returns to suffer.......................................29
     There is no separate counsel for us and our affiliates which could result in conflicts of interest..........30
   Risks Related to Our Business in General......................................................................30
     The Texas Revised Limited Partnership Act (TRLPA) does not grant you any voting rights, and your rights are limited under our partnership agreement....................................................30
     You will have limited voting rights, and you will be bound by the majority vote on matters on which you are entitled to vote..............................................................................30
     We are limited in our ability to buy back your units pursuant to the repurchase reserve and you should not assume that you will be able to sell any of your units back to us..........................31
     If you are able to resell your units to us pursuant to the repurchase reserve, you will likely receive substantially less than the fair market value for your units..................................31
     Our general partners may have an incentive to minimize the estimated fair market value of your units for purposes of any repurchase reserve which would adversely affect those investors who desire to resell their units to us....................................................................31
     We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation.....................................................31
     Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings...........31
     Payment of fees to our general partners and their affiliates will reduce cash available for investment and distribution...........................................................................32
     There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time.................................................................32
     Adverse economic conditions will negatively affect our returns and profitability............................32
     Gains and distributions upon resale of our properties are uncertain.........................................33
   General Risks Related to Investments in Real Estate...........................................................33
     Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties..................33
     Properties that have significant vacancies could be difficult to sell which could diminish the return of your investment.............................................................................34
     We are dependent on tenants for our revenue and lease terminations could reduce our distributions to our limited partners...............................................................................34
     We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our limited partners.............................................34
     We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our limited partners.............................................34
     Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.....................................................................34
     Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks...............................................................35
     If we contract with Behringer Development Company LP for newly-developed property, we cannot guarantee that our earnest money deposit made to Behringer Development Company LP will be fully refunded........................................................................................35
     Competition with third parties in acquiring properties may reduce our profitability and the return on your investment....................................................................................36
     Delays in acquisitions of properties may have adverse effects on your investment............................36
     Uncertain market conditions and the broad discretion of our general partners relating to the future disposition of properties could adversely affect the return on your investment........................36

     If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.................................................................................36
     The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions..............................37
     Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.....................................................................................37
     Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions...........................................................................37
     If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.............................................................................................38
   Federal Income Tax Risks......................................................................................38
     The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest...............................................38
     Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.............................................................38
     We could be characterized as a publicly-traded partnership, which would have an adverse tax effect on you................................................................................................39
     The deductibility of losses will be subject to passive loss limitations, and therefore, their deductibility will be limited.........................................................................39
     The IRS may challenge our allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits......................................39
     We may be characterized as a dealer, and if so, any gain recognized upon a sale of real property would be taxable to you as ordinary income............................................................39
     We may be audited, which could result in the imposition of additional tax, interest and penalties...........40
     State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from operations payable to you would be reduced..............................................40
     Legislative or regulatory action could adversely affect investors...........................................40
     There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our units..........................................................................................40
     We may terminate the offering or dissolve Behringer Harvard Mid-Term Fund I if our assets are deemed to be "plan assets" or if we engage in prohibited transactions.................................41
     Adverse tax considerations may result because of minimum distribution requirements..........................42
     UBTI may be generated with respect to tax-exempt investors..................................................42
   Forward-Looking Statements....................................................................................42
ESTIMATED USE OF PROCEEDS........................................................................................44
INVESTMENT OBJECTIVES AND CRITERIA...............................................................................46
   General.......................................................................................................46
   Acquisition and Investment Policies...........................................................................46
   Development and Construction of Properties....................................................................48
   Acquisition of Properties from Behringer Development..........................................................49
   Terms of Leases and Tenant Creditworthiness...................................................................50
   Borrowing Policies............................................................................................51
   Joint Venture Investments.....................................................................................52
   Disposition Policies..........................................................................................53
   Other Investments.............................................................................................54
   Investment Limitations........................................................................................54
   Real Property Investments.....................................................................................55
MANAGEMENT.......................................................................................................56
   General.......................................................................................................56
   Our General Partners..........................................................................................56
   Advisory Board................................................................................................59
   Affiliated Companies..........................................................................................60
COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES........................................................62
CONFLICTS OF INTEREST............................................................................................65
   Interests in Other Real Estate Programs.......................................................................65
   Other Activities of Our General Partners and Their Affiliates.................................................66

   Competition in Acquiring Properties...........................................................................67
   Affiliated Dealer Manager.....................................................................................67
   Affiliated Property Manager...................................................................................67
   Lack of Separate Representation...............................................................................67
   Joint Ventures with Affiliates of the General Partners........................................................67
   Receipt of Fees and Other Compensation by General Partners and Their Affiliates...............................68
   Tax Audit Proceeding..........................................................................................68
   Guidelines and Limits Imposed by Our Partnership Agreement....................................................68
FIDUCIARY DUTY OF THE GENERAL PARTNERS...........................................................................69
PRIOR PERFORMANCE SUMMARY........................................................................................71
   Prior Investment Programs.....................................................................................71
   Summary Information...........................................................................................71
DISTRIBUTIONS AND ALLOCATIONS....................................................................................73
   Distributions of Net Cash.....................................................................................73
   Liquidating Distributions.....................................................................................73
   Return of Unused Capital Contributions........................................................................74
   Partnership Allocations.......................................................................................74
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN........................................................................75
   Investment of Distributions...................................................................................75
   Election to Participate or Terminate Participation............................................................76
   Reports to Participants.......................................................................................77
   Federal Income Tax Considerations.............................................................................77
   Amendment and Termination.....................................................................................77
REAL PROPERTY INVESTMENTS........................................................................................78
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................79
SUMMARY OF PARTNERSHIP AGREEMENT.................................................................................80
   Powers of the General Partners................................................................................80
   Liabilities of Our Limited Partners; Nonassessability of Units................................................80
   Other Activities of the General Partners......................................................................80
   Rights of Limited Partners to Participate in Management.......................................................80
   Voting Rights of the Limited Partners.........................................................................80
   Mergers and Consolidations....................................................................................81
   Removal or Withdrawal of General Partners.....................................................................81
   Assignability of General Partners' Interests..................................................................82
   Books and Records; Rights to Information; Annual Audits.......................................................82
   Meetings of Limited Partners..................................................................................82
   Transferability of Units......................................................................................82
   Repurchase of Units...........................................................................................83
   Distribution Reinvestment Plan................................................................................84
   Proxy Rights..................................................................................................84
   Dissolution and Termination...................................................................................84
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS.......................................................86
   General.......................................................................................................86
   Minimum Distribution Requirements - Plan Liquidity............................................................86
   Annual Valuation Requirement..................................................................................87
   Fiduciary Obligations - Prohibited Transactions...............................................................87
   Plan Assets - Definition......................................................................................88
   Publicly Offered Securities Exemption.........................................................................88
   Real Estate Operating Company Exemption.......................................................................89
   Consequences of Holding Plan Assets...........................................................................89
   Prohibited Transactions.......................................................................................90
   Prohibited Transactions - Consequences........................................................................90
FEDERAL INCOME TAX CONSIDERATIONS................................................................................91
   Tax Opinion...................................................................................................91
   Partnership Status Generally..................................................................................93

   Publicly-Traded Partnership Status............................................................................94
   General Principles of Partnership Taxation....................................................................95
   Anti-Abuse Rules..............................................................................................95
   Deductibility of Losses - Limitations.........................................................................95
   Allocations of Profit and Loss................................................................................97
   Taxable Income Without Cash Distributions.....................................................................99
   Investment by Qualified Plans and Other Tax-Exempt Entities...................................................99
   Investment by Charitable Remainder Trusts....................................................................100
   Taxation of Real Estate Operations...........................................................................101
   Activities Not Engaged in For Profit.........................................................................102
   Sales of Limited Partnership Units...........................................................................103
   Dissolution and Liquidation..................................................................................103
   Capital Gains and Losses.....................................................................................104
   Election for Basis Adjustments...............................................................................104
   Alternative Minimum Tax......................................................................................104
   Penalties....................................................................................................104
   Tax Shelter Registration.....................................................................................105
   Partnership Tax Information; Partner Tax Returns.............................................................105
   Audits.......................................................................................................105
   Foreign Investors as Limited Partners........................................................................106
   Tax Legislation and Regulatory Proposals.....................................................................106
   State and Local Taxes........................................................................................107
REPORTS TO INVESTORS............................................................................................108
PLAN OF DISTRIBUTION............................................................................................110
   The Offering.................................................................................................110
   Behringer Securities.........................................................................................110
   Compensation We Will Pay for the Sale of Our Units...........................................................110
   Units Purchased by Affiliates................................................................................111
   Subscription Process.........................................................................................111
   Minimum Offering.............................................................................................112
   Admission of Limited Partners................................................................................112
   Units Held by Assignment.....................................................................................113
   Investments by IRAs and Qualified Plans......................................................................113
   Volume Discounts.............................................................................................113
   Deferred Commission Option...................................................................................115
WHO MAY INVEST..................................................................................................117
HOW TO SUBSCRIBE................................................................................................117
SUPPLEMENTAL SALES MATERIAL.....................................................................................118
LEGAL MATTERS...................................................................................................119
EXPERTS.........................................................................................................119
ADDITIONAL INFORMATION..........................................................................................119

FINANCIAL INFORMATION...........................................................................................F-1
EXHIBIT A:  PRIOR PERFORMANCE TABLES............................................................................A-1
EXHIBIT B:  FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF BEHRINGER HARVARD
            MID-TERM VALUE ENHANCEMENT FUND I LP................................................................B-1
EXHIBIT C:  SUBSCRIPTION AGREEMENT..............................................................................C-1
EXHIBIT D:  DISTRIBUTION REINVESTMENT PLAN......................................................................D-1

                              SUITABILITY STANDARDS


         An investment in Behringer Harvard Mid-Term Fund I involves significant risk. An investment in our units is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans will most likely benefit from an investment in our partnership. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our partnership as meeting these needs.

         In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors. These suitability standards require that a purchaser of units have, excluding the value of a purchaser's home, furnishings and automobiles, either:


         o        a net worth of at least $150,000; or

         o a gross annual income of at least $45,000 and a net worth of at least $45,000.

         Several states have established suitability requirements that are more stringent than the standards that we have established and described above. We have listed the suitability standards for those states that have more restrictive requirements than those set by us in the following table:


                  Income/Net Worth               Minimum
State             Requirements                   Purchase                  Other Limitations
-----             ----------------               --------                  -----------------
Arizona           (1) Current annual gross       N/A                       N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

California        (1) Current or prior tax       N/A                       N/A
                  year annual gross income of
                  $65,000 and net worth of
                  $250,000, or (2) net worth
                  of $500,000

Iowa              (1) Current annual gross       N/A                       N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

Maine             (1) Current annual gross       N/A                       N/A
                  income of $50,000 and net
                  worth of $50,000 or (2) net
                  worth of $200,000

Michigan          (1) Current annual gross       N/A                       N/A
                  income of $60,000 and net
                  worth of $60,000, or (2) net
                  worth of $225,000

Minnesota         N/A                            250 units ($2,500)        N/A

Missouri          (1) Current annual gross       N/A                       Investor may not invest greater than 10%
                  income of $60,000 and net                                of liquid net worth in the units.
                  worth of $60,000 or (2) net                              Investments in additional units pursuant
                  worth of $225,000                                        to reinvestment plan must be at least $50
                                                                           per year.

Nebraska          N/A                            500 units ($5,000); 100   No proceeds from Nebraska investors may
                                                 units ($1,000) for IRAs   be released from escrow until $22.0
                                                 and qualified             million is raised in this offering.
                                                 retirement plans          Investments in additional units pursuant
                                                                           to reinvestment plan must be at least
                                                                           $50 per year and made through a Nebraska
                                                                           broker. Investor may not invest more
                                                                           than 10% of net worth.

New York          N/A                            250 units ($2,500); 100   No proceeds from New York investors may
                                                 units ($1,000) for IRAs   be released from escrow until $2.5
                                                                           million raised in offering.

North Carolina    (1) Current annual gross       250 units ($2,500)        N/A
                  income of $60,000 and net      except for IRAs and
                  worth of $60,000, or (2) net   qualified retirement
                  worth of $225,000              plans

                  Income/Net Worth               Minimum
State             Requirements                   Purchase                  Other Limitations
-----             ----------------               --------                  -----------------
Ohio              N/A                            N/A                       Investor may not invest greater than 10%
                                                                           of liquid net worth in the units.

Oregon            (1) Current annual gross       N/A                       N/A
                  income of $60,000 and net
                  worth of $60,000 or (2) net
                  worth of $225,000

Pennsylvania      N/A                            N/A                       No proceeds from Pennsylvania investors
                                                                           may be released from escrow until $22.0
                                                                           million is raised in this offering.
                                                                           Investor must have a net worth of at
                                                                           least ten times amount of investment in
                                                                           the partnership.

Washington        N/A                            N/A                       Investor may not invest the greater of 5%
                                                                           of net worth or 5% of gross income.


In all states listed above, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.


         Because the minimum offering of our units is less than $44.0 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

         For reasons other than suitability requirements, we currently do not offer or sell any units to residents of Hawaii or New Hampshire. We may amend our offering at a later date if we determine to sell units in these states.


         In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the units or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our units, our investment objectives and the relative illiquidity of our units, our units of limited partnership interest are an appropriate investment for those of you who become investors.

         Our general partners and their affiliates, as well as each participating broker-dealer, and any other person selling units on our behalf are required to:

         o make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

         o maintain records for at least six years of the information used to determine that an investment in the units is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer will, based on a review of the information provided by you, consider whether you:

         o meet the minimum income and net worth standards established in your state;

         o can reasonably benefit from an investment in our units of limited partnership interest based on your overall investment objectives and portfolio structure;

         o are able to bear the economic risk of the investment based on your overall financial situation; and

         o    have an apparent understanding of:

              - the fundamental risks of an investment in our units of limited partnership interest;

              -   the risk that you may lose your entire investment;

              - the lack of liquidity of our units of limited partnership interest;

              - the restrictions on transferability of our units of limited partnership interest;

              -   the background and qualifications of our general partners; and

              - the tax consequences of an investment in our units of limited partnership interest.

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

         Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:     WHAT IS BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP?


       A: Our partnership was formed in 2002 as a Texas limited partnership to acquire commercial real estate properties, such as institutional quality office, industrial and other commercial properties, and lease each such property to one or more tenants. Our partnership was founded by Robert M. Behringer and was organized by Mr. Behringer, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.

Q:     ARE THERE OTHER BEHRINGER HARVARD PROGRAMS?

       A: Yes. Currently, there are two other Behringer Harvard programs, Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard REIT I, Inc. (Behringer Harvard REIT I). A few of the pertinent features of this offering and the offerings of the other two Behringer Harvard programs are set forth below. For a more detailed comparison of the three Behringer Harvard programs, please see the table under the caption "Prospectus Summary - Other Behringer Harvard Programs" beginning on page 20.



                                BEHRINGER HARVARD            BEHRINGER HARVARD                  BEHRINGER
                                 MID-TERM FUND I             SHORT-TERM FUND I                HARVARD REIT I
                                -----------------            -----------------                --------------
Entity Type                Real estate limited          Real estate limited           Real estate investment trust
                           partnership                  partnership

Offering Size              $400.0 million to the        $100.0 million to the         $800.0 million to the public
                           public plus $40.0 million    public plus $10.0 million     plus $80.0 million for
                           for distribution             for the distribution          dividend reinvestment plan;
                           reinvestment plan; minimum   reinvestment plan; minimum    minimum offering of $2.5
                           offering of $2.0 million     offering of $1.5 million      million

Targeted Fund Term         Five to eight years from     Three to five years from      Eight to twelve years from
                           the termination of the       the termination of the        the termination of the
                           offering                     offering                      offering

Targeted Assets            Principally institutional    Principally office,           Principally institutional
                           quality office and office    office-tech, retail,          quality office properties
                           service center properties    apartment, industrial and     having premier business
                           having desirable             hotel properties              addresses, desirable
                           locations, personalized                                    locations, personalized
                           amenities, high quality                                    amenities, high quality
                           construction and                                           construction, and highly
                           creditworthy commercial                                    creditworthy  commercial
                           tenants                                                    tenants

Targeted Markets           Generally intended to        Generally intended to         Generally intended to include
                           include central business     include markets with higher   central business districts of
                           districts of major           volatility, lower barriers    major metropolitan cities
                           metropolitan cities and      to entry and high growth      where barriers to entry are
                           selected suburban markets    potential (such as the        judged to be very high
                           with identified barriers     Southwest)
                           to entry

                                BEHRINGER HARVARD            BEHRINGER HARVARD                  BEHRINGER
                                 MID-TERM FUND I             SHORT-TERM FUND I                HARVARD REIT I
                                -----------------            -----------------                --------------
Leverage                   No leverage will be used     Yes; aggregate amount of      Yes; aggregate amount of
                           to acquire properties; may   borrowings at any time may    borrowings at any time may
                           only borrow for other        not exceed 75% of the         not exceed 55% of the
                           limited purposes             aggregate value of all        aggregate value of all assets
                                                        assets

Profile of Investor for    Investors who seek to        Investors who seek to         Investors who seek to
Whom Units are             diversify their personal     diversify their personal      diversify their personal
Recommended                portfolios with a            portfolios with a             portfolios with a
                           finite-life, real            finite-life, real             finite-life, real
                           estate-based investment,     estate-based investment,      estate-based investment, seek
                           seek to preserve capital,    wish to obtain the benefits   to preserve capital, seek to
                           seek to receive current      of potential long-term        receive current income, wish
                           income, wish to obtain the   capital appreciation, seek    to obtain the benefits of
                           benefits of potential        to receive current income,    potential long-term capital
                           long-term capital            and are able to hold their    appreciation, and are able to
                           appreciation, and are able   investments for a time        hold their investments for a
                           to hold their investments    period consistent with the    time period consistent with
                           for a time period            fund's liquidity plans        the fund's liquidity plans
                           consistent with the fund's
                           liquidity plans

Persons for Whom           Persons who require          Persons who require           Persons who require immediate
Investment in Units is     immediate liquidity or       immediate liquidity or        liquidity or guaranteed
Not Recommended            guaranteed income, or who    guaranteed income             income, or who seek a
                           seek a short-term                                          short-term investment
                           investment

Appropriate for IRAs,                  Yes                           No                            Yes
401(k)s and other tax
qualified plans

Stockholder/Limited        Return of investment plus    Return of investment plus     Return of investment plus
Partner Preferred Return   8.0% per year                10.0% per year                9.0% per year
Before Advisor/General     (noncompounded)              (noncompounded)               (noncompounded)
Partner Participation

Dividend/Distribution                  Yes                          Yes                            Yes
Reinvestment Plan

Share/Unit Redemption      Yes (may be established      Yes (may be established one                Yes
Plan                       one year after the           year after the termination
                           termination of the           of the offering)
                           offering)



Q:     WHY ARE YOU STRUCTURED AS A LIMITED PARTNERSHIP?

       A: Behringer Harvard programs are structured using the business forms that the sponsor believes are the most advantageous to investors. If a Behringer Harvard program were to be structured as standard "C corporation," the entity would be taxed on its income and investors would be taxed on any cash distributions they receive. In order to avoid this so-called "double taxation," Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I have been structured as limited partnerships. The tax attributes of limited partnerships generally are allocated to investors rather than realized at the fund level. Behringer Harvard REIT I, which has a longer targeted fund term than Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, has been structured as a real estate investment trust (REIT). In general, REITs are not taxed on income distributed to investors. Regardless of the choice of entity used, Behringer Harvard programs are designed to operate consistently with the goal of maximizing distributions to investors.

Q:     WHO WILL CHOOSE WHICH REAL ESTATE PROPERTIES TO INVEST IN?


       A: Our general partners will make all of our investment decisions. Our general partners will each individually have operational authority over us, but all of our investment decisions must be approved by both of our general partners. The general partners are Robert M. Behringer and Behringer Harvard Advisors I LP (BH Advisors I LP), a Texas limited partnership. Because Mr. Behringer controls BH Advisors I LP, all investment decisions will ultimately be controlled by him.


Q:     WHO IS BH ADVISORS I LP?

       A: BH Advisors I LP has been created for the sole purpose of serving as one of our general partners. BH Advisors I LP is controlled indirectly by Robert M. Behringer.


Q. WHO WILL ADVISE YOUR GENERAL PARTNERS, AND WHAT IS THE EXPERIENCE OF SUCH PERSONS?


       A: BH Advisors I LP will be managed by its general partner, Harvard Property Trust, LLC. The executive officers of Harvard Property Trust, LLC are:


              Robert M. Behringer - President and sole manager of Harvard Property Trust, LLC, has been active in the acquisition, finance, management and development of both institutional and non-institutional commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office real estate investment trust with over $200 million in asset value, and since 1989 he has sponsored numerous real estate investment partnerships. Mr. Behringer has also been a licensed certified public accountant for over 20 years.

              Gerald J. Reihsen, III - Chief Operating Officer, Chief Legal Officer and Secretary of Harvard Property Trust, LLC, practiced as a corporate securities attorney for over 17 years with commercial law firms, including over nine years with Gibson, Dunn & Crutcher, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters including commercial real estate transactions, real estate partnerships, and public and private equity offerings.


              Gary S. Bresky - Chief Financial Officer and Treasurer of Harvard Property Trust, LLC, is a certified public accountant and has been active in commercial real estate and related financial activities for over 15 years. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP where he specialized in finance and accounting for both public and private real estate investment trusts.


              M. Jason Mattox - Vice President - Asset Acquisition and Management of Harvard Property Trust, LLC, served as a Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over
              1.0 million square feet of Harvard Property Trust's commercial office assets, overseeing property performance, management offices, personnel and outsourcing relationships.

              Our general partners also will be assisted in our management by an advisory board that will provide independent thoughts and advice as to the properties acquired and make recommendations to BH Advisors I LP. Our general partners intend to follow the recommendations of our advisory board with respect to our investments, but they are not obligated to do so. All investment decisions must be approved by both of our general partners. Because Mr. Behringer controls BH Advisors I LP, all investment decisions will ultimately be controlled by him. No member of the advisory board will be a general partner, officer or employee of us, BH Advisors I LP, our affiliates or affiliates or BH Advisors I LP, although members of the advisory board may purchase or own securities of, or have other business relations with, such parties. The initial members of the advisory board are:


              Patrick M. Arnold - Mr. Arnold is an attorney with more than 19 years of experience representing real estate companies, financial institutions, investors, developers and management companies in real estate transactions. Since 1992, Mr. Arnold has served as a partner in the real estate section of Fulbright & Jaworski L.L.P., an approximately 750-member law firm with offices in ten cities worldwide. Mr. Arnold joined Fulbright & Jaworski in 1986. He is currently partner-in-charge of the real estate section in the Dallas office of the firm. Mr. Arnold graduated from Harvard Law School in 1983. He is a member of the Dallas Real Estate Council and an officer of the Real Property Section of the Dallas Bar Association.


              Charles G. Dannis - Mr. Dannis has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate appraisal and consulting firm, in 1976 and has been employed by such firm since that time. He is currently Chairman of the Appraisal Institute's Symposium Committee and member of its Research Committee. He is past Chairman, Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries Valuation Committee. Mr. Dannis holds a Bachelor of Business Administration degree from Southern Methodist University. Since 1988, he has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools. Mr. Dannis is also an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking.


              Ralph G. Edwards, Jr. - Mr. Edwards has been actively involved in commercial real estate for over 35 years. Since 1992, Mr. Edwards has served as the Chairman and Chief Executive Officer of EdwardsDay Incorporated, an Atlanta-based real estate investment company. Mr. Edwards is also a member of the board of directors of Emerging Solutions, Inc. (d/b/a Constructware), an Atlanta-based privately-held Internet services provider that sells document and process management systems to construction companies. Mr. Edwards received his M.B.A. from the Harvard School of Business in 1967.

Q.     IN WHAT TYPES OF REAL PROPERTY WILL YOU INVEST?


       A: We will generally seek to invest the offering proceeds available for investment after the payment of fees and expenses in the acquisition of institutional quality office and other commercial properties which we intend to hold for five to eight years from the termination of this offering. These are properties which generally have premier business addresses in especially desirable locations in markets with limited potential for new development or other barriers to entry. Such properties generally are of high quality construction, offer personalized tenant amenities and attract higher quality tenants. We are not limited to such investments, however. We may invest in other commercial properties in order to reduce overall portfolio risks or enhance overall portfolio returns if our general partners determine that it would be advantageous to do so. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies" beginning on page 46.

              The general types of real property in which we will seek to invest are substantially the same as the types of real property which Behringer Harvard REIT I is targeting for investment. However, of these types of investments, some may be more suitable for us than for Behringer Harvard REIT I and vice versa. Given that our targeted fund term is shorter than that of Behringer Harvard REIT I, Behringer Harvard REIT I will focus less on suburban submarkets than we will. In addition, we intend to acquire properties on an all-cash, unleveraged basis whereas Behringer Harvard REIT I is likely to borrow to finance its real property investments. Further, because our maximum offering is substantially less than Behringer Harvard REIT I's maximum offering of $880.0 million, we anticipate that the purchase price for any real property investment we make will not exceed $100.0 million whereas Behringer Harvard REIT I may acquire properties with a greater purchase price per investment.


Q:     WILL YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?

       A: Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly.

Q: DO THE GENERAL PARTNERS USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS FOR US?


       A: Yes. Our general partners will generally seek to acquire ownership of institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development activity. In addition, we may attempt to invest in ownership interests of enterprises having real property investments consistent with those we intend to acquire directly. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. Our general partners will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to our portfolio as a whole.

Q:     DO YOU CURRENTLY OWN ANY INVESTMENTS?

       A. No. This offering is a "blind pool" offering in that we have not yet identified specific investments that we will acquire with the proceeds from this offering.


Q:     WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?


       A: We intend to acquire properties in joint ventures when we determine it necessary in order to diversify our portfolio of properties in terms of geographic region or property type and enable us to make investments sooner than would be possible otherwise. Such joint ventures may be with our affiliates or with third parties.


Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?

       A: We will always obtain a Phase I environmental assessment of each property purchased. In addition, we expect that in most cases we will obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:     WHAT ARE THE TYPICAL TERMS OF YOUR LEASES?

       A: We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for terms of ten years or more.

Q: HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE CREDITWORTHINESS FOR EACH BUILDING LEASE?

       A: We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include business plans, resumes of management and executive officers, personal contact information for the local office supervisor, recent income statements and balance sheets for prior years and the current year to date, and personal net worth or cash flow statements from individual guarantors.

Q: HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS DECREASED?

       A: During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual re-projection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures.

Q:     IF I BUY UNITS, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?


       A: Provided we have cash available to make distributions, we intend to declare distributions to our limited partners on a monthly basis during the period of this offering and pay such distributions on a quarterly basis (without interest). Thereafter, we intend to declare and make distributions to the limited partners on a quarterly basis. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operation. The amount of each distribution will be determined by the general partners and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.


Q:     HOW DO YOU CALCULATE THE PAYMENT OF DISTRIBUTIONS TO LIMITED PARTNERS?


       A. Your ability to participate in distributions will begin immediately upon becoming a limited partner. Distributions will be allocated to our limited partners on a pro rata basis according to the number of units held and the number of days within the distribution period the units have been held.


Q: MAY I REINVEST THE DISTRIBUTIONS I AM SUPPOSED TO RECEIVE IN UNITS OF BEHRINGER HARVARD MID-TERM FUND I?


       A: Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download from our web site. The purchase price for units purchased under the distribution reinvestment plan is currently $10 per unit. Our distribution reinvestment plan is not available to residents of any state which imposes extraordinary restrictions on the plan's terms, including prohibitions on broker-dealer commissions on reinvestments. Ohio residents are not eligible to participate in our distribution reinvestment plan due to the regulatory restrictions imposed by the Ohio Division of Securities.

Q:     WILL I BE TAXED IN RESPECT OF YOUR INCOME REGARDLESS OF DISTRIBUTIONS?

       A: Yes. Because we are a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from sale of property without regard to the amount of your distributions. Distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."


Q:     WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?


       A: We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We will use your investment proceeds to make the investments described above. We expect to invest a minimum of 84.2% of the proceeds from this offering, including proceeds from the sale of units pursuant to our distribution reinvestment plan, in such investments and to set aside approximately 0.8% of the gross proceeds from this offering as initial working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per unit, and your distribution yield will be based on your $10 per unit investment.

              Until we invest the proceeds of this offering in real estate and other investments described above, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on the real estate and other investments we ultimately intend to make, and we cannot predict how long it will take to fully invest the proceeds in such ultimate investments.


Q:     WHAT KIND OF OFFERING IS THIS?


       A: We are offering the public up to 40,000,000 units of limited partnership interest on a "best efforts" basis. We are also offering up to 4,000,000 units of limited partnership interest for sale pursuant to our distribution reinvestment plan.


Q:     HOW DOES A "BEST EFFORTS" OFFERING WORK?

       A: When units are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units.

Q:     HOW LONG WILL THIS OFFERING LAST?


       A: The offering will not last beyond _______________, 2005, except that our general partners may elect to extend the offering period for the units reserved for issuance pursuant to our distribution reinvestment plan up to ______________, 2011.


Q:     WHO CAN BUY UNITS?


       A: An investment in our partnership is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy units pursuant to this prospectus provided that they have either
              (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus beginning on page 1.

Q.     FOR WHOM IS AN INVESTMENT IN OUR UNITS RECOMMENDED?


       A. An investment in our units may be appropriate for you if you meet the suitability standards mentioned above and you seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our units as meeting those needs.

              The terms of this offering, the structure of our partnership and our intended manner of operation is designed to be easily understood by investors for whom the units are recommended, as compared to similar real estate investment vehicles which include complex distribution and allocation terms, multiple classes of units and complex investment schemes. We have also conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly-offered Behringer Harvard programs sponsored by our general partners and their affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard programs, so that investors who subscribe for equity interests in one Behringer Harvard program will be able to easily understand and compare the terms and results of other Behringer Harvard programs.


Q:     IS THERE ANY MINIMUM INVESTMENT REQUIRED?


       A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska, Oregon and Washington, investors who already own our units, or who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Suitability Standards" section of this prospectus beginning on page 1.


Q:     HOW DO I SUBSCRIBE FOR UNITS?


       A: If you choose to purchase units in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit C, for a specific number of units and pay for the units at the time you subscribe. Your payment will be placed into an escrow account with Wells Fargo Bank Iowa, N.A., where your funds will be held, along with those of other subscribers, until we sell at least 200,000 units and, for sales thereafter, until we admit new investors, which we expect to do monthly. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before ___________, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Separate escrow accounts will be established for subscriptions of residents of Nebraska, New York and Pennsylvania. See the sections of this prospectus captioned "Plan of Distribution - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for units.

Q:     WHAT HAPPENS IF YOU DON'T SELL AT LEAST 200,000 UNITS?

       A: If the minimum of 200,000 units, or $2.0 million, is not reached before _____________, 2004, we will terminate the offering and stop selling units. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.


Q:     IF I BUY UNITS IN THIS OFFERING, HOW MAY I LATER SELL THEM?


       A: At the time you purchase the units, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, there will not be any public market for the units when you purchase them, and we do not expect one to ever develop. As a result, you may find it difficult to sell your units. If you are able to find a buyer for your units, you may sell your units to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her. See the "Suitability Standards" and "Summary of Partnership Agreement - Transferability of Units" sections of this prospectus.


              In addition, after a period of one year following the termination of the offering of our units, we may establish a repurchase reserve and you may be able to have your units repurchased by us. See the "Summary of Partnership Agreement - Repurchase of Units" section of this prospectus.

Q:     WHO IS THE TRANSFER AGENT?

       A:
              ------------------------------
              [ADDRESS AND TELEPHONE NUMBER]

           To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:     WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

       A: You will receive periodic updates on the performance of your investment with us, including:

              o      four detailed quarterly cash distribution reports;

              o      three quarterly financial reports;

              o an acquisition report following each quarter in which we have acquired real property;

              o      an annual report; and


              o      an annual Schedule K-1.


              Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - www.bhfunds.com.

Q:     WHEN WILL I GET MY DETAILED TAX INFORMATION?


       A: Your Schedule K-1 tax information will be placed in the mail by March 15 of each year.


Q:     WHO CAN HELP ANSWER MY QUESTIONS?

       A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:





                             Behringer Securities LP
                     1323 North Stemmons Freeway, Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700
                           www.behringersecurities.com

                               PROSPECTUS SUMMARY


         This prospectus summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to your decision whether to invest in our units of limited partnership interest. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.


BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


         Behringer Harvard Mid-Term Value Enhancement Fund I LP is a newly organized Texas limited partnership that intends to invest in and operate institutional quality office and other commercial properties, and lease each such property to one or more tenants. We may also invest in entities that make similar investments. Our office is located at 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207. Our toll free telephone number is 866-655-1610. We sometimes refer to Behringer Harvard Mid-Term Value Enhancement Fund I LP as Behringer Harvard Mid-Term Fund I in this prospectus.


GENERAL PARTNERS


         Robert M. Behringer and Behringer Harvard Advisors I LP, a Texas limited partnership, are the general partners of Behringer Harvard Mid-Term Fund I and will make all investment decisions for the partnership. They also will be responsible for managing our affairs on a day-to-day basis. We sometimes refer to Behringer Harvard Advisors I LP as BH Advisors I LP in this prospectus.

         BH Advisors I LP is a recently formed entity without significant net worth. Accordingly, Robert M. Behringer, who has a substantial personal net worth, is also serving as a general partner in order to satisfy the net worth requirements for general partners established under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (referred to in this prospectus as the NASAA Guidelines). Each of our general partners have equal fiduciary duties and responsibility for our operations under our partnership agreement and applicable law. However, our general partners have agreed that all of the financial benefits of serving as our general partners will be allocated to BH Advisors I LP since we anticipate that the day-to-day responsibilities of serving as our general partner will be performed by BH Advisors I LP through the officers of its general partner.

         From time to time in this prospectus we refer to "affiliates" of our general partners. The term "affiliate" includes generally any entity in which a general partner owns 10% or more or otherwise controls, and any person owning, directly or indirectly, 10% or more of a general partner and any officer, director or partner of a general partner.

         The address of the general partners is 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207, toll free telephone 866-655-1610. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see the "Prior Performance Summary" section of this prospectus.


ADVISORY BOARD

         We have established an advisory board to provide our general partners with (i) advice and guidance with respect to identification of assets in which we may make investments and in making investment decisions; (ii) advice and guidance with respect to general economic and market conditions, general business principles, specific business principles relating to our business plan, competition and competitors in our industry segments, labor related matters, financing issues, corporate and management structure, and public relations;
(iii) inroads to establishing beneficial strategic partners, customers, and suppliers; (iv) advice and guidance as to opportunities within and related to our industry segments; and (v) such other assistance as may be determined by our general partners or their representatives from time to time.

TERMS OF THE OFFERING


         We are offering to the public up to 40,000,000 units of limited partnership interest at $10 per unit. We are also offering up to 4,000,000 units for sale pursuant to our distribution reinvestment plan. We will offer units in Behringer Harvard Mid-Term Fund I until the earlier of ________, 2005 or the date we sell all $440.0 million worth of units in this offering; provided, however, that our general partners may elect to extend the offering period up to _______________, 2011 solely for the units reserved for issuance pursuant to our distribution reinvestment plan if all of such units are not sold prior to the termination date. If the minimum offering of $2.0 million has not been received and accepted by ____________, 2004, this offering will be terminated on that date and investors' funds, plus interest, will be returned promptly. However, we may terminate this offering at any time prior to either such termination date. After the initial 200,000 units are sold, subscription proceeds will be held in escrow until investors are admitted as limited partners, which will occur at least as often as quarterly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or other investments or the payment of fees and expenses. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We intend to admit new limited partners monthly.


SUMMARY RISK FACTORS


         An investment in our units is subject to significant risks which are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus, which begin on pages 24 and 65, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks which we believe are most relevant to an investment in our units:

         o There is no public trading market for the units, and we do not expect one to ever develop, therefore it will be difficult for you to sell your units. In addition, our partnership agreement imposes substantial restrictions on transfers of your units and even if you are able to sell your units, you will likely have to sell them at a substantial discount.


         o    We have no prior operating history.

         o We do not anticipate liquidating Behringer Harvard Mid-Term Fund I until at least five to eight years after the termination of this offering. Therefore, you may have to wait several years after the date of your investment before you receive any significant distributions from us. Because we have not identified any probable acquisitions, there can be no assurances as to when we will begin to generate significant cash from operations for distribution to investors.


         o This is a "blind pool" offering because we currently do not own any investments and we have not identified any investments we will make. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon the general partners' ability to select our investments.

         o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 44,000,000 units. If we do not sell substantially more than the minimum 200,000 units, we may buy only one property and the value of your investment may fluctuate more widely with the performance of the specific investment. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

         o Our ability to achieve our investment objectives and to pay distributions depends on the performance of our general partners for the day-to-day management of our business and the selection of our real estate properties and other investments.

         o Neither of our general partners has any prior experience sponsoring a public real estate limited partnership.

         o We will pay significant fees to the general partners and their affiliates, some of which are payable based upon factors other than the quality of services provided to us.


         o Our general partners or their affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our general partners or their affiliates in serving other Behringer Harvard programs.


         o Our general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partners will have sufficient cash to make any payments required to support us.

         o Rules of taxation of partnerships such as our partnership are complex and uncertain. We do not intend to request or to obtain a ruling from the Internal Revenue Service (IRS) as to any of the material tax consequences of an investment in our units and will rely on an opinion of counsel as to certain tax consequences. Counsel will give an opinion as to some, but not all, of the material tax consequences, and we will not have an opinion or a ruling with respect to some of the material tax consequences of an investment in us.


         o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

         o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

         o The vote of limited partners owning at least a majority of the units will bind all of the limited partners as to certain matters such as the election of our general partners and amendment of our limited partnership agreement.

DESCRIPTION OF PROPERTIES TO BE ACQUIRED AND INVESTMENTS


         As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have the general partners identified any investments in which there is a reasonable probability that we will make. We will seek to acquire and operate institutional quality office and other commercial properties. These are properties which generally have premier business addresses in especially desirable locations. We intend to invest in properties located in central business districts of major metropolitan cities and selected suburban markets with limited potential for new development activity and other identified barriers to entry. Our principal targeted assets are institutional office and office service center properties that have desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Other potential property acquisitions include industrial and other commercial properties, including properties that have been constructed and have operating histories, are under development or construction or are newly constructed. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation within a five to eight-year holding period. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with certain of our affiliates, other third parties, including the present and future real estate limited partnerships and REITs sponsored by our general partners.

POSSIBLE LEVERAGE OF PROPERTIES


         We will not borrow any money to acquire our real estate properties. While our general partners do not intend to borrow any money for Behringer Harvard Mid-Term Fund I, they are authorized under our partnership agreement to borrow against properties we acquire in limited amounts for purposes of maintenance, repair or improvement of such properties. If we do borrow money for such purposes, our total indebtedness may never exceed the amounts permissible under applicable NASAA Guidelines. However, as to any particular property, there is no limit on the amount of indebtedness we may incur for maintenance, repair or improvement of such property. See the "Investment Objectives and Criteria - Borrowing Policies" section of the prospectus on page 51 for a more detailed discussion of our borrowing policies.


ESTIMATED USE OF PROCEEDS OF THIS OFFERING


         We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We expect to invest at least 84.2% of the proceeds from this offering, including proceeds from the sale of units pursuant to our distribution reinvestment plan, in real estate properties and other investments, and set aside approximately 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, as initial working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments. A summary of the anticipated use of proceeds is set forth below. For a more detailed discussion of our estimated use of proceeds, see the "Estimated Use of Proceeds" section beginning on page 44.



                                                       Minimum Offering               Maximum Offering
                                                  ---------------------------    ---------------------------
                                                     Amount        Percent          Amount        Percent
                                                  ------------   ------------    ------------   ------------
Gross offering proceeds .......................   $  2,000,000          100.0%   $440,000,000          100.0%
Selling commissions and dealer manager fee ....        190,000            9.5      41,800,000            9.5
Organization and offering expenses ............         50,000            2.5      11,000,000            2.5
Acquisition and advisory fees .................         50,526            2.5      11,115,789            2.5
Acquisition expenses ..........................          8,421            0.4       1,852,632            0.4
Initial working capital reserve ...............         16,842            0.8       3,705,263            0.8
                                                  ------------   ------------    ------------   ------------
Amount invested in properties .................   $  1,684,211           84.2%   $370,526,316           84.2%
                                                  ============   ============    ============   ============





INVESTMENT OBJECTIVES

         Our investment objectives are:

         o    to preserve, protect and return your capital contribution;

         o    to maximize distributable cash to you;

         o to realize growth in the value of our properties upon our ultimate sale of such properties; and


         o to provide you with a return of your investment by making an orderly disposition of our properties and distributing the cash to you within eight years after the termination of this offering, or upon our general and limited partners' approval, exchange for interests in other Behringer Harvard funds.


See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.


DISTRIBUTION POLICY

         In general, distributions of cash from whatever source, other than liquidating distributions, will be distributed first to limited partners to pay an 8% non-compounded, annual return on net capital contributions, then to our limited partners to return their invested capital, and then 85% to the limited partners and 15% to the general partners.

         Liquidating distributions will be made so as to return to partners the balance in their capital accounts. Under our partnership agreement, these capital accounts are to be maintained in such a manner that liquidating distributions will generally be made in the same way as other cash distributions.

         Over the life of Behringer Harvard Mid-Term Fund I, we will make allocations for tax purposes of taxable income and loss in such a manner so as to cause partners' capital accounts to equal the amounts which would be distributable if we were to be dissolved and our assets distributed in liquidation.


         Provided we have cash available to make distributions, we intend to declare distributions to our limited partners on a monthly basis during the period of this offering and pay such distributions on a quarterly basis (without interest). Thereafter, we intend to make distributions to the limited partners on a quarterly basis. However, because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash flow from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect such distributions will begin no later than the sixth full quarter of our operations.

         The terms of our partnership agreement prohibit us from reinvesting cash flow from our operations. Instead, cash flow from our operations generally will be distributed to our limited partners. Our general partners have the authority to reinvest proceeds from the sale of our properties any time within seven years from the commencement of this offering, provided that a portion of the sale proceeds sufficient to cover any increase in the limited partners' federal and state income taxes attributable to the sale will be distributed to limited partners in time to pay such taxes. However, presently we expect that net proceeds from the sale of our properties generally will not be reinvested, but will be distributed to our partners.


CONFLICTS OF INTEREST

         Our general partners and their affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

         o our general partners and their affiliates will have to allocate their time between us and the other Behringer Harvard programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to us;


         o our general partners and their affiliates must determine which Behringer Harvard program or other entity should purchase any particular property or make any other investment, or enter into a joint venture with us for the acquisition and operation of specific properties;


         o our general partners may compete with other Behringer Harvard programs and properties owned by affiliates of our general partners for the same tenants in negotiating leases or in selling similar properties at the same time; and


         o our general partners and their affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

See the "Conflicts of Interest" section of this prospectus beginning on page 65 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

         The following chart indicates the relationship between our general partners and their affiliates that will be providing services to us.

                                  [FLOW CHART]

-------------------------------


(1) Robert Behringer, one of our general partners, currently owns approximately 72% of the limited liability company interests of Behringer Harvard Holdings, LLC (Behringer Harvard Holdings).

(2) Behringer Harvard Holdings currently owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).

(3) Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Harvard Advisors I LP, Behringer Securities LP (Behringer Securities) and HPT Management Services LP (HPT Management Services). Harvard Property Trust, LLC, a wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of BH Advisors I LP and Behringer Securities. IMS, LLC, another wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management Services.

(4)    Robert Behringer and BH Advisors I LP are our general partners.


PRIOR OFFERING SUMMARY


         Robert M. Behringer, our general partner, has previously sponsored 29 privately-offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2002, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer nor any of our other affiliates, have previously sponsored or organized a publicly-offered real estate limited partnership. The "Prior Performance Summary" section of this prospectus beginning on page 71 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

COMPENSATION TO GENERAL PARTNERS AND THEIR AFFILIATES

         Our general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:



                                                                               $$ AMOUNT FOR         $$ AMOUNT FOR
                                                                              MINIMUM OFFERING     MAXIMUM OFFERING
      TYPE OF COMPENSATION                   FORM OF COMPENSATION             (200,000 UNITS)     (44,000,000 UNITS)
      --------------------                   --------------------             ---------------     ------------------
                                          ORGANIZATIONAL AND OFFERING STAGE

Sales Commissions                 7.0% of gross offering proceeds                 $140,000           $30,800,000

Dealer Manager Fee                2.5% of gross offering proceeds                  $50,000           $11,000,000

Organization and Offering         2.5% of gross offering proceeds                  $50,000           $11,000,000
Expenses

                                          ACQUISITION AND DEVELOPMENT STAGE

Acquisition and Advisory Fees     3.0% of the contract purchase price of           $60,000           $13,200,000
                                    each property

Acquisition Expenses              0.5% of the contract purchase price of           $10,000            $2,200,000
                                    each property

                                                  OPERATIONAL STAGE

Property Management and Leasing   4.0% of gross revenues plus leasing               N/A                   N/A
Fees                                commissions based upon the customary
                                    leasing commission applicable to the
                                    geographic location of property

Asset Management Fee              Monthly fee of one-twelfth of 0.5% of             N/A                   N/A
                                    aggregate assets value

Cash Distributions                15.0% of funds available for distribution         N/A                   N/A
                                    after investors receive distributions
                                    equal to 8.0% of their net capital
                                    contributions plus return of their
                                    invested capital

Subordinated Disposition Fee      3.0% of sale price deferred until after           N/A                   N/A
                                    limited partners receive repayment of
                                    net capital plus 8.0% return on capital

Subordinated Participation in     15.0% of net sale proceeds after limited          N/A                   N/A
Net Sale Proceeds and               partners receive repayment of net
Distributions                       capital plus 8.0% return on capital



         Our general partners and their affiliates may receive a number of other smaller items of compensation and expense reimbursement. For a more detailed explanation of the fees and expenses payable to our general partners and their affiliates, see the "Estimated Use of Proceeds" section of this prospectus beginning on page 44 and "Compensation of the General Partners and Their Affiliates" section of this prospectus beginning on page 62. Our general partners may not receive compensation in excess of the maximum amount permitted under the NASAA Guidelines.


DEPRECIATION AND COST RECOVERY METHOD

         We intend to use the straight-line method of depreciation for the real properties we acquire. (See "Federal Income Tax Considerations.")

PARTNERSHIP AGREEMENT


         Your rights and obligations as a limited partner of Behringer Harvard Mid-Term Fund I and your relationship with our general partners will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

         o Voting Rights. Holders of a majority of our units of limited partnership interests may vote to:

              (1) amend our partnership agreement, subject to the limited rights of our general partners to amend our partnership agreement without the approval of the limited partners as described in
                  Section 11.2(b) of our partnership agreement;

              (2) cause us to be liquidated and dissolved; and

              (3) remove a general partner and elect a new general partner.

         In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.


         o Mergers and Consolidations. We generally may not merge or consolidate with any other partnership or corporation without approval by holders of a majority of our units of limited partnership interests. Limited partners who dissent from any merger or consolidation may receive cash for their units based on the appraised value of our net assets.

         o Termination. The latest termination date for Behringer Harvard Mid-Term Fund I will be December 31, 2022; provided, however, that we intend to liquidate our properties and terminate within eight years from the termination of this offering. Our partnership agreement provides that at any time following three years after the termination of this offering, our general partners may determine to dissolve and terminate Behringer Harvard Mid-Term Fund I.

         For a detailed discussion of material provisions of our partnership agreement, see the "Summary of Partnership Agreement" section of this prospectus beginning on page 80. A complete copy of our partnership agreement is attached as Exhibit B to this prospectus.





DISTRIBUTION REINVESTMENT PLAN


         You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the distribution reinvestment plan in our discretion at any time upon ten days notice to plan participants. Our distribution reinvestment plan is not available to residents of any state that imposes extraordinary restrictions on the plan's terms, including prohibitions on broker-dealer commissions on reinvestments. Ohio residents are not eligible to participate in our distribution reinvestment plan due to the regulatory restrictions imposed by the Ohio Division of Securities. See the "Summary of Distribution Reinvestment Plan" section of this prospectus for further explanation of our distribution reinvestment plan, a complete copy of which is attached as Exhibit D to this prospectus.


ERISA CONSIDERATIONS


         The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations" carefully.


DESCRIPTION OF UNITS

         All of our units of limited partnership interest shall represent a capital contribution of $10.00 each, shall be issued as fully paid and nonassessable and shall have the rights, privileges and preferences as provided in our partnership agreement. Our units are subject to numerous transfer restrictions, as described in the "Summary of Partnership Agreement - Transferability of Units" section of this prospectus. There will not be any regularly scheduled annual or periodic meetings of our limited partners. However, our general partners are required to call a meeting of our limited partners upon the written request of limited partners holding at least 10% of the units. In addition, our limited partners may, with the affirmative vote of limited partners holding more than 50% of the units, take action on certain matters without the concurrence of our general partners. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."


OTHER BEHRINGER HARVARD PROGRAMS

         Robert M. Behringer and his affiliates are currently sponsoring registered public offerings on behalf of Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I. The following table summarizes some of the most important features of this offering and the offerings of the other two Behringer Harvard funds.



                                BEHRINGER HARVARD               BEHRINGER HARVARD                  BEHRINGER
                                 MID-TERM FUND I                SHORT-TERM FUND I               HARVARD REIT I
                                -----------------               -----------------               --------------
Entity Type                Real estate limited           Real estate limited            Real estate investment trust
                           partnership                   partnership

Offering Size              $400.0 million to the         $100.0 million to the public   $800.0 million to the public
                           public plus $40.0 million     plus $10.0 million for the     plus $80.0 million for
                           for distribution              distribution reinvestment      dividend reinvestment plan;
                           reinvestment plan; minimum    plan; minimum offering of      minimum offering of $2.5
                           offering of $2.0 million      $1.5 million                   million

Minimum Investment         $1,000 (some states may       $1,000 (some states may vary)  $1,000 (some states may vary)
                           vary)

Targeted Fund Term         Five to eight  years from     Three to five years from the   Eight to twelve years from
                           the termination of the        termination of the offering    the termination of the
                           offering                                                     offering

Investment Objectives      o To preserve, protect and    o To preserve, protect and     o To preserve, protect and
                             return capital                return capital                 return capital
                             contributions                 contributions                  contributions
                           o To maximize distributable   o To realize growth in the     o To maximize distributable
                             cash to investors             value of properties            cash to investors
                           o To realize growth             upon the ultimate sale of    o To realize growth
                             in the value of               properties                     in the value of properties
                             properties upon the         o To maximize                    upon the ultimate sale of
                             ultimate sale of              distributable cash to          properties
                             properties                    investors                    o To provide
                           o To provide                  o To provide                     investors with a return of
                             investors with a return       investors with a return of     investment listing the
                             of investment by making       investment by making an        shares on a national
                             an orderly disposition of     orderly disposition of         exchange or by making an
                             properties and                properties and                 orderly disposition of
                             distributing the cash to      distributing the cash to       properties and
                             investors approximately       investors approximately        distributing the cash to
                             within eight years after      within five years after        investors approximately
                             termination of the            termination of the offering    within twelve years after
                             offering or, upon general                                    termination of the offering
                             and limited partners'
                             approval, exchange for
                             interests in other
                             Behringer Harvard funds

Targeted Assets            Principally institutional     Principally office,            Principally institutional
                           quality office and office     office-tech, retail,           quality office properties
                           service center properties     apartment, industrial and      having premier business
                           having desirable locations,   hotel properties               addresses, desirable
                           personalized amenities,                                      locations, personalized
                           high quality construction                                    amenities, high quality
                           and creditworthy commercial                                  construction, and highly
                           tenants                                                      creditworthy commercial
                                                                                        tenants

                                BEHRINGER HARVARD               BEHRINGER HARVARD                  BEHRINGER
                                 MID-TERM FUND I                SHORT-TERM FUND I               HARVARD REIT I
                                -----------------               -----------------               --------------
Targeted Markets           Generally intended to         Generally intended to          Generally intended to
                           include central business      include markets with higher    include central business
                           districts of major            volatility, lower barriers     districts of major
                           metropolitan cities and       to entry and high growth       metropolitan cities where
                           selected suburban markets     potential (such as the         barriers to entry are judged
                           with identified barriers to   Southwest)                     to be very high
                           entry

Possibility of Joint       Likely to joint venture       Joint venture with other       Likely to joint venture with
Ventures                   with Behringer Harvard REIT   Behringer Harvard funds        Behringer Harvard Mid-Term
                           I and other institutional     unlikely; may joint venture    Fund I and other
                           real estate investors (such   with other real estate         institutional real estate
                           as pension funds and          investors having similar       investors (such as pension
                           insurance companies)          investment objectives          funds and insurance
                                                                                        companies)

Investments Other Than     Ownership interests of        Ownership interests of         Ownership interests of
Real Property              unaffiliated enterprises      unaffiliated enterprises       unaffiliated enterprises
                           having real property          having real property           having real property
                           investments consistent with   investments consistent with    investments consistent with
                           those the fund intends to     those the fund intends to      those the fund intends to
                           acquire directly, as well     acquire directly, as well as   acquire directly, as well as
                           as joint ventures with        joint ventures with            joint ventures with
                           affiliates and                affiliates and                 affiliates and
                           non-affiliates                non-affiliates                 non-affiliates; mortgage
                                                                                        loans and participations in
                                                                                        mortgage loans

Mortgage Loan Investing    Possible, but not             Possible, but not anticipated  Possible, but management
                           anticipated                                                  intends to limit to 15% of
                                                                                        total investment portfolio

Leverage                   No leverage will be used to   Yes; aggregate amount of       Yes; aggregate amount of
                           acquire properties; may       borrowings at any time may     borrowings at any time may
                           only borrow for other         not exceed 75% of the          not exceed 55% of the
                           limited purposes              aggregate value of all assets  aggregate value of all assets

Distribution Policy        Distributions to limited      Distributions to limited       90% of annual taxable income
                           partners, if any, to be       partners, if any, to be        will be distributed to
                           declared on a monthly basis   declared on a monthly basis    stockholders; dividends, if
                           during the offering period    during the offering period     any, to be declared on a
                           and distribution of such      and distribution of such       monthly basis during the
                           dividends will be made on a   dividends will be made on a    offering period and
                           quarterly basis (without      quarterly basis (without       distribution of such
                           interest); thereafter         interest); thereafter          dividends will be made on a
                           distributions will be         distributions will be          quarterly basis (without
                           declared and paid on a        declared and paid on a         interest); thereafter
                           quarterly basis               quarterly basis                dividends will be declared
                                                                                        and paid on a quarterly basis

Profile of Investor for    Investors who seek to         Investors who seek to          Investors who seek to
Whom Units are             diversify their personal      diversify their personal       diversify their personal
Recommended                portfolios with a             portfolios with a              portfolios with a
                           finite-life, real             finite-life, real              finite-life, real
                           estate-based investment,      estate-based investment,       estate-based investment,
                           seek to preserve capital,     wish to obtain the benefits    seek to preserve capital,
                           seek to receive current       of potential long-term         seek to receive current
                           income, wish to obtain the    capital appreciation, seek     income, wish to obtain the
                           benefits of potential         to receive current income,     benefits of potential
                           long-term capital able        and are able to hold their     long-term capital
                           to appreciation, and are      investments for                appreciation, and are able to
                           able to

                                BEHRINGER HARVARD               BEHRINGER HARVARD                  BEHRINGER
                                 MID-TERM FUND I                SHORT-TERM FUND I               HARVARD REIT I
                                -----------------               -----------------               --------------
                           hold their investments       a time period consistent        hold their investments
                           for a time period            with the fund's liquidity       for a time period consistent
                           consistent with the          plans                           with the fund's liquidity
                           fund's liquidity plans                                       plans


Persons for Whom           Persons who require           Persons who require            Persons who require
Investment in Units is     immediate liquidity or        immediate liquidity or         immediate liquidity or
Not Recommended            guaranteed income, or who     guaranteed income              guaranteed income, or who
                           seek a short-term investment                                 seek a short-term investment

Appropriate for IRAs,                  Yes                            No                             Yes
401(k)s and other tax
qualified plans

Estimated Percentage of    Expected minimum of 85%,      Expected minimum of 85%,       Expected minimum of 85%,
Proceeds for Fund Use      84.2% for investment and      84.2% for investment and       84.2% for investment and
                           0.8% for initial working      0.8% for initial working       0.8% for initial working
                           capital reserve               capital reserve                capital reserve

Compensation of            Comparable fee structure as   Comparable fee structure as    Comparable fee structure as
Advisor/General Partners   utilized for all Behringer    utilized for all Behringer     utilized for all Behringer
and Their Affiliates for   Harvard funds for             Harvard funds for              Harvard funds for
Services                   acquisition and advisory      acquisition and advisory       acquisition and advisory
                           services and asset            services and asset             services and asset
                           management services;          management services;           management services;
                           property management fee of    property management fee of     property management fee of
                           up to 4.0%                    up to 4.5%                     3.0%

Stockholder/Limited        Return of investment plus     Return of investment plus      Return of investment plus
Partner Preferred Return   8.0% per year                 10.0% per year                 9.0% per year (noncompounded)
Before Advisor/General     (noncompounded)               (noncompounded)
Partner Participation

Advisor/General            Up to 3.0% of the gross       Up to 3.0% of the gross        Subordinated disposition fee
Partners                   sales price of the property   sales price of the property    up to 3.0% of the sales
Performance-Based          as a brokerage commission;    as a brokerage commission;     price of each property sold;
Return Payable After       15.0% subordinated            15.0% subordinated             15.0% subordinated
Stockholder/Limited        participation in              participation in               participation in gains from
Partner Preferred          distributions over the        distributions over the         sales of properties over the
Return                     investors' 8.0% annual        investors' 10.0% annual        investors' 9.0% annual
                           return plus return of         return plus return of          return plus return of
                           investment                    investment                     investment; subordinated
                                                                                        incentive listing fee of
                                                                                        15.0% of the net market value
                                                                                        of the outstanding stock plus
                                                                                        distributions paid prior to
                                                                                        listing minus the preferred
                                                                                        return; subordinated
                                                                                        performance fee of 15.0% of
                                                                                        the net appraised asset value
                                                                                        of the fund plus
                                                                                        distributions paid prior to
                                                                                        listing minus the preferred
                                                                                        return

Dividend/Distribution                  Yes                            Yes                            Yes
Reinvestment Plan

                                BEHRINGER HARVARD               BEHRINGER HARVARD                  BEHRINGER
                                 MID-TERM FUND I                SHORT-TERM FUND I               HARVARD REIT I
                                -----------------               -----------------               --------------
Share/Unit Redemption      Yes (may be established one   Yes (may be established one                 Yes
Plan                       year after the termination    year after the termination
                           of the offering)              of the offering)

Deferred Commission        Payable over 6 years at 1%    Payable over 3 years at 2%     Payable over 6 years at 1%
Option                     per year                      per year                       per year

Tax Reporting              Form K-1                      Form K-1                       Form 1099

                                  RISK FACTORS

         Your purchase of units involves a number of risks. You should specifically consider the following before making your investment decision.


RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD MID-TERM FUND I


     THERE IS NO PUBLIC TRADING MARKET FOR OUR UNITS, THEREFORE IT WILL BE DIFFICULT FOR YOU TO SELL YOUR UNITS.

         There is no public trading market for the units, and we do not expect one to ever develop. Our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer that may cause us to be classified as a publicly-traded partnership as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because our classification as a publicly-traded partnership may significantly decrease the value of your units, our general partners intend to use their authority to the maximum extent possible to prohibit transfers of units that could cause us to be classified as a publicly-traded partnership. For these reasons, it will be difficult for you to sell your units.


     YOUR UNITS HAVE LIMITED TRANSFERABILITY AND LACK LIQUIDITY.


         Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards applied to you upon the purchase of your units would also be applied to persons to whom you wish to resell your units. If you are able to find a buyer for your units, you may not sell your units to such buyer unless the buyer meets the suitability standards applicable to him or her. Accordingly, it will be difficult for you to sell your units promptly or at all. You may not be able to sell your units in the event of an emergency, and if you are able to sell your units, you may have to sell them at a substantial discount. It is also likely that your units would not be accepted as the primary collateral for a loan. See "Summary of Partnership Agreement - Transferability of Units."


     THIS OFFERING IS ONLY SUITABLE FOR LONG-TERM INVESTORS.


         Our units lack a public trading market and are subject to transfer restrictions. In addition, we are limited in our ability to buy back units pursuant to the repurchase reserve. We do not anticipate selling any properties and liquidating the partnership until at least five to eight years after the termination of this offering. Presently, we expect that proceeds from the sale of our properties generally will not be reinvested, but will be distributed to our partners. However, within seven years from the commencement of this offering we may reinvest the proceeds from any such sale in additional properties, provided that, at the date of reinvestment, our general partners believe that the remaining holding period for such additional properties prior to our anticipated liquidation date is sufficient to enable us to satisfy our investment objectives with respect to such investment. See "Investment Objectives and Criteria - Disposition Policies." For each of these reasons, you should view your investment in units strictly as a long-term investment.


     IF WE, THROUGH OUR GENERAL PARTNERS, ARE UNABLE TO FIND SUITABLE INVESTMENTS, THEN WE MAY NOT BE ABLE TO ACHIEVE OUR INVESTMENT OBJECTIVES OR PAY DISTRIBUTIONS.


         Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our general partners in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our general partners. We cannot be sure that our general partners will be successful in obtaining suitable investments on financially attractive terms or that, if they make investments on our behalf, our objectives will be achieved. If we, through our general partners, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our limited partners would be adversely affected.

     WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

         We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our general partners at times when our general partners are simultaneously seeking to locate suitable investments for other Behringer Harvard programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, our ability to pay distributions to our limited partners would be adversely affected.


     THIS IS AN UNSPECIFIED PROPERTY OFFERING, SO YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE WE MAKE THEM.

         Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of institutional quality office and other commercial properties and the creation of an initial working capital reserve of approximately 0.8% of the gross proceeds of this offering. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants and managers, but our general partners will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria -Acquisition and Investment Policies."

     OUR GENERAL PARTNERS MAY MATERIALLY CHANGE OUR INVESTMENT OBJECTIVES WITHOUT THE APPROVAL OF THE LIMITED PARTNERS.

         Our partnership agreement provides that our general partners may materially change our investment objectives. Such a change will become effective 60 days after we provide written notice to our limited partners explaining the reasons why our general partners have determined that such change is appropriate unless, prior to the end of the 60-day period, limited partners holding at least 10% of the outstanding units request that our general partners formally proxy the limited partners to vote on the change. Should the holders of such units fail to formally proxy for the limited partners to vote on the change, the change will become effective without the consent of our limited partners. A change to our investment objectives could be adverse to the personal investment objectives of certain of our limited partners. Due to the limited ability of our limited partners to dispose of their interests in us, you may be unable to liquidate your investment and may be forced to continue your investment in us even though our investment objectives have changed.

     IF WE ARE UNABLE TO RAISE SUBSTANTIAL FUNDS, WE WILL BE LIMITED IN THE NUMBER AND TYPE OF PROPERTIES IN WHICH WE MAY INVEST AND THE VALUE OF YOUR INVESTMENT WILL FLUCTUATE WITH THE PERFORMANCE OF THE SPECIFIC INVESTMENTS WE MAKE.

         This offering is being made on a "best efforts" basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $2.0 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate in a single investment. Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.


     BOTH WE AND BH ADVISORS I LP, OUR GENERAL PARTNER, HAVE NO PRIOR OPERATING HISTORY OR ESTABLISHED FINANCING SOURCES, AND THE PRIOR PERFORMANCE OF REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY AFFILIATES OF OUR GENERAL PARTNERS MAY NOT BE AN INDICATION OF OUR FUTURE RESULTS.


         We and BH Advisors I LP, our general partner, have no operating histories and you should not rely upon the past performance of other real estate investment programs sponsored by Robert M. Behringer, our individual general partner, or his affiliates to predict our future results. We were organized in July 2002 and as of the date of this prospectus we have not made any investments in real estate or otherwise. Although Mr. Behringer and affiliates of our general partners have significant experience in the acquisition, finance, management and development of commercial real estate, Mr. Behringer has not previously sponsored a publicly-offered real estate limited partnership, and, accordingly, the prior performance of real estate investment programs sponsored by Mr. Behringer or his affiliates may not be indicative of our future results.


         Moreover, neither we nor our general partners have any established financing sources. Presently, our general partner, BH Advisors I LP, is funded by capital contributions from Behringer Harvard Partners which in turn is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our general partners, are insufficient to support our operations, we will not be successful.

         You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:


         o identify and acquire investments that further our investment strategies;


         o increase awareness of the Behringer Harvard name within the investment products market;

         o establish and maintain our network of licensed securities brokers and other agents;

         o attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

         o respond to competition both for investment properties and potential investors in us; and

         o continue to build and expand our operations structure to support our business.

         We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.




     IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGIES COULD BE DELAYED OR HINDERED.


         Our success depends to a significant degree upon the continued contributions of certain key personnel of the general partner of BH Advisors I LP, Harvard Property Trust, LLC, including Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky, each of whom would be difficult to replace. Although Harvard Property Trust, LLC has employment agreements with Messrs. Behringer, Reihsen or Bresky, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Harvard Property Trust, LLC or us. If any of Harvard Property Trust, LLC's key personnel were to cease employment with it, our operating results could suffer. We do not maintain key person life insurance on any of these persons. We believe that our future success depends, in large part, upon Harvard Property Trust, LLC's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that Harvard Property Trust, LLC will be successful in attracting and retaining such skilled personnel. Further, our general partners intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that our general partners will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

     ROBERT M. BEHRINGER HAS A DOMINANT ROLE IN DETERMINING WHAT IS IN THE BEST INTERESTS OF BEHRINGER HARVARD MID-TERM FUND I AND, THEREFORE, WE WILL NOT HAVE THE BENEFIT OF INDEPENDENT CONSIDERATION OF ISSUES AFFECTING OUR PARTNERSHIP OPERATIONS.

         Robert M. Behringer is one of our general partners. Our other general partner is BH Advisors I LP. BH Advisors I LP is managed by its general partner, Harvard Property Trust, LLC, for which Mr. Behringer serves as President and sole manager. Therefore, Mr. Behringer has a dominant role in determining what is in the best interests of us and our limited partners. Since no person other than Mr. Behringer has any direct control over our management, we do not have the benefit of independent consideration of issues affecting our partnership operations. Therefore, Mr. Behringer alone will determine the propriety of his own actions, which could result in a conflict of interest when he is faced with any significant decision relating to our partnership affairs. We have established an advisory board to review our investments and make recommendations to our general partners. Although it is not anticipated that our general partners will determine to make or dispose of investments on our behalf contrary to the recommendation of the advisory board, our general partners are not required to follow the advice or recommendations of the advisory board.

     OUR GENERAL PARTNERS HAVE A LIMITED NET WORTH CONSISTING OF ASSETS THAT ARE NOT LIQUID, WHICH MAY ADVERSELY AFFECT THE ABILITY OF OUR GENERAL PARTNERS TO FULFILL THEIR FINANCIAL OBLIGATIONS TO US.


         The net worth of our general partners consists primarily of interests in real estate, retirement plans, partnerships and closely-held businesses. Accordingly, the net worth of our general partners is illiquid and not readily marketable. This illiquidity, and the fact that our general partners have commitments to other Behringer Harvard programs, may adversely affect the ability of our general partners to fulfill their financial obligations to us.

     OUR RIGHTS AND THE RIGHTS OF OUR LIMITED PARTNERS TO RECOVER CLAIMS AGAINST OUR GENERAL PARTNERS ARE LIMITED.


         Our partnership agreement provides that our general partners will have no liability for any action or failure to act that the general partners in good faith determine was in our best interest, provided their actions were without negligence or misconduct. As a result, we and our limited partners may have more limited rights against our general partners than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our general partners in some cases. See the section of this prospectus captioned "Fiduciary Duty of the General Partners" for further discussion of the duties of our general partners.


     YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

         We may purchase property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:




         o enactment of laws relating to the foreign ownership of real property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

         o    variations in the currency exchange rates;

         o adverse market conditions caused by changes in national or local economic conditions;

         o    changes in relative interest rates;

         o changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

         o changes in real estate and other tax rates and other operating expenses in particular countries;


         o    changes in land use and zoning laws; and

         o    more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our limited partners.

RISKS RELATED TO CONFLICTS OF INTEREST

         We will be subject to conflicts of interest arising out of our relationships with our general partners and their affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our general partners and their affiliates, and our policies to reduce or eliminate certain potential conflicts.

     OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.


         We may be buying properties at the same time as one or more of the other Behringer Harvard programs managed by our general partners and their affiliates are buying properties. There is a risk that our general partners will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard program. We cannot be sure that our general partners acting on our behalf and on behalf of other Behringer Harvard programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Behringer Harvard programs own properties. If one of the other Behringer Harvard programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

     OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE INCENTIVE FEE STRUCTURE UNDER OUR PARTNERSHIP AGREEMENT THAT COULD RESULT IN ACTIONS THAT ARE NOT NECESSARILY IN THE LONG-TERM BEST INTERESTS OF OUR LIMITED PARTNERS.

         Under our partnership agreement, our general partners are entitled to fees that are structured in a manner intended to provide incentives to our general partners to perform in our best interests and in the best interests of our limited partners. However, because our general partners' participation in our distributions of cash from operations and sale proceeds is subordinate to the preferred return of limited partners, our general partners' interests are not wholly aligned with those of our limited partners. In that regard, our general partners could be motivated to recommend riskier or more speculative investments in order to generate proceeds that would entitle our general partners to participating distributions. In addition, our general partners' entitlement to real estate commissions upon the resale of our properties could result in our general partners recommending sales of our investments at the earliest possible time in order to entitle them to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

     OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES THAT COULD RESULT IN A DISPROPORTIONATE BENEFIT TO A BEHRINGER HARVARD PROGRAM OR THIRD PARTY OTHER THAN US.

         We are likely to enter into joint ventures with other Behringer Harvard programs as well as third parties for the acquisition, development or improvement of properties, including Behringer Harvard REIT I or Behringer Harvard Short-Term Fund I. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

         o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

         o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

         o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.


         Affiliates of our general partners are currently sponsoring registered public offerings on behalf of Behringer Harvard REIT I and Behringer Harvard Short-Term Fund I, both of which are unspecified property real estate programs ("blind pool" funds). Robert M. Behringer and his affiliate, Behringer Harvard Advisors II LP (an entity that is under common control with our general partner, BH Advisors I LP), will act as general partners of Behringer Harvard Short-Term Fund I, and Mr. Behringer will serve as President, Chief Executive Officer and Chairman of the Board of Behringer Harvard REIT I. Because our general partners or their affiliates will have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Our general partners or their affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to pay distributions to our limited partners could be adversely affected.

         In the event that we enter into a joint venture with Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I or any other Behringer Harvard program or joint venture, our general partners may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, if Behringer Harvard REIT I were to become listed on a national exchange, it would automatically become a perpetual life entity, and therefore may no longer have similar goals and objectives with respect to the resale of properties. In addition, in the event that Behringer Harvard REIT I is not listed on a securities exchange by the twelfth anniversary of the termination of its initial public offering, the organizational documents of Behringer Harvard REIT I provide for an immediate liquidation of its assets. In the event of such liquidation, any joint venture between us and Behringer Harvard REIT I may also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between us and Behringer Harvard REIT I would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

         Since our general partners and their affiliates control both us and Behringer Harvard Short-Term Fund I and, to a large degree, Behringer Harvard REIT I, agreements and transactions between the parties with respect to any joint venture between or among such parties will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our general partners, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners."


     OUR GENERAL PARTNERS AND CERTAIN OF THEIR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.


         Our general partners and certain of their key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

     THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES WHICH COULD RESULT IN CONFLICTS OF INTEREST.

         Morris, Manning & Martin, LLP and Fulbright & Jaworski L.L.P. act as legal counsel to us and both are also expected to represent our general partners and some of their affiliates from time to time. In addition, Fulbright & Jaworski L.L.P. has in the past represented our general partner, Robert Behringer, and entities affiliated with him. Moreover, the partner in charge of our relationship with Fulbright & Jaworski, L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors I LP. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our general partners or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our limited partners' ability to meet our investment objectives.

RISKS RELATED TO OUR BUSINESS IN GENERAL

     THE TEXAS REVISED LIMITED PARTNERSHIP ACT (TRLPA) DOES NOT GRANT YOU ANY VOTING RIGHTS, AND YOUR RIGHTS ARE LIMITED UNDER OUR PARTNERSHIP AGREEMENT.


         A vote of a majority of the units of limited partnership interest is sufficient to take the following actions:


                  o    to amend our partnership agreement;

                  o    to dissolve and terminate Behringer Harvard Mid-Term Fund
                       I;

                  o    to remove our general partners; and

                  o to authorize a merger or a consolidation of Behringer Harvard Mid-Term Fund I.

These are the only significant voting rights granted to our limited partners under our partnership agreement. In addition, TRLPA does not grant you any specific voting rights. Therefore, your voting rights in our operations are limited.


         Our general partners will make all decisions with respect to our management and determine all of our major policies, including our financing, growth, investment strategies and distributions. Our general partners may revise these and other policies without a vote of the limited partners. Therefore, you will be relying almost entirely on our general partners for our management and the operation of our business. Our general partners may only be removed under certain conditions, as set forth in our partnership agreement. If our general partners are removed, they will receive payment equal to the fair market value of their interests in Behringer Harvard Mid-Term Fund I as agreed upon by our general partners and us, or by arbitration if we are unable to agree. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."


     YOU WILL HAVE LIMITED VOTING RIGHTS, AND YOU WILL BE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.


         Our partnership agreement provides that you may vote on only a few operational matters, including the removal of our general partners. However, you will be bound by the majority vote on matters requiring approval of a majority of the units of limited partnership interest even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over the day-to-day operations of the partnership.

     WE ARE LIMITED IN OUR ABILITY TO BUY BACK YOUR UNITS PURSUANT TO THE REPURCHASE RESERVE AND YOU SHOULD NOT ASSUME THAT YOU WILL BE ABLE TO SELL ANY OF YOUR UNITS BACK TO US.

         We may establish a repurchase reserve of up to 5% of cash flow annually for the purpose of allowing investors who desire to sell their units to sell them to us at a discount. Our general partners, however, will have the sole discretion in determining whether to establish a repurchase reserve and as to whether to exercise any such repurchase of your units. The repurchase reserve may be established only after the expiration of one year following the end of this offering. If established, our general partners may cancel the repurchase reserve at any time. Since the establishment of a repurchase reserve is in the sole discretion of our general partners, we are under no obligation to establish such a reserve or to repurchase any units from you. Accordingly, in considering an investment in units, you should not assume that you will be able to sell any of your units back to us. See "Summary of Partnership Agreement - Repurchase of Units."

     IF YOU ARE ABLE TO RESELL YOUR UNITS TO US PURSUANT TO THE REPURCHASE RESERVE, YOU WILL LIKELY RECEIVE SUBSTANTIALLY LESS THAN THE FAIR MARKET VALUE FOR YOUR UNITS.

         In the event that our general partners establish a repurchase reserve, at any time after one year following the termination of this offering, the purchase price for your units under the repurchase reserve will be the lesser of $8.50 per unit or the amount originally paid for the units for the first three years after termination of this offering and, thereafter, the lesser of 90% of the fair market value of your units or the amount originally paid for the units. As a result, limited partners who have their units repurchased will likely receive substantially less than fair market value for their units.

     OUR GENERAL PARTNERS MAY HAVE AN INCENTIVE TO MINIMIZE THE ESTIMATED FAIR MARKET VALUE OF YOUR UNITS FOR PURPOSES OF ANY REPURCHASE RESERVE WHICH WOULD ADVERSELY AFFECT THOSE INVESTORS WHO DESIRE TO RESELL THEIR UNITS TO US.

         After three years from the termination of this offering, the purchase price for your units under the repurchase reserve will be the lesser of 90% of such fair market value or the amount you originally paid for your units. Our general partners will determine the fair market value of your units in accordance with the estimated value of units determined for ERISA purposes annually. Since we would be using funds that would otherwise be distributed to investors to fund the repurchase reserve, if established, our general partners may have an incentive to value your units lower than an independent third party appraiser may have valued such units. This would adversely affect those investors who desire to resell their units to us pursuant to the repurchase reserve. You would receive less by selling your units back to us than you would receive if our real estate investments were sold for their estimated values and such proceeds were distributed in our liquidation. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement" and "Summary of Partnership Agreement - Repurchase of Units."

     WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS; AS A RESULT, YOUR SUBSCRIPTION PRICE FOR UNITS IS NOT RELATED TO ANY INDEPENDENT VALUATION.

         Our general partners have arbitrarily determined the selling price of the units, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding units of limited partnership interest or other ownership interests.

     BECAUSE THE DEALER MANAGER IS ONE OF OUR AFFILIATES, INVESTORS WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS CUSTOMARILY UNDERTAKEN IN UNDERWRITTEN OFFERINGS.

         The dealer manager, Behringer Securities LP, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

     PAYMENT OF FEES TO OUR GENERAL PARTNERS AND THEIR AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.


         Our general partners and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments, and the management and leasing of our properties and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to limited partners. For a more detailed discussion of these fees, see "Compensation of the General Partners and Their Affiliates."


     THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO PAY OR MAINTAIN CASH DISTRIBUTIONS OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.

         There are many factors that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available from our properties, real estate securities and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partners in establishing the distribution rate to limited partners.

         Many of the factors that can affect the availability and timing of cash distributions to limited partners are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

         o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

         o Cash available for distributions would be reduced if we are required to spend money to correct defects or to make improvements to properties.

         o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

         o There may be a delay between the sale of the units and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

         In addition, our general partners, in their discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

     ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.

         The terrorist attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, exacerbated the general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be effected by the following market and economic challenges:


         o Poor economic times may result in defaults by tenants of our properties.


         o    Job transfers and layoffs may cause vacancies to increase.

         o Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

         o Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.


Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

     GAINS AND DISTRIBUTIONS UPON RESALE OF OUR PROPERTIES ARE UNCERTAIN.


         Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We do not intend to sell properties acquired by us until at least five to eight years after the termination of this offering, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. See "Investment Objectives and Criteria - Disposition Policies." In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

         Proceeds from the sale of a property will generally be distributed to investors. The general partners, in their sole discretion, may determine not to make such distribution if such proceeds are used to:


         o    purchase land underlying any of our properties;

         o buy out the interest of any co-venturer or joint venture partner in a property that is jointly owned;


         o    create working capital reserves;

         o    make capital improvements to our existing properties; or

         o invest in additional properties if a sufficient period of time remains prior to our intended termination date to allow such additional investments to satisfy our investment objectives.

         The reinvestment of proceeds from the sale of our properties will not occur, however, unless sufficient cash will be distributed to you to pay any federal or state income tax liability created by the sale of the property assuming you will be subject to a 30% combined federal and state tax rate. See "Federal Income Tax Considerations - Taxation of Real Estate Operations." In addition, our partnership agreement prohibits us from reinvesting proceeds from the sale or refinancing of our properties at any time after seven years from the commencement of this offering.





GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

     OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

         Our operating results will be subject to risks generally incident to the ownership of real estate, including:

         o    changes in general economic or local conditions;

         o changes in supply of or demand for similar or competing properties in an area;

         o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

         o    changes in tax, real estate, environmental and zoning laws; and

         o    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

     PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL WHICH COULD DIMINISH THE RETURN OF YOUR INVESTMENT.


         A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to limited partners. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.


     WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE AND LEASE TERMINATIONS COULD REDUCE OUR DISTRIBUTIONS TO OUR LIMITED PARTNERS.


         The success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to limited partners. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

     WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR LIMITED PARTNERS.


         When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 1.0% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Our partnership agreement limits our ability to borrow money. Any borrowing for working capital purposes, if permitted, will cause us to incur interest expense, and therefore our financial condition and our ability to pay cash distributions to our limited partners may be adversely affected.


     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR LIMITED PARTNERS.

         The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

     UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.

         Our general partners will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash available for distribution to limited partners.

     OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.

         We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

         In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.


     IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP FOR NEWLY-DEVELOPED PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.


         We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our general partners. Properties acquired from Behringer Development may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development typically will not have acquired title to any real property. Typically, Behringer Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development, and will be entitled to a refund of our earnest money, in the following circumstances:

         o    Behringer Development fails to develop the property;

         o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

         o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.


         The obligation of Behringer Development to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. See "Investment Objectives and Criteria -- Acquisition of Properties from Behringer Development."


     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.


         We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.


     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

         There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

     UNCERTAIN MARKET CONDITIONS AND THE BROAD DISCRETION OF OUR GENERAL PARTNERS RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.


         We intend to hold the various real properties in which we invest until such time as our general partners determine that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Although we generally intend to hold properties for five to eight years from the termination of this offering, due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.


     IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.


         If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

         All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

         Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with and that may subject us to liability in the form of fines or damages for noncompliance.

     DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.


         Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.

If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.


         If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law which could negatively impact our cash distributions to limited partners. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our limited partners, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.





FEDERAL INCOME TAX RISKS

     THE INTERNAL REVENUE SERVICE MAY CHALLENGE OUR CHARACTERIZATION OF MATERIAL TAX ASPECTS OF YOUR INVESTMENT IN OUR UNITS OF LIMITED PARTNERSHIP INTEREST.


         An investment in units involves material income tax risks. You are urged to consult with your own tax advisor with respect to the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the IRS regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, regarding the material federal income tax issues relating to an investment in our units, you should be aware that the this opinion represents only our counsel's best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. Our counsel's tax opinion has no binding effect on the IRS or any court. Accordingly, we cannot assure you that the conclusions reached in the tax opinion, if contested, would be sustained by any court. In addition, our counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a "dealer" so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues which impact at the partner or individual level. For a more complete discussion of the tax risks and tax considerations associated with an investment in us, see "Federal Income Tax Considerations."

     INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS, AND YOU MAY HAVE TO USE FUNDS FROM OTHER SOURCES TO PAY YOUR TAX LIABILITIES.


         As our limited partner, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that limited partnership units will be allocated taxable income in excess of your cash distributions. Further, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us. In addition, if you participate in our deferred commission option, you will be taxable on your share of income attributable to distributions used to satisfy your deferred commission option obligations. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

     WE COULD BE CHARACTERIZED AS A PUBLICLY-TRADED PARTNERSHIP, WHICH WOULD HAVE AN ADVERSE TAX EFFECT ON YOU.


         If the IRS were to classify us as a publicly-traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Our counsel has given its opinion that it is more likely than not that we will not be classified as a publicly-traded partnership, which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partners and the provisions in our partnership agreement that attempt to comply with certain safe harbor standards adopted by the IRS. We cannot assure you that the IRS will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly-traded partnership due to the following factors:

         o    the complex nature of the IRS safe harbors;

         o    the lack of interpretive guidance with respect to such provisions;
              and

         o the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.


     THE DEDUCTIBILITY OF LOSSES WILL BE SUBJECT TO PASSIVE LOSS LIMITATIONS, AND THEREFORE, THEIR DEDUCTIBILITY WILL BE LIMITED.

         Limited partnership units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

     THE IRS MAY CHALLENGE OUR ALLOCATIONS OF PROFIT AND LOSS, AND ANY REALLOCATION OF ITEMS OF INCOME, GAIN, DEDUCTION AND CREDIT COULD REDUCE ANTICIPATED TAX BENEFITS.

         Counsel has given its opinion that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and our limited partners substantially in accordance with the allocation provisions of the partnership agreement. We cannot assure you, however, that the IRS will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the IRS will depend upon facts which will occur in the future and which cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

     WE MAY BE CHARACTERIZED AS A DEALER, AND IF SO, ANY GAIN RECOGNIZED UPON A SALE OF REAL PROPERTY WOULD BE TAXABLE TO YOU AS ORDINARY INCOME.

         If we were deemed for tax purposes to be a dealer, defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of our properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute "unrelated business taxable income" to investors who are tax-exempt entities. The resolution of our status in this regard is dependent upon facts that will not be known until the time a property is sold or held for sale. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property at the time of disposition. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the holder of the property in selling the property or preparing the property for sale. Accordingly, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

     WE MAY BE AUDITED, WHICH COULD RESULT IN THE IMPOSITION OF ADDITIONAL TAX, INTEREST AND PENALTIES.

         Our federal income tax returns may be audited by the IRS. Any audit of us could result in an audit of your tax return that may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys' fees, court costs and other expenses contesting deficiencies asserted by the IRS. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, our general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the IRS. Further, our general partners may cause us to elect to be treated as an electing large partnership. If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

     STATE AND LOCAL TAXES AND A REQUIREMENT TO WITHHOLD STATE TAXES MAY APPLY, AND IF SO, THE AMOUNT OF NET CASH FROM OPERATIONS PAYABLE TO YOU WOULD BE REDUCED.


         The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own our properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

     LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

         In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.




     THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN OUR UNITS.

         If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our units of limited partnership interest, you should satisfy yourself that, among other things:

         o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         o your investment satisfies the prudence and diversification requirements of ERISA;

         o    your investment will not impair the liquidity of the plan or IRA;


         o your investment will not produce "unrelated business taxable income" (UBTI) for the plan or IRA;


         o you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

         o    your investment will not constitute a prohibited transaction under
              Section 406 of ERISA or Section 4975 of the Internal Revenue Code.


For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus beginning on page 86.

     WE MAY TERMINATE THE OFFERING OR DISSOLVE BEHRINGER HARVARD MID-TERM FUND I IF OUR ASSETS ARE DEEMED TO BE "PLAN ASSETS" OR IF WE ENGAGE IN PROHIBITED TRANSACTIONS.

         If our assets were deemed to be assets of qualified plans investing as limited partners, known as "plan assets," our general partners would be considered to be plan fiduciaries and certain contemplated transactions between our general partners or their affiliates and us may be deemed to be prohibited transactions subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, ERISA's fiduciary standards would extend to the general partners as plan fiduciaries with respect to our investments. We have not requested an opinion of our counsel regarding whether or not our assets would constitute plan assets under ERISA, nor have we sought any rulings from the U.S. Department of Labor (Department of Labor) regarding classification of our assets.

         Department of Labor regulations defining plan assets for purposes of ERISA contain exemptions that, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such regulations would apply to us, and although our general partners intend that an investment by a qualified plan in units will not be deemed an investment in our assets, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to us, could result in prohibited transactions, which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or prohibited transactions.


         In the event our assets are deemed to constitute plan assets, or if certain transactions undertaken by us are deemed to constitute prohibited transactions under ERISA or the Internal Revenue Code and no exemption for such transactions applies or is obtainable by us, our general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

         o    terminate the offering of units;

         o compel a termination and dissolution of Behringer Harvard Mid-Term Fund I; or


         o restructure our activities to the extent necessary to comply with any exemption in the Department of Labor regulations or any prohibited transaction exemption granted by the Department of Labor or any condition that the Department of Labor might impose as a condition to granting a prohibited transaction exemption. See "Investment by Tax-Exempt Entities and ERISA Considerations" elsewhere in this prospectus.

     ADVERSE TAX CONSIDERATIONS MAY RESULT BECAUSE OF MINIMUM DISTRIBUTION REQUIREMENTS.

         If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.


     UBTI MAY BE GENERATED WITH RESPECT TO TAX-EXEMPT INVESTORS.

         We do not intend or anticipate that our tax-exempt investors will be allocated income deemed to be derived from an unrelated trade or business, which is generally referred to as UBTI. Further, we will never incur indebtedness to acquire our properties, which would cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Notwithstanding this prohibition, our general partners do have limited authority to borrow funds deemed necessary:

         o for partnership operating purposes in the event of unexpected circumstances in which our cash resources become insufficient for the maintenance and repair of our properties or for the protection or replacement of assets;

         o in order to finance improvement of properties when our general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties;

         o    to protect the value of our investment in a particular property;
              and

         o    to make a particular property more attractive for sale or lease.

         Our general partners have represented that they will not cause us to incur indebtedness unless they obtain an opinion of our counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause the income allocable to tax-exempt investors to be characterized as UBTI. Any such opinion will have no binding effect on the IRS or any court. Therefore, some risk remains that we may generate UBTI for our tax-exempt investors in the event that it becomes necessary for us to borrow funds.


         Further, in the event we are deemed to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties that is allocable to tax-exempt investors would be characterized as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income and be required to file tax returns reporting such income. See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS


         This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct.

Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

                            ESTIMATED USE OF PROCEEDS

         The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 200,000 units or the maximum offering of 44,000,000 units pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 85.0% of the money that limited partners invest will be available for use by us. We expect that at least 84.2% of the money that limited partners invest will be used to buy real estate or make other investments and approximately 0.8% of the gross proceeds of this offering will be set aside as initial working capital reserves for such properties. The remaining up to 15.0% of gross proceeds of this offering will be used to pay expenses and fees including the payment of fees to our general partners and Behringer Securities, our dealer manager. Our fees and expenses, as listed below, include the following:

         o Selling commissions and dealer manager fee, which consist of selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to Behringer Securities, an affiliate of the general partners. Behringer Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our units. In addition, Behringer Securities may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10.0% of gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

         o Organization and offering expenses are defined generally as any and all costs and expenses incurred by our general partners or their affiliates in connection with our formation, qualification and registration and the marketing and distribution of our units, including but not limited to, accounting and escrow fees, printing, advertising and marketing expenses and all other accountable offering expenses, other than selling commissions and the dealer manager fee. Our general partners will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.5% of gross offering proceeds without recourse against or reimbursement by us.

         o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties. We will pay our general partners or their affiliates acquisition and advisory fees of 3.0% of the contract price of each asset. Acquisition and advisory fees do not include acquisition expenses.

         o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.



                                                             MINIMUM OFFERING               MAXIMUM OFFERING
                                                        ---------------------------    ---------------------------
                                                           Amount         Percent         Amount        Percent
                                                        ------------   ------------    ------------   ------------
Gross Offering Proceeds .............................   $  2,000,000          100.0%   $440,000,000          100.0%
Less Public Offering Expenses:
     Selling Commissions and Dealer Manager Fee .....        190,000            9.5      41,800,000            9.5
     Organization and Offering Expenses(1) ..........         50,000            2.5      11,000,000            2.5
                                                        ------------   ------------    ------------   ------------
Amount Available for Investment .....................      1,760,000           88.0     387,200,000           88.0
Acquisition and Development Expenses:
     Acquisition and Advisory Fees ..................         50,526            2.5      11,115,789            2.5
     Acquisition Expenses ...........................          8,421            0.4       1,852,632            0.4
Initial Working Capital Reserve(2) ..................         16,842            0.8       3,705,263            0.8
                                                        ------------   ------------    ------------   ------------
Amount Estimated to be Invested(3) ..................   $  1,684,211           84.2%   $370,526,316           84.2%
                                                        ============   ============    ============   ============

----------

(1) We currently estimate that approximately $1.2 million of organization and offering expenses will be incurred if only the minimum offering of 200,000 units ($2.0 million) is sold. However, of such amount, $50,000 will be paid by us and the balance will be paid by our general partners. Our general partner, BH Advisors I LP, will receive funds to pay such expenses from capital contributions from Behringer Harvard Partners, which will receive funds from capital contributions from Behringer Harvard Holdings. Any amount exceeding 2.5% of the gross offering proceeds will be paid by the general partners. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of qualification, registration, marketing and distribution of the additional units.

(2) Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property. Through continual re-projection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of 1% of the asset value of our portfolio of real properties and for purposes of this estimation we have assumed that all of our investments will be in real properties.

(3) Includes amounts we anticipate to invest in our properties net of fees and expenses. We estimate that at least 84.2% of the gross proceeds from the sale of units will be used to acquire properties, which amount is within the limit imposed by the NASAA Guidelines and our partnership agreement that, at a minimum, we shall commit a percentage of such proceeds equal to the greater of (i) 80% of the gross proceeds reduced by .1625% for each 1% of financing of our properties, or (ii) 67% of the gross proceeds.

         Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL


         We invest in commercial real properties, including properties that have been constructed and have operating histories, are under development or construction or are newly constructed. Our investment objectives are:


         o    to preserve, protect and return your capital contributions;

         o    to maximize net cash from operations to be distributed to you;

         o to realize growth in the value of our properties upon our ultimate sale of such properties; and


         o to provide you with a return of your investment by making an orderly disposition of our properties and distributing the cash to you within eight years after termination of the offering or, upon the approval of our general and limited partners, exchange for interests in other Behringer Harvard funds.

We cannot assure you that we will attain these objectives or that our capital will not decrease. See "Risk Factors."


         We may not materially change our investment objectives until 60 days after written notice to limited partners explaining the reasons why our general partners have determined that such change is appropriate. If, prior to the end of the 60-day period, limited partners holding at least 10% of the outstanding units request that our general partners formally proxy the limited partners to vote on the change, then the general partners will either, in their discretion, abandon the change or send a proxy to limited partners to vote on the change. If the limited partners are proxied, then the change would become effective only upon approval of limited partners holding a majority of our units (without regard to units owned or controlled by our general partners).

         Our general partners make all decisions relating to the purchase or sale of our properties. See "Management" for a description of the background and experience of our general partners.

ACQUISITION AND INVESTMENT POLICIES


         We intend to invest in institutional quality office and other commercial properties. These are properties that generally have premier business addresses in especially desirable locations with limited potential for new development or other barriers to entry. Such properties generally are of high quality construction, offer personalized tenant amenities and attract higher quality tenants. We intend to hold our properties five to eight years from the termination of this offering, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic and market conditions may influence us to hold our investments for different periods of time. Also, it is our general partners' belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors), thus allowing greater diversity of investment by increasing the number of properties in which we invest. Our general partners also believe that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

         We are not limited to investments in institutional quality office properties. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities, warehouse and distribution facilities in order to reduce overall portfolio risk or enhance overall portfolio returns if our general partners determine that it would be advantageous to do so. For example, we may invest in commercial properties adjacent to properties we already own or we may require mixed-use properties that otherwise meet our investment criteria. In addition, our general partners may determine that it would be advantageous to acquire commercial properties other than institutional quality office properties in order to diversify our portfolio or in order to respond to changes in the real estate market. We may also invest in commercial properties that are not preleased to such tenants or in other types of commercial properties such as hotels or motels. We will not, however, be actively engaged in the business of operating hotels, motels or similar properties.


         We will seek to invest in properties that will satisfy the objective of providing distributions of current cash flow to our limited partners. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, our general partners anticipate that the majority of properties we acquire will have both the potential for capital appreciation and distributions of current cash flow to investors. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of maximizing net cash from operations, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

         We anticipate that a minimum of 85.0% of the proceeds from the sale of our units will be available for our use. We anticipate that a minimum of 84.2% of the proceeds from the sale of our units will be used to acquire real estate properties and make other investments, and approximately 0.8% of the gross proceeds from the sale of our units will be used to establish initial working capital reserves, and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

         We will not invest more than the lesser of 25.0% of the gross offering proceeds available for investment or 10.0% of our aggregate assets value in non-income producing properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property. In addition, we will not acquire any property in exchange for units.

         Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interest either directly or indirectly through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. See "- Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and our income therefrom could be treated as portfolio income, rather than passive income. See "Federal Income Tax Considerations - Taxation of Real Estate Operations" elsewhere in this prospectus.

         We intend to invest in properties located in central business districts of major metropolitan cities and selected suburban markets with identified barriers to entry. Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard Mid-Term Fund I - Your investment may be subject to additional risks if we make international investments."


         We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.


         In making investment decisions for us, our general partners will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. Our general partners will have substantial discretion with respect to the selection of our specific investments.


         We will obtain independent appraisals for each property in which we invest. However, we will rely on our own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at our office and will be retained for at least five years.

         Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

         o    plans and specifications;

         o    environmental reports;

         o    surveys;

         o evidence of marketable title subject to such liens and encumbrances as are acceptable to our general partners;

         o audited financial statements covering recent operations of properties having operating histories; and

         o    title and liability insurance policies.

         We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

         We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

         In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

         In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

         o    changes in general economic or local conditions;

         o changes in supply of or demand for similar or competing properties in an area;

         o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

         o    changes in tax, real estate, environmental and zoning laws;

         o periods of high interest rates and tight money supply that may make the sale of properties more difficult;

         o    tenant turnover; and

         o    general overbuilding or excess supply in the market area.

See "Risk Factors - General Risks Related to Investments in Real Estate."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES


         We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of the lesser of 25.0% of the gross offering proceeds available for investment or 10.0% of our aggregate assets value in properties that are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Our general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors - General Risks Related to Investments in Real Estate."

         We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

         We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us and, other than through such employment, will not be affiliated with our general partners.


ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT

         We may acquire properties, directly or through joint ventures, with affiliated entities, including (i) Behringer Development, an indirect wholly-owned subsidiary of Behringer Harvard Holdings and (ii) BHD, LLC, which is a wholly-owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:


         o    acquire a parcel of land;

         o enter into contracts for the construction and development of a commercial building thereon;

         o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

         o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

         o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

         o complete the development and allow the tenant or tenants to take possession of the property; and o provide for the acquisition of the property by us.

         Our contracts with Behringer Development will provide for us to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Behringer Development will be performed by one or more companies that are independent of Behringer Development, our general partners and their affiliates.


         We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20.0% to 30.0% of the purchase price of the developed property set forth in the purchase contract. The purchase price that we pay to Behringer Development for the developed property will not exceed the cost to Behringer Development of the acquisition, construction and development of the project, including interest and other carrying costs to Behringer Development. All profits and losses during the period any such property is held by Behringer Development will accrue to us, and no other benefit will accrue to Behringer Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to our general partners or their affiliates, which are described in detail elsewhere in this prospectus. See "Compensation of the General Partners and Their Affiliates."


         In the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not yet been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.


         We anticipate that Behringer Development will use the earnest money deposit received from us upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Behringer Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Behringer Development will require Behringer Development to deliver to us at closing title to the property, as well as an assignment of leases. In no event will we take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of the general partners. Behringer Development will not hold title to any such property for more than twelve months prior to selling such property to us. We may not acquire any property that is currently owned by Behringer Development.

         We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. In the case of properties to be developed by Behringer Development, the contract will likely provide that the closing will occur immediately following the completion of the development. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or indirectly through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:


         o Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;


         o one or more approved tenants takes possession of the building under a lease satisfactory to our general partners; and

         o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.


         Our general partners will not cause us to enter into a contract to acquire property from Behringer Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient net proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, however, it is likely that Behringer Development will be unable to refund all or any of our earnest money deposit. See "Risk Factors - General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS

         The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

         We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include business plans, resumes of management and executive officers, personal contact information for local office supervisors, recent income statements and balance sheets for prior years and the current year to date, and personal net worth or cash flow statements from individual guarantors.

         We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors - General Risks Related to Investments in Real Estate."

BORROWING POLICIES

         We will not borrow money to acquire any of our properties. However, in order to give our general partners flexibility in our management, Section 11.3(e) of our partnership agreement authorizes us to borrow funds for the following limited purposes:

         o for partnership operating purposes in the event of unexpected circumstances in which our cash resources become insufficient for the maintenance and repair of our properties or for the protection or replacement of assets;

         o in order to finance improvement of properties when our general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties;

         o    to protect the value of our investment in a particular property;
              and

         o    to make a particular property more attractive for sale or lease.


We may not borrow funds for any other purposes. Further, the aggregate amount of partnership borrowings at any given time may not exceed amounts permissible under NASAA Guidelines.


         Our general partners have also represented that they will not cause us to incur indebtedness unless we first obtain an opinion of counsel or an opinion from our tax accountants that the indebtedness to be obtained more likely than not will not cause our income to be characterized by the IRS as "unrelated business taxable income" as defined in Section 512 of the Internal Revenue Code. You should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by us in the future would not cause the income allocated to limited partners that are tax-exempt entities to be taxed as "unrelated business taxable income." See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities."

         We may borrow funds from our general partners or their affiliates for the purposes listed above only if the following qualifications are met:

         o any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50.0% of the principal amount of which is scheduled to be paid during the first 24 months;


         o interest and other financing charges or fees must not exceed the amounts that would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and


         o    no prepayment charge or penalty shall be required.


JOINT VENTURE INVESTMENTS


         We are likely to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I or other Behringer Harvard programs. Our general partners also have the authority to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties in accordance with our investment policies. In determining whether to invest in a particular joint venture, our general partners will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real property investments. See, generally, the section of this prospectus captioned "Conflicts of Interest" and other subsections under this section of the prospectus.

         At such time during the term of this offering as our general partners believe that a reasonable probability exists that we will enter into a joint venture with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon the initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.


         We may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

         o the management of such partnership, joint venture or co-tenancy is under our control in that we or one of our affiliates possess the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

         o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

         o the joint ownership, partnership or co-tenancy agreement does not authorize or require us to do anything as a partner, joint venturer or co-tenant with respect to the property that we or our general partners could not do directly under our partnership agreement; and

         o our general partners and their affiliates are prohibited from receiving any compensation, fees or expenses that are not permitted to be paid under our partnership agreement.

         In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, we may not have sufficient capital to finance the buy-out. See "Risk Factors - General Risks Related to Investments in Real Estate."


         We intend to enter into joint ventures with other Behringer Harvard programs for the acquisition of properties, but may only do so provided that:


         o each such program has substantially identical investment objectives as ours with respect to the property held in the partnership or joint venture;

         o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

         o the compensation payable to our general partners and their affiliates is substantially identical in each program;

         o we will have a right of first refusal to buy if the other program elects to sell its interest in the property; and

         o the investments by us and such other program are on substantially the same terms and conditions.


         In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard programs will result in certain conflicts of interest. See "Risk Factors - Risks Related to Conflicts of Interest" and "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners."

         We expect that from time to time our general partners will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that our general partners would work in concert with other Behringer Harvard programs to apportion the assets within the property among us and the other Behringer Harvard programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard programs or joint ventures comprised of Behringer Harvard programs. The negotiation of how to divide the property among the various Behringer Harvard programs will not be arm's-length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard programs to allocate portions of such mixed-use property, we may be required to purchase a property that does not fit our investment criteria, or that our general partners would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our general partners consider desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with an unaffiliated third party.


DISPOSITION POLICIES


         We anticipate that prior to our termination and dissolution, all of our properties will be sold. We intend to hold the various real properties in which we invest until such time as sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, we will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the limited partners. Our general partners anticipate that we will sell existing income-producing properties within five to eight years after acquisition and will sell property acquired for development within five to eight years from the date of completion of such development. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our termination on December 31, 2022, or earlier if our general partners determine to liquidate us at any time following three years after the termination of this offering or, after eight years following the termination of this offering, if investors holding a majority of the units vote to liquidate us in response to a formal proxy to liquidate. See "Summary of Partnership Agreement - Dissolution and Termination" for further discussion of these proxy rights. Instead of causing us to liquidate, our general partners, in their sole discretion, may determine to offer to limited partners the opportunity to convert their units into interests in another public real estate program sponsored by our general partners or their affiliates, through a plan of merger, plan of exchange or plan of conversion, provided that the transaction is approved by holders of such percentage of units as determined by our general partners, but not less than a majority and excluding those held by our general partners and their affiliates. If such an opportunity is provided to our limited partners, it may involve the distribution to limited partners of freely traded securities that are listed on a securities exchange.

         Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of our general partners, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners, unless our general partners determine that it is in our best interest to reinvest the proceeds of any particular sale in other real estate investments in order to meet our investment objectives. We will not reinvest the proceeds from any sale in additional properties unless our general partners determine it is likely that we would be able to hold such additional properties for a sufficient period of time prior to the termination of the fund in order to satisfy our investment objectives with respect to that investment. In addition, our partnership agreement prohibits us from reinvesting proceeds from the sale or refinancing of our properties at any time after seven years from the commencement of this offering. We do not anticipate liquidating the fund until at least five to eight years after the termination of this offering. Thus, we are intended to be self-liquidating in nature. Our general partners may also determine not to distribute net sale proceeds if such proceeds are, in the discretion of our general partners:


         o    used to purchase land underlying any of our properties;

         o used to buy out the interest of any co-tenant or joint venture partner in a property that is jointly owned;

         o    held as working capital reserves; or

         o    used to make capital improvements to existing properties.


         Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30.0% combined federal and state tax rate.


         We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under Article XII of our partnership agreement, to our general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of our properties.

         Although not required to do so, we will generally seek to sell our real estate properties for cash. We may, however, accept terms of payment from a buyer that include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties we sell may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, our full distribution of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.


OTHER INVESTMENTS

         We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

INVESTMENT LIMITATIONS

         We will not invest as a general or limited partner in other limited partnerships except under limited circumstances permitted under the NASAA Guidelines. We will not invest in general partnership interests of any other limited partnership unless we, alone or with any of our publicly-registered affiliates, acquire a controlling interest in such other limited partnership and receive no duplicate fees or compensation beyond what is permissible by the NASAA Guidelines. We will not invest in limited partnership interests of any other limited partnership of which either of our general partners also serve as a general partner unless we will receive no duplicate fees or compensation beyond what is permissible by the NASAA Guidelines.

         Except in connection with sales of our properties in which we may take purchase money obligations as partial payment, we will not make loans to any person, nor will we underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships as described above and in corporations in which real estate is the principal asset, provided that such acquisition can best be effected by the acquisition of the securities of such corporation, subject to the limitations set forth below.

         We will not engage in any of the following activities:

         o    acquire property in exchange for limited partnerships interests;

         o issue any units after the termination of this offering or issue units in exchange for property; or

         o    make loans to our general partners or their affiliates.


         Our general partners will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, our general partners will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Investment Company Act.

REAL PROPERTY INVESTMENTS

         As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

         We intend to obtain adequate insurance coverage for all properties in which we invest.

                                   MANAGEMENT

GENERAL


         We operate under the direction of our general partners, which are responsible for the management and control of our affairs. Our general partners will be assisted by the employees of Harvard Property Trust, LLC, the general partner of BH Advisors I LP, one of our general partners. In addition, our general partners will be advised by an advisory board comprised of industry professionals, the majority of whom are not currently affiliated with us or our affiliates. We do not employ our own management personnel, rather we pay fees to our general partners for their services to us.

         Our general partners, Robert M. Behringer and BH Advisors I LP, will be responsible for our direction and management, including acquisition, construction and property management. Any action required to be taken by the general partners will be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of actions by the general partners. The powers and duties of the general partners are described in Article XI of our partnership agreement. The compensation payable to the general partners for performance of their duties is set forth in the section of this prospectus captioned "Compensation of the General Partners and Their Affiliates" and
Article XII of our partnership agreement.

         A change in our management may be accomplished by removal of the general partners or the designation of a successor or additional general partner, in each case in accordance with the provisions of our partnership agreement. Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50.0% of the units. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50.0% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from us or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50.0% of the units. See "Summary of Partnership Agreement."


OUR GENERAL PARTNERS


         Our general partners are BH Advisors I LP and Mr. Robert M. Behringer, individually. BH Advisors I LP is a Texas limited partnership formed in July 2002. The executive office of our general partners is located at 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207. Financial statements of BH Advisors I LP are included in this prospectus beginning on page F-1. BH Advisors I LP is owned by Harvard Property Trust, LLC, its sole general partner, and Behringer Harvard Partners, its sole limited partner. Behringer Harvard Holdings, a Delaware limited liability company, is the sole owner of Harvard Property Trust, LLC and Behringer Harvard Partners. Mr. Behringer is the President and sole manager of each of these companies. Mr. Behringer is the majority owner, the President and sole manager of Behringer Harvard Holdings. Behringer Harvard Holdings also is the indirect owner of HPT Management Services, our property manager, Behringer Development and Behringer Securities, our dealer manager.

         BH Advisors I LP was recently created for the sole purpose of acting as our general partner. BH Advisors I LP does not have significant assets and has no operating history. As of September 20, 2002, the net assets of BH Advisors I LP was approximately $1,000 on a generally accepted accounting principles basis; however, the net assets of BH Advisors I LP consist primarily of receivables from affiliates and, therefore, does not represent liquid assets. As of July 31, 2002, Mr. Behringer's net worth, exclusive of home, automobiles and home furnishings, was in excess of $3.5 million on an estimated fair market value basis; however, Mr. Behringer's net worth consists principally of investments in partnerships, real estate, interests in retirement plans and other closely-held businesses and, therefore, does not represent liquid assets or assets which are readily marketable. In addition, since Mr. Behringer is indirectly the majority owner of BH Advisors I LP, Mr. Behringer's net worth includes a majority of the net worth of BH Advisors I LP. See generally the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest."


         BH Advisors I LP will be managed by its general partner, Harvard Property Trust, LLC. The directors and executive officers of Harvard Property Trust, LLC are as follows:


Name                                    Age      Position(s)
----                                    ---      -----------
Robert M. Behringer                     54       President and sole manager
Gerald J. Reihsen, III                  43       Chief Operating Officer, Chief Legal Officer and Secretary
Gary S. Bresky                          36       Chief Financial Officer and Treasurer
M. Jason Mattox                         27       Vice President - Asset Acquisition and Management


         ROBERT M. BEHRINGER is the President and sole manager of Harvard Property Trust, LLC. He is also the President, Chief Executive Officer and Chairman of the board of directors of Behringer Harvard REIT I. Mr. Behringer is the majority owner and sole manager of Behringer Harvard Holdings. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I, a publicly-registered real estate limited partnership. Since 2001, Mr. Behringer has also been the President and sole manager of the following: HPT Management, our property manager; Behringer Securities, our dealer manager; IMS, LLC (IMS), the general partner of HPT Management; Behringer Development, a company recently organized to develop real properties; and Behringer Advisors LP, a limited partnership recently organized to advise Behringer Harvard REIT I. Since 2001, Mr. Behringer has also been the President and a manager of Behringer Harvard Partners, which is the limited partner of each of Behringer Securities, HPT Management, Harvard Property Trust, LLC, Behringer Advisors LP and IMS.

         From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately-held REIT formed by Mr. Behringer that has recently been liquidated and that had assets valued over $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, with the primary responsibility to increase net operating income and the overall value of the portfolio.

         Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being the President and sole manager of Harvard Property Trust LLC, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer has also been a licensed certified public accountant for over 20 years.

         GERALD J. REIHSEN, III is the Chief Operating Officer, Chief Legal Officer and Secretary of Harvard Property Trust, LLC. He is also Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Harvard REIT I and is the primary contact for BH Advisors I LP, Behringer Harvard Advisors II LP, Behringer Harvard REIT I and all of their affiliates for banks, attorneys and other service providers and contractual relations. Since 2002, he has served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Advisors LP. Since 2001, Mr. Reihsen has served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Securities, Behringer Harvard Holdings, Behringer Development and Behringer Harvard Partners. Since 2001, Mr. Reihsen has also served as Chief Legal Officer and Secretary of IMS and HPT Management.

         For over 17 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private equity offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses.

         GARY S. BRESKY is the Chief Financial Officer and Treasurer of Harvard Property Trust, LLC. Mr. Bresky is also Chief Financial Officer and Treasurer of Behringer Harvard REIT I and is the primary contact for BH Advisors I LP, Behringer Harvard Advisors II LP, Behringer Harvard REIT I, and all of their affiliates, for accountants and auditors. Since 2002, Mr. Bresky has served as Chief Financial Officer and Treasurer of Behringer Advisors LP. Since 2001, he has served as Chief Financial Officer and Treasurer of Behringer Securities, Behringer Harvard Holdings, Behringer Development, IMS and Behringer Harvard Partners. Since 2001, Mr. Bresky has also served as Chief Operating Officer, Chief Financial Officer and Treasurer of HPT Management and as a manager of Behringer Harvard Partners.

         Prior to his employment with Harvard Property Trust, LLC, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.



         From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he specialized in finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185.0 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses.



         M. JASON MATTOX is the Vice President - Asset Acquisition and Management of Harvard Property Trust, LLC. He is also Vice President - Asset Acquisition and Management of Behringer Harvard REIT I. Since 2002, Mr. Mattox has served as a Vice President of Behringer Advisors LP. Since 2001, he has served as a Vice President of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Behringer Harvard Partners, IMS and HPT Management.

         From 1997 until joining Harvard Property Trust, LLC in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over 1.0 million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.


         Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of

Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds Series 7, 24 and 63 securities licenses.

         Harvard Property Trust, LLC and its affiliates currently employ 13 persons, including the executive officers listed above and five persons employed by HPT Management, ten of whom have experience in selecting, acquiring and/or managing commercial properties. Harvard Property Trust, LLC and its affiliates expect to hire approximately 30 additional persons in the first quarter of 2003. Harvard Property Trust, LLC and its affiliates also will engage the services of non-affiliated third parties to assist with the identification of properties for possible acquisition and the management of our operations.


ADVISORY BOARD


         Our general partners also will be assisted in our management by our advisory board that will provide independent thoughts and advice as to the properties acquired and make recommendations to BH Advisors I LP. Our general partners intend to follow the recommendations of our advisory board with respect to our investments, but they are not obligated to do so. All investment decisions must be approved by both of our general partners. Because Mr. Behringer controls BH Advisors I LP, all investment decisions will ultimately be controlled by him. No member of the advisory board will be a general partner, officer or employee of us, BH Advisors I LP, our affiliates or affiliates of BH Advisors I LP, although members of the advisory board may purchase or own securities of, or have other business relations with, such parties. Our general partners will determine the compensation, if any, to be paid to members of the advisory board for their services to us. Our general partners have initially set such compensation at $250 per month plus $125 for each advisory board meeting the member attends. Such members also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our advisory board. Please see the section of this prospectus captioned "Conflicts of Interest" for a description of possible conflicts of interest between the members of our advisory board and us. The members of the advisory board are as follows:

         PATRICK M. ARNOLD has more than 19 years of experience representing real estate companies, financial institutions, investors, developers and management companies in real estate transactions. Mr. Arnold has served since 1992 as a partner in the real estate section of Fulbright & Jaworski L.L.P., an approximately 750-member law firm with offices in ten cities worldwide. Mr. Arnold joined Fulbright & Jaworski in 1986 and graduated from Harvard Law School in 1983. Mr. Arnold is a member of the Dallas Real Estate Council and an officer of the Real Property Section of the Dallas Bar Association.

         CHARLES G. DANNIS has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate consulting firm, in 1976 and has been employed by such firm since that time. He is currently Chairman of the Appraisal Institute's Symposium Committee and member of its Research Committee. He is past Chairman, Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciary's Valuation Committee. He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute. Mr. Dannis holds a Bachelor of Business Administration degree from Southern Methodist University (SMU). Since 1988, he has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at SMU in both the undergraduate and graduate schools. Mr. Dannis is also an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking.

         RALPH G. EDWARDS, JR. has been actively involved in commercial real estate for over 35 years. Since 1992, Mr. Edwards has served as the Chairman and Chief Executive Officer of EdwardsDay Incorporated, an Atlanta-based real estate investment company. Mr. Edwards is also a member of the board of directors of Emerging Solutions, Inc. (d/b/a Constructware), an Atlanta-based privately-held Internet services provider that sells document and process management systems to construction companies. Mr. Edwards received an M.B.A. from the Harvard School of Business in 1967.

AFFILIATED COMPANIES

     PROPERTY MANAGER


         Our properties will be managed and leased initially by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the President of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management and the sole manager of IMS and Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of HPT Management are as follows:


Name                         Age        Positions
----                         ---        ---------
Robert M. Behringer          54         President
Gary S. Bresky               36         Chief Operating Officer, Chief Financial Officer and Treasurer
M. Jason Mattox              27         Vice President
Gerald J. Reihsen, III       43         Chief Legal Officer and Secretary
Jay R. Verdoorn              42         Director - Management Services


         The backgrounds of Messrs. Behringer, Bresky, Mattox and Reihsen are described in the "- The General Partners" section above. Below is a summary of Mr. Verdoorn's business experience.


         JAY R. VERDOORN is the Director - Management Services of HPT Management. Prior to joining HPT Management in 2002, Mr. Verdoorn was founder and President of Holland Realty Group, an entity through which he invested in various real estate partnerships. Holland Realty Group's current holdings include office buildings, residential lots for development, and a hotel. From 1990 until founding Holland Realty Group in 2001, Mr. Verdoorn was Vice President of C.H. Robinson Company, which is one of the nation's largest publicly-held, non-asset based logistics providers with sales over $3.5 billion. Mr. Verdoorn managed several of C.H. Robinson's largest accounts, which represented over $200 million of annualized revenue. Prior to joining C.H. Robinson, Mr. Verdoorn was Project Manager for the Paragon Group in Dallas, Texas from 1983 to 1988. Mr. Verdoorn was responsible for coordinating the development and construction of over 10 million square feet of office and industrial buildings.


         HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of September 30, 2002, HPT Management was managing in excess of 580,000 square feet of office buildings for real estate programs sponsored by Mr. Behringer. We will pay HPT Management property management fees equal to the lesser of the amounts charged by unaffiliated persons rendering comparable services in the same geographic area or (i) for commercial properties which are not leased on a long-term debt lease basis, 4.0% of gross revenues and (ii) in the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, 1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term. In addition, to the extent not specifically provided for in the property management fees, we will pay HPT Management separate leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. However, in no event will the aggregate of all property management and leasing fees we pay to HPT Management and our affiliates exceed 6.0% of our gross revenues, except that this limitation does not preclude paying a separate competitive fee for the one-time initial lease-up of any newly constructed property, or the total rehabilitation of a property if such service is not included in the property's purchase price. Our general partners will promulgate leasing guidelines for use by HPT Management in evaluating prospective tenants and lease terms for our properties. HPT Management will have the authority to enter into leases for our properties consistent with these guidelines without the requirement to obtain further approval of our general partners.


         In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

         HPT Management may subcontract on-site property management to other management companies which will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our general partners. In any event, HPT Management will directly manage all financial aspects of property management. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management will approve all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

         o    HPT Management;

         o    partnerships organized by HPT Management and its affiliates; and

         o    other persons or entities owning properties managed by HPT
              Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

         The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of three years and is subject to successive three-year renewals, unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

         The principal office of HPT Management is located at 1323 North Stemmons Freeway, Suite 204, Dallas, Texas 75207.

     DEALER MANAGER


         Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs.

         Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services. See "Plan of Distribution" and "Compensation of the General Partners and Their Affiliates."

         Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the President of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the sole manager of Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of Behringer Securities are as follows:


Name                         Age         Positions
----                         ---         ---------
Robert M. Behringer          54          President
Gerald J. Reihsen, III       43          Chief Operating Officer, Chief Legal Officer and Secretary
Gary S. Bresky               36          Chief Financial Officer and Treasurer
M. Jason Mattox              27          Vice President


         The backgrounds of Messrs. Behringer, Reihsen, Bresky and Mattox are described in the "- The General Partners" section above.

            COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES


         The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our general partners and their affiliates during the various phases of our organization and operation.


   FORM OF COMPENSATION                             DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                               OF AMOUNT                                 DOLLAR AMOUNT(1)
   --------------------                             -------------                              -------------------
                                           ORGANIZATIONAL AND OFFERING STAGE

Selling Commissions -        Up to 7.0% of gross offering proceeds before reallowance of     $30,800,000 ($140,000 in
Behringer Securities         commissions earned by participating broker-dealers.             the event we sell only
                             Behringer Securities intends to reallow 100.0% of               the minimum of 200,000
                             commissions earned to participating broker-dealers.             units)

Dealer Manager Fee -         Up to 2.5% of gross offering proceeds before reallowance to     $11,000,000 ($50,000 in
Behringer Securities         participating broker-dealers.  Behringer Securities may         the event we sell only
                             reallow a portion of its dealer-manager fee up to               the minimum of 200,000
                             1.5% of gross offering proceeds to be paid to such              units)
                             participating broker-dealers as marketing fees,
                             including bona fide conference fees incurred, and
                             due diligence expense reimbursement.

Reimbursement of             Up to 2.5% of gross offering proceeds for reimbursement of      $11,000,000 ($50,000 in
Organization and Offering    organization and offering expenses (excluding selling           the event we sell only
Expenses - The General       commissions and the dealer manager fee), which will be          the minimum of 200,000
Partners or their            advanced by our general partners.                               units)
Affiliates

                                           ACQUISITION AND DEVELOPMENT STAGE

Acquisition and Advisory     3.0% of the contract purchase price of each property for        $13,200,000 ($50,526 in
Fees - The General           identifying, reviewing, evaluating, investing in and the        the event we sell only
Partners or their            purchase, development or construction of real property          the minimum of 200,000
Affiliates                   acquisitions.  Any portion of the fee may be deferred and       units)
                             paid in a subsequent year.

Acquisition Expenses - The   Up to 0.5% of the contract purchase price of each property      $2,200,000 ($8,421 in the
General Partners or their    for reimbursement of expenses related to real property          event we sell only the
Affiliates                   acquisitions, such as legal fees, travel expenses, property     minimum of 200,000)
                             appraisals, nonrefundable option payments on
                             property not acquired, accounting fees and title
                             insurance premium expenses.

                                                   OPERATIONAL STAGE

Property Management and      For the management and leasing of our properties, we will       Actual amounts are
Leasing Fees; Expense        pay HPT Management, our property manager, property              dependent upon results
Reimbursement - HPT          management and leasing fees equal to the lesser of: (A) the     of operations and
Management(2)                amounts charged by unaffiliated persons rendering comparable    therefore cannot be
                             services in the same geographic area or (B)(1) for              determined at the
                             commercial properties which are not leased on a long-term       present time.
                             net lease basis, 4.0% of gross revenues, plus separate
                             leasing fees based upon the customary leasing fees
                             applicable to the geographic location of the properties,
                             and (2) in the case of commercial properties which are
                             leased on a long-term (10 or more years) net lease basis,
                             1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term.  We will reimburse the costs and expenses incurred by HPT Management on our behalf, including the
                             wages and salaries and other employee-

   FORM OF COMPENSATION                             DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                               OF AMOUNT                                 DOLLAR AMOUNT(1)
   --------------------                             -------------                              -------------------
                             related expenses of all on-site employees of HPT Management who are engaged in the operation, management, maintenance
                             and leasing or access control of our properties, including taxes, insurance and benefits relating to such employees,
                             and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

Asset Management Fee - The   We pay an annual asset management fee of 0.5% of aggregate      Actual amounts are
General Partners or their    assets value. The fee is payable monthly in an amount equal     dependent upon results
Affiliates(3)                to one-twelfth of 0.5% of aggregate assets value as of the      of operations and
                             last day of the immediately preceding month. Any portion of     therefore cannot be
                             the annual fee may be deferred and paid in a subsequent year.   determined at the
                                                                                             present time.

Share of Net Cash from       A 15.0% distribution after limited partners have received       Actual amounts are
Operations - The General     distributions equal to their net capital contributions plus     dependent upon results
Partners                     8.0% of annual cumulative (noncompounded) return on their net   of operations and
                             capital contributions; provided, however, that in no event      therefore cannot be
                             will our general partners receive more than 10.0% of cash       determined at the
                             available for distribution.                                     present time.

Subordinated Disposition     In connection with the sale of our properties, an amount not    Actual amounts are
Fee - The General Partners   exceeding the lesser of: (A) 50.0% of the reasonable,           dependent upon results
or their Affiliates          customary and competitive real estate brokerage commissions     of operations and
                             customarily paid for the sale of a comparable property in       therefore cannot be
                             light of the size, type and location of the property, or (B)    determined at the
                             3.0% of the gross sales price of each property, subordinated    present time.
                             to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the
                             investors, will equal (1) 100.0% of their capital
                             contributions plus (2) a 8.0% annual cumulative
                             (noncompounded) return on their net capital contributions.
                             (See Section 12.7 of our partnership agreement.)
                             Subordinated real estate commissions that are not
                             payable at the date of sale, because investors have
                             not yet received their required minimum
                             distributions, will be deferred and paid at such
                             time as these subordination conditions have been
                             satisfied.

Subordinated Participation   After investors have received a return of their net capital     Actual amounts are
in Net Sale Proceeds and     contributions and a 8.0% annual cumulative (noncompounded)      dependent upon results
Distributions - The          return on their net capital contributions, then our general     of operations and
General Partners             partners are entitled to receive 15.0% of remaining residual    therefore cannot be
                             proceeds available for distribution; provided, however, that    determined at the
                             in no event will our general partners receive in                the present time.
                             aggregate more than 15.0% of sale proceeds remaining
                             after investors have received a return of their net
                             capital contributions plus a 6.0% annual cumulative
                             (noncompounded) return on their net capital contributions.
                             (See Sections 9.1, 9.2 and 9.3 of our partnership agreement.)

Operating Expenses           We will reimburse our general partners for all expenses paid    Actual amounts are
                             or incurred by our general partners in connection with the      dependent upon results
                             prudent operation of our business, subject to the limitation    of operations and
                             that (i) the reimbursement will be at the lower of our          therefore cannot be
                             general partners' actual cost or the amount we would be         determined at the
                             required to pay to independent parties for comparable           present time.
                             administrative services in the same geographic location and
                             (ii) we will not reimburse our general partners or their
                             affiliates for services for which our general partners are entitled to compensation by way of a separate fee.


(1) The estimated maximum dollar amounts are based on the sale of a maximum of 44,000,000 units.

(2) In no event may the aggregate of all property management and leasing fees paid to affiliates of our general partners exceed 6.0% of gross revenues; provided, however, that this limitation does not preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such services are not included in the purchase price.

(3) "Aggregate assets value" is the aggregate book value of our assets (other than investments in bank accounts, money market funds and other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan limited partners to comply with applicable Department of Labor reporting requirements, aggregate assets value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our aggregate valuation of such assets established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Aggregate assets value does not include funds contributed by investors that have not been used to acquire properties or other investments.

         Since our general partners and their affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our general partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, our general partners are obligated to exercise good faith and integrity in all their dealings with respect to our affairs pursuant to their fiduciary duties to the limited partners. As noted above, there are limits on certain categories of fees or expenses payable to our general partners and their affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our general partners or their affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST


         We are subject to various conflicts of interest arising out of our relationship with our general partners and their affiliates, including conflicts related to the arrangements pursuant to which our general partners and their affiliates will be compensated by us. All of our agreements and arrangements with our general partners and their affiliates, including those relating to compensation, are not the result of arm's-length negotiations. See "Compensation of the General Partners and Their Affiliates." Some of the conflicts of interest in our transactions with our general partners and their affiliates are described below.

         Our general partners are Robert M. Behringer and BH Advisors I LP. Robert M. Behringer owns a controlling interest in Behringer Harvard Holdings, a Delaware limited liability company that indirectly owns all of the outstanding equity interests of BH Advisors I LP, HPT Management, our property manager, and Behringer Securities, our dealer manager. Messrs. Behringer, Reihsen, Bresky and Mattox are each the executive officers of BH Advisors I LP, HPT Management and Behringer Securities. See the flow chart showing the relationship between our general partners and its affiliates in the "Summary of the Offering" section of this prospectus.

         Our general partners will be advised by our advisory board. Although the members of the advisory board are not permitted to serve as a general partner, officer or employee of us, BH Advisors I LP, our affiliates or affiliates of BH Advisors I LP, members of our advisory board may purchase or own securities of, or have other business relations with, such parties. One of the members of the advisory board, Mr. Edwards, has been an investor in a number of real estate programs sponsored by Mr. Behringer. All of such programs have been liquidated. Another member of our advisory board, Mr. Arnold, has represented prior real estate programs sponsored by Mr. Behringer and he, or the law firm of which he is a partner, is expected to represent us and our affiliates with respect to the real estate transactions we enter into and other corporate matters. Mr. Arnold also owns a nominal interest in Behringer Harvard Holdings. Any prior or current relationship among us, our general partners, and members of our advisory board may create conflicts of interest. Because we were organized and will be operated by our general partners, conflicts of interest will not be resolved through arm's-length negotiations but through the exercise of our general partners' judgment consistent with their fiduciary responsibility to the limited partners and our investment objectives and policies. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest" beginning on page 28. See also "Fiduciary Duty of the General Partners" and "Investment Objectives and Criteria."


INTERESTS IN OTHER REAL ESTATE PROGRAMS


         Our general partners and their affiliates are general partners of other Behringer Harvard programs, including real estate programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Our general partners and such affiliates have legal and financial obligations with respect to these other programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships as well as those of ours, which, if such obligations were enforced against them, could result in substantial reduction of their net worth. As described in the "Prior Performance Summary," our general partners or their affiliates have sponsored 29 other real estate programs, the majority of which had substantially identical investment objectives as ours.

         Our general partners and their affiliates are currently sponsoring the offering of up to $110.0 million limited partnership interests of Behringer Harvard Short-Term Fund I LP and the offering of up to $880.0 million of common stock of Behringer Harvard REIT I. Our general partners and their affiliates will likely experience conflicts of interest as they simultaneously perform services for us and for other Behringer Harvard programs.

         In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our general partners, for both us and one or more other Behringer Harvard programs, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our general partners to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our general partners shall examine, among others, the following factors:

         o the anticipated cash flow of the property to be acquired and the cash requirements of each program;


         o the effect of the acquisition both on diversification of each program's investment by type of property and geographic area and on diversification of the tenants of such properties;

         o    the income tax effects of the purchase on each such entity;


         o    the size of the investment;


         o the amount of funds available to each program and the length of time such funds have been available for investment; and


         o in the case of Behringer Harvard REIT I and Behringer Harvard Short-Term Fund I, the potential effect of leverage on such investment.

         As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates have sponsored other privately-offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Conflicts of interest may arise between these entities and us.


         Our general partners or their affiliates may acquire, for their own account or for private placement, properties that they deem not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF OUR GENERAL PARTNERS AND THEIR AFFILIATES

         We rely on our general partners and their affiliates for the day-to-day operation of our business. As a result of their interests in other Behringer Harvard programs and the fact that they have also engaged and will continue to engage in other business activities, our general partners and their affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard programs and other activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to us. See "Risk Factors - General Risks Related to Investments in Real Estate." However, our general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard programs and other ventures in which they are involved.

         We will not purchase or lease any property in which the general partners or any of their affiliates have an interest; provided, however, that our general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us, provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our general partners or their affiliates. Further, our general partners or such affiliates may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; our general partners or their affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by our general partners or their affiliates will accrue to us. In no event may we:


         o sell or lease real property to our general partners or any of their affiliates, except under limited circumstances permissible in the NASAA Guidelines;

         o acquire property from any other program in which our general partners have an interest;

         o    make loans to our general partners or any of their affiliates; or

         o enter into agreements with our general partners or their affiliates for the provision of insurance covering us or any of our properties, except under the limited circumstances permissible in the NASAA Guidelines.

COMPETITION IN ACQUIRING PROPERTIES

         Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by our general partners, their affiliates or other Behringer Harvard programs are located. In such a case, a conflict could arise in the leasing of our properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our general partners will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER


         Since Behringer Securities, our dealer manager, is an affiliate of our general partners, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."


AFFILIATED PROPERTY MANAGER


         We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a three-year term which we can terminate only in the event of gross negligence or willful misconduct on the part of HPT Management. We expect HPT Management to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Compensation of the General Partners and Their Affiliates."


LACK OF SEPARATE REPRESENTATION


         Morris, Manning & Martin, LLP and Fulbright & Jaworski L.L.P. act as counsel to us, our general partners, Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, our general partners, Behringer Securities and their affiliates. In addition, Fulbright & Jaworski L.L.P. has in the past represented our general partner, Robert M. Behringer, and entities affiliated with him. Moreover, the partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors I LP. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our general partners, Behringer Securities or their affiliates, separate counsel for such matters will be retained as and when appropriate.


JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS


         We expect to enter into joint ventures with other Behringer Harvard programs (as well as other parties) for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria - Joint Venture Investments." Our general partners and their affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our general partners may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our general partners and their affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND THEIR AFFILIATES


         A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to our general partners and their affiliates relating to the sale of our properties are only payable after the return to the limited partners of their capital contributions plus cumulative returns on such capital. Subject to their fiduciary duties and specific restrictions set forth in our partnership agreement, our general partners have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our general partners may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partners and their affiliates regardless of the quality of our properties acquired or the services provided to us. See "Compensation of the General Partners and Their Affiliates."


TAX AUDIT PROCEEDING

         In the event of an audit of our federal income tax returns by the IRS, it is possible that the interests of our general partners in such tax audit could become inconsistent with or adverse to the interests of our limited partners. In this regard, our general partners, who are primarily responsible for contesting federal income tax adjustments proposed by the IRS, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. See "Federal Income Tax Considerations."


GUIDELINES AND LIMITS IMPOSED BY OUR PARTNERSHIP AGREEMENT


         The agreements and arrangements among us, our general partners and their affiliates have been established by our general partners, and our general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partners have agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled "Limitations on Powers of the General Partners" and in Article XIII of our partnership agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions:

         o set forth the specific conditions under which we may own or lease property jointly or in a partnership with an affiliate of the general partners;

         o prohibit us from purchasing or leasing an investment property from our general partners or their affiliates except under certain limited circumstances;

         o    prohibit loans by us to our general partners or their affiliates;

         o prohibit the commingling of partnership funds (except in the case of making capital contributions to joint ventures and to the limited extent permissible under the NASAA Guidelines); and

         o prohibit our general partners from merging or consolidating us with another partnership or a corporation or converting us to a real estate investment trust unless the transaction complies with certain terms and conditions including first obtaining a majority vote of our limited partners.

In addition, as described below, our general partners have a fiduciary obligation to act in the best interests of both our limited partners and the investors in other Behringer Harvard programs and will use their best efforts to assure that we will be treated at least as favorably as any other Behringer Harvard program.



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

                     FIDUCIARY DUTY OF THE GENERAL PARTNERS


         Our general partners will be accountable to us as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. Our general partners must exercise their fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in their immediate possession or control, and must not use or employ, or permit another to use or employ such funds or assets in any manner except for our exclusive benefit. In addition, our general partners are not permitted to contract away the fiduciary duty owed to the limited partners by our general partners under common law.

         Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a "class action," to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a "partnership derivative action," to recover damages from third parties. The Texas Revised Limited Partnership Act (TRLPA) specifically permits a limited partner of a Texas limited partnership to bring a derivative action on behalf of the partnership if:


         o the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action is not likely to succeed; and

         o the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.


         Under TRLPA, a general partner of a Texas limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as provided in the partnership agreement. As a result, subject to the terms of our partnership agreement, our general partners are jointly and severally liable for the debts and obligations that we incur. However, our partnership agreement provides that our general partners and their affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our general partners or their affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, negligence, misconduct or breach of fiduciary duty.

         Our partnership agreement provides that we will indemnify our general partners and their affiliates from and against liabilities and related expenses, including attorneys' fees, incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our general partners reasonably believed was in our best interest, provided that a general partner shall not be indemnified by us for any liabilities resulting from a general partner's own negligence or misconduct. Our partnership agreement provides that our general partners will not be indemnified for liabilities with respect to a proceeding in which (i) the general partner is found liable on the basis that the general partner improperly received personal benefit, whether or not the benefit resulted from an action taken in his or its official capacity, or (ii) the general partner is found liable to us or our limited partners. In addition, our general partners will not be indemnified for any liabilities or expenses in relation to a proceeding in which the general partner has been found liable for negligence or misconduct in the performance of his or its duty to us or our limited partners. Any indemnification of our general partners is recoverable only out of our assets and not from the limited partners.

         Notwithstanding the foregoing, we will not indemnify our general partners or any person acting as a broker-dealer with respect to our units of limited partnership interest from any liabilities incurred by them arising under federal and state securities laws unless:


         o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

         o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

         o a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

         In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for our general partners or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

         The information presented in this section represents the historical experience of certain real estate programs managed by our general partners and their affiliates. All of such prior programs raised equity through private sales of securities. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our units will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.


         Our individual general partner, Robert M. Behringer, who also controls our other general partner, BH Advisors I LP, has served as general partner, chief executive officer and/or director in 29 privately-offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.



         This offering and the contemporaneous offerings for Behringer Harvard REIT I and Behringer Harvard Short-Term Fund I will be the first public offerings sponsored by our advisor and his affiliates. We anticipate that the registration statement relating to the Behringer Harvard REIT I offering of up to $880.0 million in equity interests and that the registration statement relating to the Behringer Harvard Short-Term Fund I offering of up to $110.0 million in equity interests will each be effective on or about January 20, 2003.



         The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table
V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our general partners and their affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.


SUMMARY INFORMATION


         The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.2 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our general partners and their affiliates in raising and investing funds for offerings initiated over the last seven years and compensation paid to the sponsors of these programs.

         The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our general partners and their affiliates, as of September 30, 2002, was $247.3 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the United States Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our general partners and their affiliates as of September 30, 2002:



Type of Property                     New                Used             Construction
----------------                     ---                ----             ------------
Office Buildings                     0.0%                95.3%                  4.7%
Apartments                           0.0%               100.0%                  0.0%
Retail                               0.0%               100.0%                  0.0%
Marinas/Golf                         0.0%                91.3%                  8.7%
Land                                 0.0%               100.0%                  0.0%
Storage Facilities                   0.0%               100.0%                  0.0%



         These programs have sold 35 of the total of 52 properties, or 67.3% of such properties. The original purchase price of the properties that were sold was $176.8 million, and the aggregate sales price of such properties was $205.6 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last seven years, results of such programs that have completed their operations over the last seven years and the sales or other disposals of properties with investment objectives similar to ours over the last five years.

         The percentage of these programs, by investment, with investment objectives similar to ours is 73.2%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 29 office buildings with an aggregate purchase price of $181.0 million, using $115.2 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs over the last seven years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

         The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P. had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for dividends was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to pay dividends, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions. Our business will be affected by similar conditions.


         No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

                          DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH


         We expect to distribute net cash from operations and nonliquidating sales of properties to limited partners. Net cash distributions is defined in our partnership agreement to mean the sum of our cash flow from operations (after payment of all operating expenses and adjustments for reserves) and net proceeds from the sale or exchange of our properties (less amounts retained for reinvestment). These amounts, if any, will be distributed in the following priority:

         o first, to limited partners on a per unit basis until they have received an 8.0% annual return on their net capital contributions, defined in our partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions in excess of this 8.0% return;


         o then, to the limited partners until they have received a return of all their capital contributions; and


         o    then, 85.0% to limited partners and 15.0% to our general partners.

In no event, however, will our general partners receive in the aggregate more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6.0% annual return nor more than 10.0% of distributions of operating cash flow. It is the intent of these limitations that the general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to our general partners will instead be reallocated and distributed to our limited partners on a per unit basis.


         Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions.

         Notwithstanding the foregoing, limited partners who have purchased units pursuant to our deferred commission option shall for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from net cash distributions otherwise payable to them an annual amount equal to $0.10 per unit purchased pursuant to the deferred commission option, which amount we will use to pay commissions due with respect to such units. See "Plan of Distribution."


         Provided we have cash available to make distributions, we anticipate that net cash distributions will be declared by us to our limited partners on a monthly basis during the period of this offering and paid on a quarterly basis (without interest). Thereafter, we anticipate that distributions will be declared and paid on a quarterly basis. During the offering period, our income will mainly be limited to cash generated from short-term, highly-liquid investments. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate significant cash flow from operations for distributions to limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect such distributions will begin no later than the end of the sixth full quarter of our operation.

         The timing of cash distributions to the limited partners, and the amount of such distributions, will be determined by our general partners in their discretion, however our partnership agreement generally requires us to make cash distributions at least as often as quarterly. Distributions of cash will be allocated among the limited partners based on the ratio that the number of units owned by each limited partner as of the last day of the preceding quarter bears to the total number of units outstanding at that time. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.


LIQUIDATING DISTRIBUTIONS

         Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from a dissolution and termination of Behringer Harvard Mid-Term Fund I or from the sale of substantially all of our remaining assets, will be distributed among the general partners and the limited partners in accordance with each such partner's positive capital account balances, after the allocation of gain on sale and other appropriate capital account adjustments. The effect of this provision is that liquidating distributions will be made in a manner essentially the same as we make other cash distributions.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS


         Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds, and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition, development or improvement of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed. However, if we do not acquire, develop or improve any such property, we will distribute the funds with respect to such property pro rata to the limited partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the acquisition, development or improvement of any partnership property.


PARTNERSHIP ALLOCATIONS

         We do not intend to borrow funds. Therefore, we do not anticipate a partner's capital account will be allocated items that will cause the capital account to have a deficit balance. This means that limited partners cannot be allocated aggregate tax deductions in excess of their aggregate capital contributions to us. See "Federal Income Tax Considerations - Deductibility of Losses - Limitations."

     NET LOSS

         Net loss, defined in our partnership agreement to mean generally our net losses for federal income tax purposes, for each fiscal year will be allocated as follows:

         o first, to partners having positive balances in their capital accounts in an amount not to exceed such positive balances; and


         o then, 85.0% to our limited partners and 15.0% to our general partners.


     NET INCOME

         Net income, defined in our partnership agreement to include our taxable income from operations and gain from the sale or exchange of our properties, for each fiscal year will be allocated as follows:

         o first, pursuant to the qualified income offset provision described below;


         o then, to partners having negative capital accounts until all negative capital accounts have been restored to zero; and


         o thereafter to the partners to cause their capital accounts to equal the amounts distributable to partners as liquidating distributions.


Notwithstanding these general rules, in no event will our general partners be allocated gain on sale that would result in distributions to our general partners of more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus an 8.0% annual, noncompounded return. It is the intent of the foregoing limitations that our general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any amount which must be reallocated will be reallocated to our limited partners on a per unit basis.


         Our partnership agreement contains a "qualified income offset" provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items that causes a deficit or negative balance in such partner's capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner that would cause his capital account to become negative. A limited partner's capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. See "Federal Income Tax Considerations - Allocations of Profit and Loss."

         The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of property.

         Income, losses and distributions of cash relating to units that are acquired directly from us during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.


         Under our partnership agreement, if our general partners determine that it will be advantageous to us, they are authorized, in their discretion, to amend the allocations provisions of our partnership agreement to comply with federal income tax laws and regulations.


                    SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

         The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit D.

INVESTMENT OF DISTRIBUTIONS


         We have adopted a distribution reinvestment plan pursuant to which investors may elect to have the full amount of their cash distributions from us reinvested in additional units or, under certain conditions, in interests of subsequent programs sponsored by our general partners or their affiliates. We are offering 4,000,000 units for sale pursuant to our distribution reinvestment plan at $10.00 per unit which will be available only until the termination of this offering, which is anticipated to be _____________, 2005. Our general partners have the discretion to extend the offering period for the units being offered pursuant to this prospectus under our distribution reinvestment plan up to ________________, 2011. Our distribution reinvestment plan is not available to residents of any state that imposes extraordinary restrictions on the plan's terms, including prohibitions on broker-dealer commissions on reinvestments. Ohio residents are not eligible to participate in our distribution reinvestment plan due to the regulatory restrictions imposed by the Ohio Division of Securities.


         Selling commissions not to exceed 7.0% and dealer management fees not to exceed 2.5% may be paid with respect to units purchased pursuant to the distribution reinvestment plan. Each holder of units is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with our dealer manager, no selling commission will be paid with respect to distributions that are then being reinvested. Amounts that would otherwise have been paid as selling commissions will be retained and used for additional investments. Accordingly, the economic benefits resulting from the failure of an investor to identify an account executive will be shared with all investors.

         Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Mid-Term Fund I) will act on behalf of participants to reinvest the cash distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Investors purchasing units pursuant to our distribution reinvestment plan will have the same rights as limited partners and will be treated in the same manner as if such units were issued pursuant to our offering.

         After the expiration of the offering of our units under the distribution reinvestment plan, our general partners may determine to allow participants to reinvest their cash distributions from us in units issued by a subsequent Behringer Harvard program only if all of the following conditions are satisfied:

         o prior to the time of such reinvestment, the investor has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard program and such prospectus allows investments pursuant to a distribution reinvestment plan;


         o a registration statement covering the interests in the subsequent Behringer Harvard program has been declared effective under the Securities Act of 1933, as amended;


         o the offer and sale of such interests is qualified for sale under applicable state securities laws;

         o the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard program;

         o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard program; and

         o the subsequent Behringer Harvard program has substantially identical investment objectives as Behringer Harvard Mid-Term Fund I.

Investors who invest in subsequent Behringer Harvard programs pursuant to a distribution reinvestment plan will become investors in such subsequent Behringer Harvard program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard program.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which the distribution relates.

         Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker's position regarding participation in the distribution reinvestment plan.

         Our general partners reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

         Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or partnership agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.


         Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a fiscal quarter only if written notice of termination is received at least ten days prior to the end of such fiscal quarter. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the quarter in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

         Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.


REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.

FEDERAL INCOME TAX CONSIDERATIONS

         Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. See "Risk Factors - Federal Income Tax Risks."

AMENDMENT AND TERMINATION


         We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days notice to participants. We also reserve the right to terminate a participant's individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in the sole discretion of the general partners at any time by sending written notice of termination to all participants.

                            REAL PROPERTY INVESTMENTS

         As of the date of this prospectus, we have not acquired nor contracted to acquire any specific real estate properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of our properties and the other Behringer Harvard programs. At such time during the negotiations for a specific property as our general partners believe that a reasonable probability exists that we will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon our general partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ANY ACTUAL PURCHASE.

         We intend for the proceeds of this offering to be invested in properties in accordance with our investment policies. Funds available for investment in our properties that are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. See "Distributions and Allocations" as to when funds shall be deemed committed for this purpose.



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

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and the payment or reimbursement of selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of our properties.

         We have not entered into any arrangements to acquire any specific property. The number of our properties we acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties. See "Risk Factors."


         Until required for the acquisition, development or operation of properties, net offering proceeds will be kept in short-term, liquid investments. Because the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of our properties will be established. However, to the extent that we have insufficient funds for such purposes, we may access our reserve for working capital on such property maintenance and repairs. We intend to establish a reserve for working capital in the amount of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds of this offering. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds from the sale of our properties.


         The net proceeds of this offering will provide funds to enable us to purchase properties. It will be our general policy to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

         Our general partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting real estate generally, that they reasonably anticipate to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.



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

                        SUMMARY OF PARTNERSHIP AGREEMENT

         The rights and obligations of our investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit A to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.

         The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See "Distributions and Allocations."

POWERS OF THE GENERAL PARTNERS

         Our general partners have complete authority and discretion in the management and control of our business. Our limited partners have no right or power to take part in our management. See Articles XI and XVI of the partnership agreement.


LIABILITIES OF OUR LIMITED PARTNERS; NONASSESSABILITY OF UNITS


         We are organized as a limited partnership under the Texas Revised Limited Partnership Act (TRLPA). Investors whose subscriptions are accepted by the general partners will be admitted as our limited partners. Under TRLPA, limited partners generally have no personal liability for our debts or obligations in excess of their capital contributions.

         Units acquired by investors will be fully paid and nonassessable.
Section 8.5(d). Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business. (Section 8.10(b).)

OTHER ACTIVITIES OF THE GENERAL PARTNERS

         Our general partners may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other real estate. The general partners shall not be liable to us or to our limited partners as a result of engaging in other business ventures.

         Our general partners and their affiliates are prohibited from receiving any rebates or give-ups or participating in any reciprocal business arrangements that would circumvent the provisions of our partnership agreement. (Section 12.8(a).)

RIGHTS OF LIMITED PARTNERS TO PARTICIPATE IN MANAGEMENT

         Our limited partners generally are not permitted to participate in the management or control of our business.

VOTING RIGHTS OF THE LIMITED PARTNERS

         Our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on the following matters without the concurrence of our general partners:

         o the approval or disapproval of any sale of all or substantially all of our real properties;

         o    our dissolution;

         o    the removal of a general partner or any successor general partner;

         o the election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner; and



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

         o any amendment to our partnership agreement, except as to certain matters specified in Section 11.2(b) of our partnership agreement, which the general partners alone may amend without a vote of the limited partners. (Section 16.1(a).)


         In addition, the approval of limited partners holding more than 50.0% of the units (or a higher percentage if required by our general partners) is required to authorize a proposed merger or plan of conversion or exchange of our units under certain circumstances. (Section 11.5(d).) Units held by our general partners or their affiliates will not be voted or included in the calculation of the percentage vote required to approve any such transaction.


         Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units that would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.) Amendments to our partnership agreement receiving the requisite vote will be executed by our general partners on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)

MERGERS AND CONSOLIDATIONS


         Our partnership agreement contains a provision prohibiting our general partners from entering into a transaction in which we are merged or consolidated with another partnership or corporation in which our units would be exchanged for securities of another partnership, real estate investment trust or other entity, which type of transaction is commonly referred to as a "partnership roll-up" unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners who vote against or dissent from any such proposal are given the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners and preserving their interests in us on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. (Section 11.3(t).) Our partnership agreement further provides that, in order to adopt a plan of merger pursuant to which we are merged with or into any other entity, a plan of exchange pursuant to which all of our units are exchanged for cash or securities of another entity, or a plan of conversion whereby we are converted into another entity, the transaction must be approved by limited partners owning at least 50.0% of our units (or a higher percentage if required by our general partners), not including units held by our general partners or their affiliates, unless,
(i) in the case of a plan of exchange, we are the acquiring entity, or (ii) with respect to a plan of merger or plan of conversion, the surviving entity is a limited partnership that has a substantially identical partnership agreement and limited partners holding units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion. Limited partners who dissent from any such merger, conversion or exchange will be given the right to dissent from the transaction and to receive payment for their units based on the appraised value of our net assets. (Sections 11.5 and 11.6.)

REMOVAL OR WITHDRAWAL OF GENERAL PARTNERS

         A general partner may be removed generally by a vote of limited partners holding more than 50.0% of the units. (Section 17.1(d).) If a general partner retires, withdraws or is removed, the fair market value of the general partner's interest will be paid to him or it as provided in Section 20.4 of our partnership agreement. If we and the former general partner cannot agree on the value of the general partner's interest, the value will be determined by independent appraisers. (Section 20.4.) We may pay this amount by issuing a promissory note to the former general partner. If the former general partner retired or withdrew voluntarily, the promissory note shall bear no interest, but if the former general partner was removed by the limited partners, the promissory note shall provide for annual installments over a period of five years or more and provide for interest at the greater of 9.0% per annum or the prime rate of interest plus 1.0% per annum.

         We may, with the consent of limited partners holding more than 50.0% of the units, sell the former general partner's interest to an affiliate of the remaining general partners and admit such person to Behringer Harvard Mid-Term Fund I as a substitute general partner. The purchase price to be paid to us for the partnership interest of the




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

former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS


         A general partner may designate a successor or additional general partner with the consent of the remaining general partners and limited partners holding more than 50.0% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partners generally do not have a right to retire or withdraw voluntarily from us or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50.0% of our units. (Section 17.1.)


BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS


         Our general partners are required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by our limited partners or their designated representatives, and shall be mailed to any limited partner requesting such list within ten days of the request. (Section 15.1.) Annual audits of our affairs will be conducted by our independent certified public accountants. (Section 15.2(b).)


MEETINGS OF LIMITED PARTNERS


         There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partners are, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10.0% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)


TRANSFERABILITY OF UNITS

         There are a number of restrictions on the transferability of our units, including the following:

         o except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

         o investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan or by gift, inheritance or divorce, or to an affiliate;

         o investors who desire to transfer their units must pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our partnership agreement, a fee of $50 per transfer shall be deemed reasonable);

         o all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units;


         o no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of twelve consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in our termination as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the IRS that the proposed sale would not cause such a termination; and


         o investors owning units purchased pursuant to our deferred commission option will have limited rights to transfer their units for a period of six years following the year of purchase, or longer if required to satisfy outstanding deferred commission obligations. See "Plan of Distribution."



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


         Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a "publicly-traded partnership." These provisions are based on restrictions contained in the
Section 7704 Regulations described in the "Federal Income Tax Considerations" section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2.0% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units that the general partners believe will cause us to be treated as a publicly-traded partnership will be void and not recognized. See "Federal Income Tax Considerations - Publicly-Traded Partnership Status" and
Section 17.3(g) of our partnership agreement.


         An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the last day of the calendar month following receipt of notice of the assignment and all required documentation. (Section 17.5.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.

         Limited partners who wish to transfer units will be required to pay us a transfer fee of $50 or more, as deemed reasonable by our general partners, to cover costs to us associated with the transfer. The payment of such fee will be a condition to any proposed transfer.

REPURCHASE OF UNITS


         After a period of one year following the termination of the offering of our units, we may establish a repurchase reserve of up to 5.0% of cash flow in any year, subject to the various restrictions and limitations set forth below. (Sections 8.11 and 11.3(h).) Our general partners have the sole discretion to establish or terminate a repurchase reserve at any time.


         If a repurchase reserve is established, we may, in the sole discretion of our general partners and upon the request of a limited partner, repurchase the units held by such limited partner. No such repurchase may be made, however, if either (1) such repurchase would impair our capital or operations, or (2) following the repurchase, such limited partner would hold less than the minimum investment in the offering (100 units). In no event will a limited partner be permitted to have his units repurchased prior to termination of this offering. We may not repurchase units owned by our general partners or their affiliates. Further, in order to prevent us from being deemed a "publicly-traded partnership" under the Internal Revenue Code, the opportunity of limited partners to have their units repurchased has been substantially restricted, as described above. A limited partner wishing to have units repurchased must send to us an appropriately executed written request indicating his or its desire to have such units repurchased. Such requests will be considered by our general partners in the order they are received.

         If our general partners decide to honor a request, they will notify the requesting limited partner in writing of the purchase price for the units to be repurchased and the effective date of the repurchase transaction. Such notice will be sent not less than 60 nor more than 75 calendar days following our receipt of the written request.


         If we do establish a repurchase reserve, for the first three full fiscal years following the year in which the offering of units terminates, the purchase price under the repurchase reserve will be equal to the lesser of $8.50 per unit or the amount originally paid for the units being repurchased. Thereafter, the purchase price per unit will be equal to the lesser of 90.0% of the fair market value of the units or the amount originally paid for the units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. The fair market value will be based on annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners will, however, obtain annually an opinion of an independent third party that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement."




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

         If we establish a repurchase reserve and insufficient amounts are available in our reserve to repurchase all of a limited partner's units, only a portion of such units will be repurchased. We may not repurchase less than all of the units of any limited partner if, as a result, the limited partner would own less than the minimum investment in the offering (100 units). In the event that there are insufficient funds available in any repurchase reserve to repurchase all of a limited partner's units, the limited partner requesting repurchase of his units will be deemed to have priority for subsequent partnership repurchases over other limited partners who may request repurchases in the future. Units we repurchase will be canceled.

         Prospective investors should not, under any circumstances, assume that they will be able to resell their units to us due to the various restrictions and limitations relating to the potential establishment of our repurchase reserve. In addition, prospective investors should consider that a resale of their units to us may result in adverse tax consequences to them. See "Federal Income Tax Considerations - Sales of Limited Partnership Units."

DISTRIBUTION REINVESTMENT PLAN

         We currently have a distribution reinvestment plan that is designed to enable investors to have their cash distributions from us invested in additional units of our limited partnership interest during the offering period or in equity interests issued by subsequent Behringer Harvard programs that have substantially identical investment objectives as ours. (Section 8.15.) See "Summary of Distribution Reinvestment Plan" and the form of distribution reinvestment plan included in this prospectus as Exhibit D.

PROXY RIGHTS


         If our general partners determine that a change in our investment objectives is appropriate, the general partners will deliver to limited partners a written notice explaining the reasons for such change. If, at any time before the end of such 60-day period, limited partners holding 10.0% or more of our outstanding units direct the general partners to formally proxy the limited partners to vote on such change, then the general partners will either, in their sole discretion, abandon the change or send a proxy to each limited partner to determine whether we should adopt the change in our investment objectives. In such event, the change will become effective only upon the vote in favor of the change by limited partners owning more than 50.0% of the units (without regard to units owned or controlled by our general partners). (Section 11.3(q).)

         At any time after eight years following the termination of this offering, limited partners holding at least 10.0% of the units may direct in writing that our general partners formally proxy the limited partners to determine whether our assets should be liquidated. In such event, the general partners will send a proxy to each limited partner to determine whether we should sell all our assets. If limited partners owning more than 50.0% of the units (without regard to units owned or controlled by our general partners) vote in favor of our liquidation, we will be required to fully liquidate our assets within 30 months. (Section 20.2.)


DISSOLUTION AND TERMINATION

         We will be dissolved upon the earlier of December 31, 2022, or the first to occur of the following:


         o the decision by holders of more than 50.0% of the units to dissolve and terminate us;


         o the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

              (1) the remaining general partner, if any, elects to continue our business; or

              (2) if there is no remaining general partner, a
                  majority-in-interest of the limited partners elect to continue our business; or


         o the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50.0% of our units elect to continue our business;




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

         o the sale or disposition of all our interests in real property unless our general partners determine to reinvest the sale proceeds consistent with the provisions of our partnership agreement; or


         o the happening of any other event causing our dissolution under the laws of the State of Texas. (Section 20.1.)


         In addition to the above events, our general partners may also compel our termination and dissolution, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute "plan assets," as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute "prohibited transactions" under ERISA. (Section 20.1(h).) See "Investment by Tax-Exempt Entities and ERISA Considerations."

         In the event we are dissolved, our assets will be liquidated and converted to cash. Our general partners will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by partners. Our general partners may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partners or their affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, we will be terminated. (Section 9.3.)



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           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

GENERAL

         The following is a summary of some non-tax considerations associated with an investment in our units of limited partnership interest by tax-qualified pension, stock bonus or profit sharing plans, employee benefit plans, annuities described in Section 403(a) or (b) of the Internal Revenue Code of 1986, as amended, or an individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are collectively herein referred to as "Plans and IRAs." This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.


         Our general partners have attempted to structure us in such a manner that we will be an attractive investment vehicle for qualified plans, IRAs and other entities that are tax-exempt under the Internal Revenue Code. In considering an investment in our units of limited partnership interest, however, the plan's fiduciary should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below and determine their applicability to their situation.

         In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:


         o whether the investment is in accordance with the documents and instruments governing such qualified plan;

         o whether the investment satisfies the prudence and diversification requirements of ERISA;

         o whether the investment will result in "unrelated business taxable income" to the qualified plan or to an investing IRA, Keogh Plan or other tax-exempt entity (see "Federal Income Tax Considerations
              - Investment by Qualified Plans and Other Tax-Exempt Entities");

         o whether there is sufficient liquidity for the qualified plan, considering the minimum distribution requirements under the Internal Revenue Code, after taking this investment into account;

         o    the need to value the assets of the qualified plan annually; and

         o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY

         Potential Plan or IRA investors who intend to purchase units should consider the limited liquidity of an investment in our units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the units are held in an IRA or tax-qualified pension, stock bonus or profit-sharing plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or tax-qualified pension, stock bonus or profit-sharing plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the units be made in kind such participant or beneficiary, which may not be permissible under the terms and conditions of such IRA or tax-qualified pension, stock bonus or profit-sharing plan. Even if permissible, a distribution of units in kind must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can



                                       86
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be only an estimated value per unit because no public market for units exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold. Also, for distributions subject to mandatory income tax withholding under Internal Revenue Code Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a tax-qualified pension, stock bonus or profit-sharing plan may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations, although there might be no market for such units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

ANNUAL VALUATION REQUIREMENT


         Fiduciaries of employee benefit plans are required to determine the fair market value of the assets of such retirement plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.


         For the first three full fiscal years following the termination of the offering, the value of our units will be deemed to be $10.00, and no valuation or appraisal work will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the estimated amount a unit holder would receive if all partnership assets were sold for their estimated values as of the close of our fiscal year and all proceeds from such sales, without reduction for selling expenses, together with any funds held by us, were distributed to the limited partners in liquidation of Behringer Harvard Mid-Term Fund I. Such estimated property values will be based upon annual valuations performed by the general partners, and no independent property appraisals will be obtained. While our general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, the unit valuations provided by our general partners may not satisfy the technical requirements imposed on plan fiduciaries under ERISA. Similarly, the unit valuations provided by our general partners may be subject to challenge by the Internal Revenue Service if used for any tax (income, estate and gift, or otherwise) valuation purpose as an indicator of the fair market value of the units.


         We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuations information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our limited partners through our web site beginning with the year 2006, or two years after the last offering of our units.


         There can be no assurance, however, with respect to any estimate of value that we prepare, that:

         o the estimated value per unit would actually be realized by limited partners upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

         o our limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for our units exists or is likely to develop; or

         o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS

         Any person identified as a "fiduciary" with respect to an employee benefit plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee benefit plan is considered to be a fiduciary of such employee benefit plan. Further, any transactions between Plans or IRAs and the "parties-in-interest" or "disqualified persons" are prohibited by the Internal Revenue Code and/or ERISA. ERISA also requires



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generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

         In the event that our properties and other assets were deemed to be assets of an employee benefit plan, referred to herein as "Plan Assets," our general partners then would be deemed fiduciaries of any employee benefit plans investing as limited partners. If this were to occur, certain contemplated transactions between us and our general partners could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by employee benefit plans would extend to our general partners as plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

PLAN ASSETS - DEFINITION


         A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the "Plan Asset Regulation," provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which an employee benefit plan makes an equity investment will generally be deemed to be assets of such plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:


         o in securities issued by an investment company registered under the Investment Company Act of 1940;

         o in "publicly-offered securities," defined generally as interests that are "freely transferable," "widely-held" and registered with the Securities and Exchange Commission;

         o in which equity participation by "benefit plan investors" is not significant; or

         o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."


         The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose. We anticipate that we may not qualify for this exception because we may have equity participation by "benefit plan investors" in excess of 25.0%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, our general partners anticipate that we may not qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.


PUBLICLY OFFERED SECURITIES EXEMPTION

         As noted above, if an employee benefit plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely-held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters.

         Under the Plan Asset Regulation, a class of securities will be "widely-held" if it is held by 100 or more persons independent of the issuer. Our general partners anticipate that this requirement will be easily met; however, even if our units are deemed to be widely-held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for



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favorable tax treatment and to avoid certain practical administrative problems.
We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our units although there are no assurances that such requirement is met by our units.

         You should note, however, that because certain adverse Tax Considerations can result if we are characterized as a "publicly-traded partnership" under Section 7704 of the Internal Revenue Code (see "Federal Income Tax Considerations - Publicly-Traded Partnership Status"), additional restrictions on the transferability of our units have been incorporated into the partnership agreement that are intended to prevent classification as a publicly-traded partnership (Section 7704 Restrictions). The Plan Asset regulations provide specifically, in this regard, that any "restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not affect a finding that the securities are "freely transferable." The Plan Asset regulations were promulgated prior to the enactment of Section 7704 of the Internal Revenue Code, however, so the incorporation of the Section 7704 restrictions into the partnership agreement potentially has the effect of allowing us to qualify for the freely transferable requirement, and thus, the "publicly-offered securities" exemption.

         On the other hand, because the Section 7704 restrictions are intended only to prohibit transfers that would result in our reclassification for federal tax purposes, if the Department of Labor interprets the Section 7704 restrictions consistently with the specific exemption language in the Plan Asset regulations set forth above, we should qualify for the freely transferable requirement and, thus, the publicly-offered securities exemption. Because of the factual nature of such a determination and the lack of further guidance as to the meaning of the term "freely transferable," particularly in light of the
Section 7704 restrictions, there can be no assurance that we will, in fact, qualify for this exemption.

REAL ESTATE OPERATING COMPANY EXEMPTION


         Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provide an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

         An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the real estate operating company exemption.


CONSEQUENCES OF HOLDING PLAN ASSETS


         In the event that our underlying assets were treated by the Department of Labor as the assets of investing employee benefit plans, our general partners would be treated as fiduciaries with respect to each such plan limited partner, and an investment in our units might expose the fiduciaries of the employee benefit plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by an IRA in our units might be deemed to result in an impermissible commingling of IRA assets with other property.


         If our general partners or affiliates were treated as fiduciaries with respect to employee benefit plan limited partners, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited



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transaction restrictions. Alternatively, we might have to provide employee benefit plan participants with the opportunity to sell their units to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS


         Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing or property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, "fiduciaries" and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a "fiduciary" with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as "fiduciaries" with respect to such assets, and each would be deemed to be a "party in interest" under ERISA and a "disqualified person" under the Internal Revenue Code with respect to investing Plans and IRAs. Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a "disqualified person" or "party-in-interest" with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our units.


PROHIBITED TRANSACTIONS - CONSEQUENCES


         ERISA forbids employee benefit plans from engaging in prohibited transactions. Fiduciaries of an employee benefit plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the employee benefit plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any "disqualified person" or "party-in-interest" involved with the prohibited transaction would be required to reverse or unwind the transaction and, for employee benefit plans, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a "disqualified person" involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the IRA could lose its tax-exempt status.




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                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of the federal income tax considerations material to an investment in our units of limited partnership interest. This summary is based upon the Internal Revenue Code, Treasury Regulations, referred to herein as "Regulations," current positions of the IRS contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

         Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner's particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in our units of limited partnership interest.

         Investors should note that we do not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.


         Each prospective investor is urged to consult with the investor's personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our units. Nothing in this prospectus or any other communication from the general partners, their affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to a potential investor. Investors should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.


         Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" and the subsection of this section entitled "Investment by Qualified Plans and Other Tax-Exempt Entities."

         We will furnish to each partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See "- Audits" below.)

TAX OPINION

     GENERAL

         We retained Morris, Manning & Martin, LLP to render an opinion concerning the material federal income tax issues relating to an investment in our units of limited partnership interest. Potential investors should be aware that the opinions of our counsel are based upon the accuracy of the facts described in this prospectus and facts represented to our counsel by our general partners. The opinions of our counsel assume further that we will be operated strictly in accordance with our partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the tax opinion or our counsel, and any alteration of the facts may adversely affect the opinions rendered.



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

         Furthermore, the opinions of our counsel are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Regulations subsequent to the date of the tax opinion of our counsel are not addressed in the tax opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in our units of limited partnership interest.


         Investors should note that any statement herein or in the tax opinion of our counsel that it is "more likely than not" that a tax position would be sustained means that, in our counsel's judgment, at least a 51.0% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.


         Neither the tax opinion of our counsel nor this description of the tax considerations of an investment in our units of limited partnership interest will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the tax opinion will be sustained by a court if such conclusions are contested by the IRS. Accordingly, the tax opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is "substantial authority" for the positions we take with respect to any income tax issue.

     SPECIFIC OPINIONS

         In reliance on certain representations and assumptions described in this prospectus and in the tax opinion of our counsel, and subject to the qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

         o we will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

         o    we will not be classified as a "publicly-traded partnership" under
              Section 7704 of the Internal Revenue Code;

         o a limited partner's interest in us will be treated as a passive activity;

         o partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement;

         o the activities contemplated by us will be considered activities entered into for profit; and

         o we are not currently required to register as a tax shelter with the IRS under the Internal Revenue Code prior to the offer and sale of our units based upon the general partners' representation that the "tax shelter ratio," which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions, with respect to an investment in us will not exceed 2-to-1 for any investor as of the close of any year in our first five calendar years.

         In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in our units of limited partnership interest.

     NO OPINION ON SOME ISSUES

         You should further note that our counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the IRS, litigated and judicially decided. These aspects include:



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         o    the issue of whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business; and

         o the issue of whether we will be classified as a "tax shelter" under the Internal Revenue Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Internal Revenue Code. See "Risk Factors - Federal Income Tax Risks."

         Potential investors should note also that the IRS may attempt to disallow or limit some of the tax benefits derived from an investment in us by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, our counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue that impacts at the individual or partner level and is dependent upon an individual limited partner's tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level. Potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues that impact at the partner or individual level.

         As of the date of our counsel's tax opinion, we have not acquired any nor have we entered into any contracts to acquire any properties. Therefore, it is impossible at this time for our counsel to opine on the application of the federal income tax law to the specific facts that will exist when we acquire properties.

PARTNERSHIP STATUS GENERALLY


         The income tax results anticipated from an investment in units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (1) we would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to our partners at ordinary income rates, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income, conversion of otherwise non-taxable distributions into taxable dividends and conversion of income arising from transactions qualifying for capital gain treatment into income taxable at ordinary income rates.


         Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an "eligible entity," to elect its classification for federal income tax purposes. Under the Regulations, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partners do not intend to request a ruling from the IRS as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly-traded partnership rules discussed below, we will qualify as an "eligible entity" and need not make any election to be treated as a partnership for federal income tax purposes.


         Based upon the entity classification Regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, our counsel has concluded that we will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, our counsel has also relied upon the fact that we are duly organized as a limited partnership under the laws of the State of Texas and upon the representation by our general partners that we will be organized and operated strictly in accordance with the provisions of our partnership agreement. The principal reason for uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the "publicly traded partnership" rules. Although we intend to operate in such a fashion so as to avoid the




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


application of these rules, the application of such rules is uncertain, guidance is limited and ambiguous, and we could inadvertently infringe the limitations imposed, thus subjecting us to such classification.


         The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.

PUBLICLY-TRADED PARTNERSHIP STATUS

         If we were to be classified as a "publicly-traded partnership," then
(1) we would be taxable as a corporation (see "- Partnership Status Generally" above), and (2) our net income would be treated as portfolio income rather than passive income (see "- Deductibility of Losses-Limitations - Passive Loss Limitation" below).

         A publicly-traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Regulations have been issued, which are referred to herein as "Section 7704 Regulations," that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly-traded partnership.


         The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that our units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future. The principal reason for uncertainty as to our taxation as a partnership is the uncertainty arising from the potential application of the "publicly traded partnership" rules. The application of such rules is uncertain, guidance is limited and ambiguous, and we could inadvertently infringe the limitations imposed, thus subjecting us to such classification.


     SECTION 7704 SAFE HARBORS


         As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the "secondary market safe harbors," that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2.0% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2.0% of the total interest in a partnership's capital or profits. A second safe harbor from classification as a publicly-traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.


         The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly-traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         Our partnership agreement limits unit transfers of all types to transfers of units that satisfy an applicable safe harbor contained in the
Section 7704 Regulations or any other applicable safe harbor from "publicly-traded partnership" status which may be adopted by the IRS. Our general partners have represented that we will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly-traded partnership under the Section 7704 Regulations or any other guidelines adopted by the IRS in the future.

         Based upon the representations of our general partners, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, our counsel has concluded that it is more likely than not that we will not be classified as a publicly-traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly-traded partnership.

     QUALIFYING INCOME EXEMPTION


         Even if we were deemed to be a publicly-traded partnership, however, there is an exception under the Internal Revenue Code which provides that if 90.0% or more of the gross income of such the partnership for each taxable year consists of "qualifying income," then the partnership will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.

         Our general partners intend to operate us in a manner that should generate income that will satisfy the 90.0% qualifying income exception. See "Investment Objectives and Criteria." Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly-traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See "- Deductibility of Losses-Limitations - Passive Loss Limitation" below.


GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

         Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.

ANTI-ABUSE RULES

         As noted under "General Principles of Partnership Taxation" above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Regulations set forth broad "anti-abuse" rules applicable to partnerships, however, which rules authorize the Commissioner of the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partners are not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.

DEDUCTIBILITY OF LOSSES - LIMITATIONS

         The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.



                                       95
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     BASIS LIMITATION

         A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner's adjusted basis in his units has increased above zero. A limited partner's adjusted basis in his units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner's basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. See "- Sales of Limited Partnership Units" below.

     PASSIVE LOSS LIMITATION

         The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of our counsel, it is more likely than not that a limited partner's interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

         Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

         Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

         o first, income or gain from that activity, including gain recognized on such disposition;

         o then, income or gain for the taxable year from other passive activities; and

         o    finally, non-passive income or gain.


         Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts unique to each investor, including the investor's level of activity in our business and affairs and the investor's other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.


         The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly-traded partnership. Accordingly, if we were deemed to be a publicly-traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly-traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See "- Publicly-Traded Partnership Status" above.



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     AT RISK LIMITATION

         The deductibility of partnership losses is limited further by the "at risk" limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have "at risk" at the close of our fiscal year. Generally, a limited partner's "amount at risk" will include only the amount of his cash capital contribution to us. A limited partner's "amount at risk" will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner's "amount at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

         Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled "Distributions and Allocations." The terms "net income" and "net loss" are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

         Our general partners do not intend to request a ruling from the IRS with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The IRS may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

     GENERAL RULES

         Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement.
Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in us determined by taking into account all facts and circumstances.

         Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as "Section 704(b) Regulations," provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and
(3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner's interest in us.

     ECONOMIC EFFECT - GENERAL ALLOCATIONS

         The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

         o partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

         o upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

         o the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of our taxable year.

         Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and
(2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See "Distributions and Allocations." With regard to the third requirement, Section 1.704-



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1(b)(2)(ii)(d) of the Regulations provides that a partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for "economic effect" under the Section 704(b) Regulations; however, it should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

     SUBSTANTIALITY

         Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

         The economic effect of partnership allocations will also be presumed not to be substantial where:

         o the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

         o the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments that would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

         o the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

         With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property's fair market value.

     PARTNERS' INTEREST

         If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners' interests in us. The Section 704(b) Regulations provide in this regard that a partner's interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

         o    the partners' relative contributions to us;

         o the interests of the partners in economic profits and losses (if different from those in taxable income or loss);


         o the interests of the partners in cash flow and other nonliquidating distributions; and




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

         o the rights of the partners to distributions of capital upon liquidation.


         Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (3) contains a qualified income offset provision, our counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our general partners and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the IRS will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.


TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

         A partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us. In addition, a limited partner who purchases units pursuant to our deferred commission option will be allocated his share of our net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligation with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. See "Plan of Distribution."

         Our partnership agreement also provides for a "qualified income offset," as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. We can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES


     UNRELATED BUSINESS TAXABLE INCOME


         Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity, which are collectively referred to herein as "Exempt Organizations," considering an investment in units should be aware that there is a risk that income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust's ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only. See "- Investment by Charitable Remainder Trusts" below.

         Our general partners have used their best efforts to structure our activities to avoid having any of our income characterized as UBTI, and the types of partnership income and gain allocable to investing Exempt Organizations should not generally constitute UBTI. If, however, we were either to be deemed to hold partnership properties primarily for sale to customers in the ordinary course of business, or we were deemed to own "debt- financed property," i.e., property that is subject to "acquisition indebtedness," as defined below, then a portion of such income or gain would constitute UBTI to investing Exempt Organizations. See "- Taxation of Real Estate Operations" below.



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

         "Acquisition indebtedness" includes:

         o    indebtedness incurred in acquiring or improving property;

         o indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

         o indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

         We will under no circumstances incur indebtedness to acquire partnership properties. Thereafter, our authority to incur indebtedness may be exercised only in limited circumstances. Specifically, the general partners have the authority to incur indebtedness on our behalf only in the event that they deem such borrowing necessary to finance improvements of our properties, to protect the capital previously invested in a property, to protect the value of our investment in a property or to make a property more attractive for sale or lease. See "Investment Objectives and Criteria - Borrowing Policies."

         Our general partners have represented, however, that they will not cause us to incur indebtedness unless we first receive an opinion of counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause our income to be characterized as UBTI to investing Exempt Organizations. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by us in the future would not cause the income allocated to limited partners that are Exempt Organizations to be taxed as UBTI.

     MINIMUM DISTRIBUTION REQUIREMENTS

         Any person who is a fiduciary of an Exempt Organization considering an investment in our units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

         In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units.

INVESTMENT BY CHARITABLE REMAINDER TRUSTS

         A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our general partners have used their best efforts to structure our activities to avoid having any of our income characterized as UBTI. Accordingly, unless we either (1) incur indebtedness for the purpose of acquiring or improving real properties, and are deemed to be holding property subject to "acquisition indebtedness," or (2) we are deemed to hold our properties primarily for sale to customers in the ordinary course of business, then under current law our income should not be deemed to constitute UBTI to tax-exempt investors. See "Investment by Qualified Plans and Other Tax-Exempt Entities" above.


TAXATION OF REAL ESTATE OPERATIONS

     DEPRECIATION AND COST RECOVERY; OTHER EXPENSES


         It is currently anticipated that the real property improvements we acquire or construct and any personal property we acquire will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Internal Revenue Code for partnerships like us that have both taxable and tax-exempt partners. This system provides that real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years and that personal property will be depreciated over a recovery period of twelve years on a straight-line basis.


         Ordinary and necessary expenses incurred in connection with our operations will be deductible to the extent they are deemed to be reasonable in amount, with the exception of syndication and organizational expenses that are not currently deductible by us. See "- Syndication and Organizational Expenses" below.

     CHARACTERIZATION OF LEASES

         We have the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "Investment Objectives and Criteria." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which we are treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property, who would, in such cases, be treated as the owner of the property.


         Our general partners will use their best efforts to structure any such sale-leaseback transaction to ensure that the lease will be characterized as a "true lease" and that we will be treated as the owner of the property in question for federal income tax purposes. We will not seek an advance ruling from the IRS or obtain an opinion of counsel that we will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the IRS that we are not the owner of leased properties could result in substantial adverse tax consequences. Unit holders would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest that is portfolio income, rather than passive activity income that may be offset by passive activity losses generated by us or from investments in other passive activities. See "- Deductibility of Loss-Limitations - Passive Loss-Limitations" above.


     SALES OF PARTNERSHIP PROPERTIES

         Upon the sale of a property, we will recognize gain or loss to the extent that the amount realized by us is more or less than the adjusted basis of the property sold. The amount realized upon the sale of a partnership property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to such property.



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


         Assuming that we are not deemed to be a dealer with respect to our properties (see "- Property Held Primarily for Sale" below), gain or loss realized on a sale of our properties will generally be taxable under Section 1231 of the Internal Revenue Code. A limited partner's share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by the limited partner in that year from sources other than us, and the net Section 1231 gain or loss will generally be treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a limited partner with respect to the sale of a partnership property may exceed the cash proceeds received by such limited partner with respect to such sale. This is particularly likely in the event of a foreclosure on a partnership property. See "Risk Factors - Federal Income Tax Risks."


     PROPERTY HELD PRIMARILY FOR SALE

         We have been organized for the purpose of acquiring and developing real estate for investment and rental purposes. If we were at any time deemed for tax purposes to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners that are Exempt Organizations.


         Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. We will sell such property only as, in the opinion of our general partners, is consistent with our investment objectives. Our general partners do not anticipate that we will be treated as a dealer with respect to our properties. However, there is no assurance that the IRS will not take a contrary position. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and disposition in question. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the partnership in facilitating dispositions. They may also include activities taken by the partnership to facilitate the subdivision and sale of properties. This determination is intensely factually specific and is made separately with respect to each disposition of a property. If we were to dispose of a number of our properties in a relative short period in a series of separate transactions, or after only a brief holding period, this would increase the risk of potential characterization of such transactions as sales of property in the ordinary course. Dealer status would result in gains from dispositions being taxed at higher ordinary income rates rather than as capital gains. It would also result in such income constituting UBTI with adverse consequences to tax exempt investors. See "- Investment by Qualified Plans and Other Tax-Exempt Entities - Unrelated Business Taxable Income (UBTI)" above. Because the issue is dependent upon facts that will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.


     SYNDICATION AND ORGANIZATIONAL EXPENSES

         A current deduction is not allowed for expenses incurred in connection with either (1) organizing Behringer Harvard Mid-Term Fund I or (2) syndicating interests in Behringer Harvard Mid-Term Fund I. Amounts that qualify as organizational expenses, as well as other start- up expenditures, may be amortized ratably over 60 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as sales commissions, professional fees and printing costs. The IRS may attempt to recharacterize certain costs and expenses that our general partners intend to amortize over 60 months as nondeductible syndication expenses.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

         Section 183 of the Internal Revenue Code limits deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" describes any activity other than an activity that constitutes a trade or



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business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

         Based upon the following factors, our counsel has concluded that it is more likely than not that the activities contemplated by us will be considered activities entered into for profit:

         o    our investment objectives;

         o the representations of our general partners that we will be operated in a business-like manner in all material respects and strictly in accordance with our partnership agreement and this prospectus; and

         o the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 will be made at the partnership level.


         Notwithstanding any determination made with respect to us in this regard, however, the IRS may apply Section 183 to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 on their individual situations.


SALES OF LIMITED PARTNERSHIP UNITS


         A limited partner investing in us may be unable to sell any of his units by reason of the nonexistence of any active trading market for the units. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than twelve months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of our "unrealized receivables" and "inventory items," as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of our "Section 751 property."


DISSOLUTION AND LIQUIDATION

         Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and "inventory" as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.



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CAPITAL GAINS AND LOSSES


         Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 38.6%. Capital gains, however, are taxed at a maximum marginal rate of 20.0% for individuals, i.e., for gains realized with respect to capital assets held for more than twelve months, or may be taxed at a maximum marginal rate of 18.0% if the capital asset disposed of is acquired after December 31, 2000, and is held for a period of at least five years prior to its disposition. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25.0%, rather than 20.0% or 18.0%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).


ELECTION FOR BASIS ADJUSTMENTS

         Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partners do not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their units.

ALTERNATIVE MINIMUM TAX


         Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income," or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26.0%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28.0%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.


PENALTIES


         Under Section 6662 of the Internal Revenue Code, a 20.0% penalty is imposed on any "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10.0% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (1) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item's income tax treatment, and (b) there is a reasonable basis for the item's tax treatment by the taxpayer, unless the understatement is attributable to a "tax shelter." A "tax shelter" is defined for this purpose to include a partnership (or other entity) that has as "a significant purpose" the avoidance or evasion of federal income tax. In the case of a tax shelter, as so defined, a reduction in the understatement only will result in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

         Based upon the representations of our general partners that we will be operated in the manner and in accordance with the investment objectives described in this prospectus, our counsel has opined that it is more likely than not that our partnership will not constitute a tax shelter for purposes of
Section 6662 of the Internal Revenue Code. If we were to be characterized as a tax shelter, it would increase the risk that our limited partners would be subjected to tax penalties because they would only be able to avoid such penalties if we are able to show "substantial authority" for the tax positions which we have taken. If our partnership were found to be a tax shelter, we would not be able to avoid penalties merely by disclosing this position, and, therefore, the risk of penalties to us and our limited partners would be increased.

         In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20.0% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200.0% or more of the correct value or adjusted basis, or
(2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.


TAX SHELTER REGISTRATION


         Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Internal Revenue Code, is required to register with the IRS. Regulations issued under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2-to-1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

         We are not intended to constitute a "tax shelter," as so defined. Further, our general partners have represented that our partnership is not anticipated to show a net loss for federal income tax purposes any time within the first five years of its operation and that the aggregate amount of deductions derived from any limited partner's investment in us, determined without regard to income, will not exceed twice the amount of any such limited partner's investment in us as of the close of any year in our first five calendar years.

         Although it is currently anticipated that we will not have a tax shelter ratio so as to be classified as a "tax shelter," governing authority as to the calculation of the "tax shelter ratio" is unclear. If we are required to register as a tax shelter, failure to so register could result in the application of penalties to us and to our investors. Based upon the authority of the Regulations issued under Section 6111 and the above-described representations of our general partners, our counsel has concluded that it is more likely than not that we are not currently required to register as a tax shelter with the IRS under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.


PARTNERSHIP TAX INFORMATION; PARTNER TAX RETURNS

         We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the IRS may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

AUDITS

         The IRS often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the IRS. Any such disallowance may deprive investors holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in us.

         An audit of Behringer Harvard Mid-Term Fund I could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner's personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner's return could result in adjustments of other items of income and deductions not related to our operations.

         In the event of an audit of our tax return, our general partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS. Our general partners may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

         You should note that in the event our general partners cause us to elect to be treated as an "Electing Large Partnership" under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

FOREIGN INVESTORS AS LIMITED PARTNERS

         Foreign investors may purchase our units of limited partnership interest. A foreign investor who purchases units and becomes a limited partner will generally be required to file a United States tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

         Foreign investors should consult their own personal tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

TAX LEGISLATION AND REGULATORY PROPOSALS

         Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as Behringer Harvard Mid-Term Fund I. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our units, or other potential changes in applicable tax laws.

STATE AND LOCAL TAXES

         In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

         o whether the state in which he resides will impose a tax upon his share of our taxable income;

         o whether an income tax or other return must also be filed in those states where we will own properties; and

         o whether he will be subject to state income tax withholding in states where we will own properties.

         Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.

         Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.

         Each prospective purchaser of units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in Behringer Harvard Mid-Term Fund I.

                              REPORTS TO INVESTORS

         Within 75 days after the end of each of our fiscal years, our general partners will deliver to each limited partner such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which our properties are located. Within 120 days after the end of our fiscal year, our general partners will deliver to each limited partner an annual report which includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of Behringer Harvard Mid-Term Fund I, a cash flow statement and a statement of changes in partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partners and their affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to our general partners and their affiliates in accordance with
Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partners to advise the investors of our affairs.


         For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of our general partners used to establish a working capital reserve or returned to the limited partners, each limited partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which we have acquired real property, and no less often than annually, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which our general partners are relying in projecting successful operation of the properties. The acquisition report shall include:


         o a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

         o a statement of the appraised value, purchase price, terms of purchase, and an itemization of all costs related to the acquisition paid to our affiliates;

         o a statement that title insurance and any required performance bonds or other assurances in accordance with requirements of the partnership agreement with respect to builders have been or will be obtained on the property;

         o a description of any real property that our general partners presently intend to acquire or lease, providing its location and a description of its general character; and

         o a description of statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by us that remain unexpended or uncommitted.

         The appraisal we receive at the time of each acquisition of property shall be maintained in our records for at least five years thereafter and, during such time, shall be made available to our limited partners for inspection and duplication at reasonable times.

         We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report on Form 10-K or Form 10-Q sent to limited partners following the valuation process. Such estimated value will be based upon annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners are, however, required under our partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10.00, and no valuation of our properties will be performed. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement."

         Our general partners shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

                              PLAN OF DISTRIBUTION

THE OFFERING


         We are offering a maximum of 40,000,000 units of limited partnership interest to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our general partners. The units are being offered at a price of $10.00 per unit on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units. We are also offering 4,000,000 units for sale pursuant to our distribution reinvestment plan. Therefore, a total of 44,000,000 units are being registered in this offering. The offering of our units will terminate on or before _____________, 2005. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our general partners, we may elect to extend the termination date of our offering of units reserved for issuance pursuant to our distribution reinvestment plan up to _____________, 2011, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed annually.

BEHRINGER SECURITIES

         Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs, including the securities being offered in this offering. This offering is the first offering for which Behringer Securities has acted as dealer manager. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management - Affiliated Companies - Dealer Manager."


COMPENSATION WE WILL PAY FOR THE SALE OF OUR UNITS


         Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Limited partners who elect to participate in the distribution reinvestment plan will be charged selling commissions and dealer manager fees on units purchased pursuant to our distribution reinvestment plan on the same basis as limited partners purchasing units other than pursuant to the distribution reinvestment plan. See "Summary of Distribution Reinvestment Plan - Investment of Distributions."



                                                            Per Unit      Total Minimum   Total Maximum
                                                          -------------   -------------   -------------
PRICE TO PUBLIC .......................................   $       10.00   $   2,000,000   $ 440,000,000
Selling Commissions ...................................             .70         140,000      30,800,000
Marketing and Due Diligence Expense ...................             .25          50,000      11,000,000
                                                          -------------   -------------   -------------
Proceeds to Behringer Harvard Mid-Term Fund I LP. .....   $        9.05   $   1,810,000   $ 398,200,000
                                                          =============   =============   =============



         Our dealer manager may authorize certain other broker-dealers who are members of the NASD to sell our units. In the event of the sale of units by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.


         We or our general partners or their affiliates may also provide non-cash incentive items for registered representatives of our dealer manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. The value of all such items shall be considered underwriting compensation in connection with this offering. In no event will our total underwriting compensation exceed 10.0% of gross offering proceeds.

         Our general partners have agreed to indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act of 1933, as amended. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable.


         The broker-dealers participating in the offering are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.

UNITS PURCHASED BY AFFILIATES

         Our general partners and their affiliates may, at their option, purchase units offered hereby at the public offering price, in which case they would expect to hold such units as limited partners for investment and not for distribution. Units purchased by our general partners or their affiliates shall not be entitled to vote on any matter presented to the limited partners for a vote. We will not pay selling commissions in connection with any units purchased by our general partners.

SUBSCRIPTION PROCESS


         Our units are being sold as subscriptions are received and accepted by us. If you meet our suitability standards, you may subscribe for units by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit C, according to its instructions for a specific number of units and delivering to our escrow agent, Wells Fargo Bank Iowa, N.A., 666 Walnut, N8200-034, Corporate Trust Services, PFG, Des Moines, Iowa 50309, a check for the full purchase price of the units, payable to "Wells Fargo Bank Iowa, Behringer Harvard Mid-Term Value Enhancement Fund I LP." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:


         o    have received this prospectus;

         o    agree to be bound by the terms of our partnership agreement;

         o    meet the suitability standards described in this prospectus;

         o understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our partnership agreement;


         o affirm that, if you are a Missouri, Nebraska, Ohio or Pennsylvania resident, your investment does not exceed 10.0% of your liquid net worth;



         o affirm that, if you are a Washington resident, your income does not exceed the greater of 5.0% of your liquid net worth or 5.0% of your gross income;



         o    are purchasing the units for your own account;



         o    acknowledge that there is no public market for our units; and



         o are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.



We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units. See also the section of this prospectus captioned "How to Subscribe."


         Subscription proceeds received from residents of Nebraska and Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 2,200,000 units, aggregating at least $22.0 million, have been received and accepted by us. If we have not received and accepted subscriptions for 2,200,000 units by the end of the 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Nebraska and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

         Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions for at least 250,000 units, aggregating at least $2.5 million, have been received and accepted by us. If we have not received and accepted subscriptions for 250,000 units by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.

         Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for units until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit a subscriber's check to the escrow agent by noon of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, subscriber checks will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.

         We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $2.0 million of our units, we expect to admit new investors monthly. The escrow agent will not release your funds to us until we admit you as a limited partner. Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional units periodically.


MINIMUM OFFERING


         Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $2.0 million have been received and accepted by us (the "Minimum Offering"). Any units purchased by our general partners or their affiliates will not be counted in calculating the Minimum Offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

         If the Minimum Offering has not been received and accepted by ___________, 2004 (one year after the date of this prospectus), our escrow agent will promptly so notify us and this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber fails to remit an executed IRS Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with IRS Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.


ADMISSION OF LIMITED PARTNERS


         Initial subscribers may be admitted as limited partners and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in New York may not be admitted as limited partners until subscriptions have been received and accepted for 250,000 units ($2.5 million), and except that subscribers residing in either Nebraska or Pennsylvania may not be admitted until subscriptions have been received and accepted for 2,200,000 units ($2.2 million). In addition, certain other states may impose different requirements than those set forth herein. We expect to admit limited partners on a monthly basis following the Minimum Offering.


         Upon admission of an investor as our new limited partner, the escrow agent will release such subscribers' funds to us. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally will not become part of our capital. Instead, promptly after ten days following each new investor admission date, we will cause the escrow agent to make distributions to limited partners of all interest earned on their escrowed funds used to purchase the units. Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow by our escrow agent for at least 35 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.

         The proceeds of this offering will be received and held in trust for the benefit of purchasers of units to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.


UNITS HELD BY ASSIGNMENT

         Where a bank, broker, custodian or other fiduciary holds units as assignor or nominee for persons who invest in us, the persons who invest in us, as assignee or beneficial owner of such units, will be granted the same rights as if they were limited partners, except as prohibited by law. The NASAA Guidelines require the assignment agreement between the assignor and the assignees to provide that the assignor's management has fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the possession or control of the assignor's management. Further, the assignor's management must not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement must not permit the assignees to contract away the fiduciary duty owed to the assignees by the assignor's management under the common law of agency.


INVESTMENTS BY IRAS AND QUALIFIED PLANS

         __________________________ has agreed to act as an IRA custodian for purchasers of our units who desire to establish an IRA account or transfer or rollover existing accounts. _____________________ has agreed to provide these services to our limited partners at a discounted rate. Further information as to these services is available through your broker or may be requested from us or downloaded from our web site.


         We may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of units.


VOLUME DISCOUNTS

         In connection with sales of certain minimum numbers of units to a "purchaser," as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per unit payable by the investor. The following table illustrates the various discount levels available:


                                                                Commissions on Sales per Incremental
                                                                   Unit in Volume Discount Range
                                                                ------------------------------------
    Number of                Purchase Price per Incremental           Percentage
 Units Purchased             Unit in Volume Discount Range      (based on $10 per unit)       Amount
 ---------------             ------------------------------     -----------------------       ------
1 to 50,000                            $10.00                           7.0%                   $0.70
50,001 to 100,000                      $ 9.80                           5.0%                   $0.50
100,001 and over                       $ 9.60                           3.0%                   $0.30

         For example, if an investor purchases 600,000 units, he or she would pay (1) $500,000 for the first 50,000 units ($10.00 per unit), (2) $490,000 for the next 50,000 units ($9.80 per unit), and (3) $4,800,000 for the remaining 500,000 units ($9.60 per unit). Accordingly, he or she could pay as little as $5,780,000 (approximately $9.65 per unit) rather than $6,000,000 for the units, in which event the commission on the sale of such units would be $210,000 (approximately $0.35 per unit) and, after payment of the dealer manager fee of $150,000 ($0.25 per unit), we would receive net proceeds of $5,420,000 ($9.03 per unit). The net proceeds to us will not be affected by volume discounts.

         In addition, in order to encourage purchases of 1,000,000 or more units, a potential purchaser who proposes to purchase at least 1,000,000 units may agree with BH Advisors I LP and Behringer Securities to have the dealer manager fee with respect to the sale of such units reduced to as little as 1.0%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such units reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such units would be reduced by $0.80 per unit, and the purchaser of such units would be required to pay a total of $9.20 per unit purchased, rather than $10.00 per unit. The net proceeds to us would not be affected by such fee reductions. All such sales must be made through registered broker-dealers.


         Because all investors will be deemed to have contributed the same amount per unit to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.


         Regardless of any reduction in any commissions (or acquisition and advisory fees in respect of sales of over 1,000,000 units), for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to our general partners, will be calculated as though the purchaser paid $10.00 per unit. The sales price for all such units will also be deemed to be $10.00 per unit for the purposes of determining whether we have sold units equal to the Minimum Offering.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by our general partners that all of such subscriptions were made by a single "purchaser."


         For the purposes of such volume discounts, the term "purchaser" includes:

         o an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

         o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;


         o an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and


         o    all commingled trust funds maintained by a given bank.


         Notwithstanding the above, in connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partners or their affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. As set forth above, all requests to aggregate subscriptions must be made in writing, and expect as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

         California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:


         o there can be no variance in the net proceeds to us from the sale of the units to different purchasers of the same offering;

         o all purchasers of the units must be informed of the availability of quantity discounts;

         o the same volume discounts must be allowed to all purchasers of units which are part of the offering;

         o the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

         o the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

         o    no discounts are allowed to any group of purchasers.

         Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.


         Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our units.


DEFERRED COMMISSION OPTION


         Subscribers for units may agree with their participating broker-dealers and our dealer manager to have selling commissions due with respect to the purchase of their units paid over a six-year period pursuant to a deferred commission arrangement. Limited partners electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. Unless earlier accelerated as the result of a decision by the general partners to liquidate us prior to such time, for the period of six years following subscription, $0.10 per unit will be deducted on an annual basis from distributions of net cash from operations otherwise payable to the limited partners and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a limited partner electing the deferred commission option will pay a 1.0% commission upon subscription, rather than a 7.0% commission, and an amount equal to a 1.0% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions of net cash from operations otherwise payable to such limited partner and used by us to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of our dealer manager by application of the volume discount provisions described previously.


         Investors electing the deferred commission option who are subject to federal income taxation will incur tax liability for distributions of net cash from operations otherwise payable to them with respect to their units even though such distributions will be withheld from such limited partners and will instead be paid to third parties to satisfy commission obligations.

         Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per unit in the aggregate under the deferred commission option. Cash distributions otherwise payable to investors may be pledged by us, our dealer manager, or our general partners or our respective affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

         In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In such event, we will provide notice of such acceleration to limited partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such limited partners during the time period prior to liquidation of our properties; provided that, in no event may we withhold in excess of $0.60 per unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of us and our limited partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of our properties.

         In addition, if you elect the deferred commission option and subsequently request that we transfer your units for any reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the period that deferred commissions are payable, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

         o in the case of an election to sell the units under our redemption program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your units pursuant to our redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your units under our redemption program; or

         o if you request that we transfer the units for any other reason, you will not be entitled to effect any such transfer until you first either:

              - pay to us the unpaid portion of the remaining deferred commission obligation, or

              - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six years.

                                 WHO MAY INVEST

         In order to purchase units in this offering, you must:

         o meet the applicable financial suitability standards described in the section of this prospectus captioned "Suitability Standards;" and

         o    purchase at least the minimum number of units as described below.

         The minimum purchase is 100 units ($1,000), except in certain states as described below. You may not transfer less units than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your units so as to retain less than the number of units required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.


         The minimum purchase for Maine, New York and North Carolina residents is 250 units ($2,500), except for IRAs, which must purchase a minimum of 100 units ($1,000). The minimum purchase for Minnesota residents is 250 units ($2,500), except for IRAs and other qualified retirement plans, which must purchase a minimum of 200 units ($2,000).

         After you have purchased the minimum investment, or have satisfied minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 units ($25), except for (1) purchases made by residents of Maine, Minnesota, Nebraska, Oregon and Washington, who must still meet the minimum investment requirements set forth above, and (2) purchases of units pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts.


                                HOW TO SUBSCRIBE

         Investors who meet the applicable suitability standards as described in the section of this prospectus captioned "Suitability Standards" and who agree to purchase at least the minimum number of units may purchase units. See "Suitability Standards" for a description of the minimum purchase requirements. If you want to purchase units, you must proceed as follows:

              (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

              (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit C.

              (3) Deliver a check for the full purchase price of the units being subscribed for, payable to "Wells Fargo Bank Iowa, N.A., as Escrow Agent for Behringer Harvard Mid-Term Value Enhancement Fund I LP," along with the completed subscription agreement to the dealer. Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

              (4) By executing the subscription agreement and paying the full purchase price for the units subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

         If you elect the deferred commission option, you must do so by indicating your election on the signature page of the subscription agreement. The dealer must also complete and sign the subscription agreement to acknowledge its agreement to the deferred commission option. This is more fully explained in the section of this prospectus captioned "Plan of Distribution - Deferred Commission Option."

         An approved trustee must process through us and forward us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. If you want to purchase units through an individual retirement account, ________________ has agreed to serve as IRA custodian for such purpose and to offer its services to our prospective limited partners at preferred rates.



                           SUPPLEMENTAL SALES MATERIAL

         In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

         o    investor sales promotion brochures;

         o    cover letters transmitting the prospectus;

         o    brochures containing a summary description of the offering;

         o    brochures describing our advisory board;

         o reprints of articles about us or the real estate industry generally;

         o fact sheets describing the general nature of the Behringer Harvard Mid-Term Fund I and our investment objectives;

         o slide presentations and studies of the prior performance of entities managed by our general partners and their affiliates;

         o    broker updates;

         o    computer presentations;

         o    web site material;

         o    electronic media presentations;

         o    audio cassette presentations;

         o    video presentations;

         o    cd-rom presentations;

         o    seminars and seminar advertisements and invitations; and

         o    scripts for telephonic marketing.

In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

         The offering of units is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.

                                  LEGAL MATTERS

         The legality of the units being offered hereby has been passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. The statements under the caption "Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia, and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in us. Fulbright & Jaworski L.L.P. and Morris, Manning & Martin, LLP have represented our general partners, as well as affiliates of our general partners, in other matters and may continue to do so in the future. The partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors I LP.



                                     EXPERTS

         The financial statements of Behringer Harvard Mid-Term Value Enhancement Fund I LP and Behringer Harvard Advisors I LP as of September 20, 2002, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS


Behringer Harvard Mid-Term Value Enhancement Fund I LP
          Report of Independent Accountants...............................................................F-2
          Balance Sheet as of September 20, 2002..........................................................F-3
          Statement of Partners' Capital as of September 20, 2002.........................................F-4
          Notes to Financial Statements...................................................................F-5

Behringer Harvard Advisors I LP
          Report of Independent Accountants...............................................................F-8
          Consolidated Balance Sheet as of September 20, 2002.............................................F-9
          Consolidated Statement of Partners' Capital as of September 20, 2002............................F-10
          Notes to Financial Statements...................................................................F-11

                        REPORT OF INDEPENDENT ACCOUNTANTS







To the Partners of
Behringer Harvard Mid-Term Value Enhancement Fund I LP


In our opinion, the accompanying balance sheet and the related statement of partners' capital present fairly, in all material respects, the financial position of Behringer Harvard Mid-Term Value Enhancement Fund I LP (a development stage partnership) as of September 20, 2002 (date of inception) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP



Dallas, Texas
November 11, 2002

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                     (A Development Stage Texas Partnership)

                                  BALANCE SHEET
                     September 20, 2002 (Date of Inception)


                                     ASSETS

Cash                                                               $  600
                                                                   ------

Total Assets                                                       $  600
                                                                   ======

                        LIABILITIES AND PARTNERS' CAPITAL

Total Liabilities                                                  $   --
                                                                   ------

Commitments and Contingencies

Partners' capital
   General partners                                                $  500
   Limited partnership units, 44,000,000 units
       authorized, none issued and outstanding                     $  100
                                                                   ------

Total partners' capital                                            $  600
                                                                   ------

Total Liabilities and Partners' Capital                            $  600
                                                                   ======


                 See accompanying notes to financial statements.

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                     (A Development Stage Texas Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                     September 20, 2002 (Date of Inception)




                                  Behringer Harvard    Robert M.       Gerald J.
                                    Advisors I LP      Behringer      Reihsen III        Total
                                  ------------------   ---------      -----------        ------
Balance, September 20, 2002            $   --            $   --          $   --          $   --
(Date of Inception)

Contributions                             400               100             100             600
                                       ------            ------          ------          ------

Balance at September 20, 2002          $  400            $  100          $  100          $  600
                                       ======            ======          ======          ======


                 See accompanying notes to financial statements.

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                     (A Development Stage Texas Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                     September 20, 2002 (Date of Inception)


1.   Organization


         Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Partnership") was formed in Texas on July 30, 2002, by and between Behringer Harvard Advisors I LP (a "General Partner"), a Texas limited partnership as general partner, Robert M. Behringer (also a "General Partner"), an individual as general partner and Gerald J. Reihsen III (the "Limited Partner" and collectively with the General Partners, the "Partners") an individual as limited partner. The Partnership was funded through capital contributions on September 20, 2002 (date of inception). The Partnership intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 44,000,000 units of limited partnership interest.

         A maximum of 40,000,000 units may be sold to the public pursuant to the Offering. In addition, the Partnership plans to register an additional 4,000,000 units that will be available only to partners who elect to participate in the Partnership's distribution reinvestment plan at $10 per unit.


         The Partnership intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire office and other commercial properties, such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities, in highly desirable locations in markets with barriers to entry and limited potential for new development. The partnership agreement provides that the Partnership will continue in existence until the earlier of December 31, 2022 or termination of the Partnership by written consent of all the partners.

         The Partnership is in the development stage and has not begun operations.

         Initial Capital Contribution


         Upon formation of the Partnership, the two General Partners contributed cash of $500 and the limited partner contributed $100, respectively, for non-unit investments.


         Cash Flow Distributions

         Net cash flows, as defined, are to be distributed to the Partners as follows:


                  (a) To the Limited Partners on a per unit basis until each of such Limited Partners have received distributions of net cash from operations with respect to such fiscal year, or applicable portion thereof, equal to eight percent (8.0%) per annum of their net capital contribution;

                  (b) Then to the Limited Partners on a per unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100.0%) of their net capital contribution; and

                  (c) Thereafter, eighty-five percent (85.0%) to the Limited Partners on a per unit basis, and fifteen percent (15.0%) to the General Partners to be apportioned in such percentages as they may from time to time agree upon among themselves.


         Other limitations of allocated or received distributions are defined within the partnership agreement.

         Income (Loss) Allocations


         Net loss for each applicable accounting period shall be allocated to the Partners as follows:

                  (a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

                  (b) Then, eighty-five percent (85.0%) to the Limited Partners and fifteen percent (15.0%) to the General Partners.

         Net income for each applicable accounting period shall be allocated to the Partners as follows:

                  (a) To the Partners to the extent of and in proportion to allocations of net loss as noted above; and

                  (b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the partnership agreement.


2.   Income Taxes

         No federal income taxes are payable by the Partnership and none have been provided in the accompanying financial statements. The Partners are to include their respective shares of partnership income or loss, determined on an income tax basis, in their individual tax returns.

3.   Related-Party Arrangements


         The General Partners and certain of their affiliates will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Partnership. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer-manager fee. Behringer Securities may reallow a portion of its dealer-manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

         All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by the General Partners or their affiliates and could be reimbursed by the Partnership for up to 2.5% of gross offering proceeds. The General Partners or their affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each property for identifying, reviewing, evaluating, investing in and the purchase, development or construction of real property acquisitions. Any portion of this fee may be deferred and paid in a subsequent year. The General Partners or their affiliates may also receive up to 0.5% of the contract purchase price of each property for reimbursement of expenses related to making such acquisition.

         The Partnership expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Partnership's properties, which fees will be up to 4.0% of gross revenues, plus separate leasing fees based upon the customary leasing fees applicable to the geographic location of the properties, but will not exceed 6.0% of gross revenues. The Partnership will also reimburse HPT Management Services LP for costs and expenses incurred by it on behalf of the Partnership.

         The Partnership will pay the General Partners or their affiliates an annual advisor asset management fee of 0.5% of aggregate assets value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

         In connection with the sale of the properties of the Partnership, the Partnership will pay to the General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the limited partners, will equal (1) 100.0% of their capital contributions plus (2) an 8.0% annual cumulative (noncompounded) return on their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because limited partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

                        REPORT OF INDEPENDENT ACCOUNTANTS







To the Partners of
Behringer Harvard Advisors I LP


In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of partners' capital present fairly, in all material respects, the financial position of Behringer Harvard Advisors I LP (a development stage partnership) as of September 20, 2002 (date of inception) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP



Dallas, Texas
November 11, 2002

                         BEHRINGER HARVARD ADVISORS I LP
                     (A Development Stage Texas Partnership)

                           CONSOLIDATED BALANCE SHEET
                     September 20, 2002 (Date of Inception)


                                     ASSETS

Cash                                                               $  1,200
                                                                   --------

Total Assets                                                       $  1,200
                                                                   ========


                        LIABILITIES AND PARTNERS' CAPITAL

Total Liabilities                                                  $     --
                                                                   --------

Commitments and Contingencies

Minority interest                                                       200

Partners' capital                                                  $  1,000
                                                                   --------


Total Liabilities and Partners' Capital                            $  1,200
                                                                   ========


          See accompanying notes to consolidated financial statements.

                         BEHRINGER HARVARD ADVISORS I LP
                     (A Development Stage Texas Partnership)

                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                     September 20, 2002 (Date of Inception)




                                   Harvard Property   Behringer Harvard
                                      Trust LLC         Partners LLC          Total
                                   ----------------   -----------------     --------
Balance, September 20, 2002            $     --           $     --          $     --
(Date of Inception)

Contributions                                 1                999             1,000
                                       --------           --------          --------

Balance at September 20, 2002          $      1           $    999          $  1,000
                                       ========           ========          ========


          See accompanying notes to consolidated financial statements.

                         BEHRINGER HARVARD ADVISORS I LP
                     (A Development Stage Texas Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     September 20, 2002 (Date of Inception)


1.   Organization


         Behringer Harvard Advisors I LP (the "Partnership") was formed in Texas on July 30, 2002, by and between Harvard Property Trust LLC (the "General Partner"), a Texas limited liability company as 0.1% general partner and Behringer Harvard Partners, LLC (the "Limited Partner" and together with the General Partner, the "Partners"), a Texas limited liability company as 99.9% limited partner. The Partnership was funded through capital contributions on September 20, 2002 (date of inception).


         Basis of Consolidation


         The consolidated financial statements include the accounts of the Partnership and its 67.0% owned subsidiary with a controlling interest, as defined in the partnership agreement, Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Mid-Term Fund"). The Mid-Term Fund is a development stage partnership, which intends to file a registration statement on Form S-11 with the Securities and Exchange Commission. The Mid-Term Fund intends to use the proceeds from its public offering to acquire office and other commercial properties, such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. The Partnership controls the operations of the Mid-Term Fund and accordingly consolidates the operations of the underlying Mid-Term Fund in the accompanying consolidated financial statements.


         All intercompany balances and transactions have been eliminated in consolidation.

         Initial Capital Contribution

         Upon formation of the Partnership, the general and limited partners contributed cash of $1 and $999, respectively.

         Cash Flow Distributions


         Net cash flows, as defined, are to be distributed 99.9% to the Limited Partner and 0.1% to the General Partner.


         Other limitations of allocated or received distributions are defined within the partnership agreement.

         Income (Loss) Allocations


         Net income (loss) for each applicable accounting period shall be allocated 99.9% to the Limited Partner and 0.1% to the General Partner.

2.   Income Taxes

         No federal income taxes are payable by the Partnership and none have been provided in the accompanying financial statements. The partners are to include their respective shares of partnership income or loss, determined on an income tax basis, in their individual tax returns.

3.   Minority Interest

         Minority interest represents the non-controlling partners' share of the capital in the Mid-Term Fund, which the Partnership consolidates in the accompanying consolidated financial statements. In accordance with certain provisions in the partnership agreement governing the Partnership's investment in the Mid-Term Fund, income and loss are allocated as follows:


         Net loss for each applicable accounting period shall be allocated to the Partners as follows:

                  (a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

                  (b) Then, eighty-five percent (85.0%) to the Limited Partner and fifteen percent (15.0%) to the General Partner.

         Net Income for each applicable accounting period shall be allocated to the Partners as follows:

                  (a) To the Partners to the extent of and in proportion to allocations of net loss as noted above; and

                  (b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the partnership agreement.

4.   Related-Party Arrangements

         The Partnership and the other general partner of the Mid-Term Fund (the "Mid-Term General Partners") and certain of their affiliates will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Mid-Term Fund. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer-manager fee. Behringer Securities may reallow a portion of its dealer-manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

         All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by the Mid-Term General Partners or their affiliates and could be reimbursed by the Mid-Term Fund for up to 2.5% of gross offering proceeds. The Mid-Term General Partners or their affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each property for identifying, reviewing, evaluating, investing in and the purchase, development or construction of real property acquisitions. Any portion of this fee may be deferred and paid in a subsequent year. The Mid-Term General Partners or their affiliates may also receive up to 0.5% of the contract purchase price of each property for reimbursement of expenses related to making such acquisition.

         The Mid-Term Fund expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Mid-Term Fund's properties, which fees will be up to 4.0% of gross revenues, plus separate leasing fees based upon the customary leasing fees applicable to the geographic location of the properties, but will not exceed 6.0% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. The Mid-Term Fund will also reimburse HPT Management Services LP for costs and expenses incurred by it on behalf of the Mid-Term Fund.

         The Mid-Term Fund will pay the Mid-Term General Partners or their affiliates an annual advisor asset management fee of 0.5% of aggregate assets value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

         In connection with the sale of the properties of the Mid-Term Fund, the Mid-Term Fund will pay to the Mid-Term General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the limited partners, will equal (1) 100.0% of their capital contributions plus (2) an 8.0% annual cumulative (noncompounded) return on their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because limited partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our general partner, Robert M. Behringer, and his affiliates (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Mid-Term Fund I. With the exception of the Prior Real Estate Programs that have been aggregated in the following tables as the "Recreational/Residential Programs" which represents twelve separate programs that invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Mid-Term Fund I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

         Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

         Investors in Behringer Harvard Mid-Term Fund I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

         Our general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is one of our general partners and our other general partner, BH Advisors I LP, is controlled by Mr. Behringer. Mr. Behringer was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table I --        Experience in Raising and Investing Funds (As a
                           Percentage of Investment)

         Table II --       Compensation to Sponsor (in Dollars)

         Table III --      Annual Operating Results of Prior Real Estate
                           Programs

         Table IV --       Results of Completed Programs

         Table V --        Sales or Disposals of Property

         Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Mid-Term Fund I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

         The following are definitions of certain terms used in the Tables:

         "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

         "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

         "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.



     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS


         This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2002.



                                        Harvard Property         Recreation/Residential
                                         Trust, Inc.(1)                Programs(2)
                                        ----------------         ----------------------

Dollar amount offered                    $   76,100,000(4)          $   22,583,906(5)
                                         ==============             ==============

Dollar amount raised                         60,387,475(79.3)%(4)       22,583,906(100.0)%
                                         --------------             --------------

Less offering expenses:
     Selling commissions and discounts
retained by affiliates                               --                         --

     Organizational expenses                    246,563(0.4)%                   --
     Marketing and offering expenses          1,032,263(1.7)%(6)                --
Reserve for operations                               --                         --

Percent available for investment             59,108,649(97.9)%          22,583,906(100.0)%
                                         ==============             ==============

Acquisition costs:
     Prepaid items and fees related to
        purchase of property
     Cash down payment(7)                    56,176,180(35.8)%          21,609,476(37.3)%
     Acquisition fees(8)                        544,375(0.3)%              524,406(0.9)%
     Loan costs                               1,835,419(1.2)%              450,024(0.8)%
     Proceeds from mortgage financing        98,520,000(62.7)%(9)       35,293,835(61.0)%(10)

Total acquisition costs(17)              $  157,075,974             $   57,877,741
                                         ==============             ==============

Percent leveraged                                  62.7%                      61.0%

Date offering began                            11/22/95                    6/30/95

Length of offering (in months)                       27             Continuing(18)

Months to invest 90 percent of amount
   available for investment (measured
   from date of offering)                            27             Continuing(18)

                                              Harvard                     Harvard
                                        Property I, L.P.(3)        Property III, L.P.(3)
                                        -------------------        ---------------------

Dollar amount offered                     $    1,186,254(5)            $    1,100,000(5)
                                          ==============               ==============

Dollar amount raised                           1,186,254(100.0)%            1,100,000(100.0)%
                                          --------------               --------------

Less offering expenses:
     Selling commissions and discounts
retained by affiliates                                --                           --

     Organizational expenses                          --                           --
     Marketing and offering expenses                  --                           --
Reserve for operations                                --                           --

Percent available for investment               1,186,254(100.0)%            1,100,000(100.0)%
                                          ==============               ==============

Acquisition costs:
     Prepaid items and fees related to
        purchase of property
     Cash down payment(7)                      1,176,023(28.1)%             1,064,785(28.8)%
     Acquisition fees(8)                              --                           --
     Loan costs                                   10,231(0.2)%                 35,215(1.0)%
     Proceeds from mortgage financing          3,000,000(71.7)%(11)         2,600,000(70.3)%(12)

Total acquisition costs(17)               $    4,186,254               $    3,700,000
                                          ==============               ==============

Percent leveraged                                   71.7%(12)                    70.3%

Date offering began                             04/05/95                     06/21/95

Length of offering (in months)                         2                            2

Months to invest 90 percent of amount
   available for investment (measured
   from date of offering)                              2                            2



     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                             BRP (Renner Plaza),
                                                   L.P.(3)                  BRP (SV), L.P.(3)
                                             -------------------            -----------------

Dollar amount offered                          $    1,326,578(5)              $    3,051,000(5)
                                               ==============                 ==============

Dollar amount raised                                1,326,578(100.0)%              3,051,000(100.0)%
                                               --------------                 --------------

Less offering expenses:
     Selling commissions and discounts
        retained by affiliates                             --                             --
     Organizational expenses                               --                             --
     Marketing and offering expenses                       --                             --
Reserve for operations                                     --                             --

Percent available for investment                    1,326,578(100.0)%              3,051,000(100.0)%
                                               --------------                 --------------

Acquisition costs:
     Prepaid items and fees related to
        purchase of property
     Cash down payment(7)                           1,222,144(26.7)%               2,869,406(32.4)%
     Acquisition fees(8)                               35,500(0.8)%                   84,500(1.0)%
     Loan costs                                        68,934(1.5)%                   97,094(1.1)%
     Proceeds from mortgage financing               3,250,000(71.0)%(13)           5,800,000(65.5)%(14)

Total acquisition costs(17)                    $    4,576,578                 $    8,851,000
                                               ==============                 ==============

Percent leveraged                                        71.0%                          65.5%

Date offering began                                  12/04/99                       10/21/00

Length of offering (in months)                              2                              2

Months to invest 90 percent of amount
   available for investment (measured
   from date of offering)                                   2                              2

                                             6142 Campbell,                Behringer Partners
                                                LTD.(3)                     Stemmons LP(3)
                                             --------------                -----------------

Dollar amount offered                        $      240,000(5)              $      401,900(5)
                                             ==============                 ==============

Dollar amount raised                                240,000(100.0)%         $      401,900(100.0)%
                                             --------------                 --------------

Less offering expenses:
     Selling commissions and discounts
        retained by affiliates                           --                             --
     Organizational expenses                             --                             --
     Marketing and offering expenses                     --                             --
Reserve for operations                                   --                             --

Percent available for investment                    240,000(100.0)%                401,900(100.0)%
                                             --------------                 --------------

Acquisition costs:
     Prepaid items and fees related to
        purchase of property
     Cash down payment(7)                           220,687(23.5)%                 338,501(19.5)%
     Acquisition fees(8)                             19,130(2.0)%                    3,951(0.2)%
     Loan costs                                         183  --                     59,448(3.4)%
     Proceeds from mortgage financing               700,000(74.5)%(16)           1,330,000(76.8)%(16)

Total acquisition costs(17)                  $      940,000                 $    1,731,900
                                             ==============                 ==============

Percent leveraged                                      74.5%                          76.8%

Date offering began                                05/01/96                       02/01/01

Length of offering (in months)                            2                              2

Months to invest 90 percent of amount
   available for investment (measured
   from date of offering)                                 2                              2


(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and 2 development parcels located in Texas and Minnesota.


(2) Represents an aggregation of properties held by 12 separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard Mid-Term Fund I. These programs hold a total of 13 income-producing properties, consisting of 7 marinas, 3 golf facilities, 2 apartment complexes and 1 minor development parcel with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996
     - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, and 2002 - no programs.


TABLE I - RECREATION/RESIDENTIAL PROGRAMS

          EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                 1995              %               1996              %
                                             ------------     ------------     ------------     ------------

Dollar amount offered                        $  3,365,288            100.0%    $         --              0.0%
                                             ============                      ============
Dollar amount raised                            3,365,288            100.0%    $         --              0.0%
                                             ------------                      ------------
Less offering expenses:
    Selling commissions and discounts                  --               --               --               --
    Organizational expenses                            --               --               --               --
    Marketing support and due diligence                --               --               --               --
    Reserve for operations                             --               --               --               --
    Other                                              --                                --
                                             ------------                      ------------
Amount available for investment              $  3,365,288            100.0%    $         --              0.0%
                                             ============                      ============
Acquisition costs:
    Cash down payment                           3,146,879             31.7%              --              0.0%
    Acquisition fees                              101,406              1.0%                              0.0%
    Loan costs                                    117,003              1.2%                              0.0%
    Proceeds from Mortgage Financing            6,554,876             66.1%              --              0.0%
                                             ------------                      ------------
Total Acquisition costs                      $  9,920,164            100.0%    $         --              0.0%
                                             ============                      ============

Percent leveraged (mortgage financing
    divided by total acquisition costs)              66.1%            66.1%             0.0%             0.0%
Date offering began                              04/21/95
Length of offering (in months)                          4                                --
Months to invest 90 percent of amount
    available for investment measured
    from date of offering                               4

                                                 1997              %               1998              %
                                             ------------     ------------     ------------     ------------

Dollar amount offered                        $    549,000            100.0%    $  1,300,200            100.0%
                                             ============                      ============
Dollar amount raised                              549,000            100.0%       1,300,200            100.0%
                                             ------------                      ------------
Less offering expenses:
    Selling commissions and discounts                  --               --               --               --
    Organizational expenses                            --               --               --               --
    Marketing support and due diligence                --               --               --               --
    Reserve for operations                             --               --               --               --
    Other                                              --                                --
                                             ------------                      ------------
Amount available for investment              $    549,000            100.0%    $  1,300,200            100.0%
                                             ============                      ============
Acquisition costs:
    Cash down payment                             473,341             19.5%       1,112,200            100.0%
    Acquisition fees                               30,000              1.2%          88,000              1.0%
    Loan costs                                     45,659              1.9%         100,000              1.1%
    Proceeds from Mortgage Financing            1,880,000             77.4%       7,900,000             85.9%
                                             ------------                      ------------
Total Acquisition costs                      $  2,429,000            100.0%    $  9,200,200            100.0%
                                             ============                      ============

Percent leveraged (mortgage financing
    divided by total acquisition costs)              77.4%            77.4%            85.9%            85.9%
Date offering began                              03/30/97                          04/05/98
Length of offering (in months)                          2                                 2
Months to invest 90 percent of amount
    available for investment measured
    from date of offering                               2                                 2



     Past performance is not necessarily indicative of future performance.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS



                                             1999              %               2000              %
                                         ------------     ------------     ------------     ------------
Dollar amount offered                    $  4,660,918            100.0%    $  4,308,500            100.0%
                                         ============                      ============
Dollar amount raised                        4,660,918            100.0%       4,308,500            100.0%
                                         ------------                      ------------
Less offering expenses:
    Selling commissions and
       discounts                                   --               --               --               --
    Organizational expenses                        --               --               --               --
    Marketing support and due
       diligence                                   --               --               --               --
    Reserve for operations                         --               --               --               --
    Other                                          --                                --
                                         ------------                      ------------
Amount available for investment          $  4,660,918            100.0%    $  4,308,500            100.0%
                                         ============                      ============
Acquisition costs:
    Cash down payment                       4,527,696             50.0%       4,158,010             35.9%
    Acquisition fees                           80,000              0.9%          95,000              0.8%
    Loan costs                                 53,222              0.6%          55,490              0.5%
    Proceeds from Mortgage Financing        4,396,000             48.5%       7,281,500             62.8%
                                         ------------                      ------------
Total Acquisition costs                  $  9,056,918            100.0%    $ 11,590,000            100.0%
                                         ============                      ============
Percent leveraged (mortgage
    financing divided by total
    acquisition costs)                           48.5%            48.5%            62.8%            62.8%
Date offering began                          06/21/99                          01/08/00
Length of offering (in months)                      4                                10
Months to invest 90 percent of
    amount available for investment
    measured from date of offering                  4                                10

                                             2001              %               2002              %              Totals
                                         ------------     ------------     ------------     ------------     ------------
Dollar amount offered                    $  8,400,000            100.0%    $          0              0.0%    $ 22,583,906
                                         ============                      ============                      ============
Dollar amount raised                        8,400,000            100.0%               0              0.0%      22,583,906
                                         ------------                      ------------                      ------------
Less offering expenses:
    Selling commissions and
       discounts                                   --               --               --               --               --
    Organizational expenses                        --               --               --               --               --
    Marketing support and due
       diligence                                   --               --               --               --               --
    Reserve for operations                         --               --               --               --               --
    Other                                                           --               --               --               --
                                         ------------                      ------------                      ------------
Amount available for investment          $  8,400,000            100.0%    $          0              0.0%    $ 22,583,906
                                         ============                      ============                      ============
Acquisition costs:
    Cash down payment                       8,191,350             52.2%               0              0.0%      21,609,476
    Acquisition fees                          130,000              0.8%               0              0.0%         524,406
    Loan costs                                 78,650              0.5%               0              0.0%         450,024
    Proceeds from Mortgage Financing        7,281,459             46.4%               0              0.0%      35,293,835
                                         ------------                      ------------                      ------------
Total Acquisition costs                  $ 15,681,459            100.0%    $          0              0.0%    $ 57,877,741
                                         ============                      ============                      ============
Percent leveraged (mortgage
    financing divided by total
    acquisition costs)                           46.4%            46.4%             0.0%             0.0%            61.0%
Date offering began                          02/19/01
Length of offering (in months)                      9
Months to invest 90 percent of
    amount available for investment
    measured from date of offering

----------

(3)  Single asset limited partnership with asset based in Texas.

(4) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

(5) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.

(6) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (4).

(7) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.

(8) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.

(9) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.

(10) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.


     Past performance is not necessarily indicative of future performance.

(11) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.

(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.

(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.

(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.

(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.


(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.

(17) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.

(18) Program is currently active.




     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR


         The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors I LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Mid-Term Fund I, with the exception of the recreational or residential programs that have been aggregated under "Recreational/Residential Programs." All figures are as of September 30, 2002.



                                                                             Recreational/
                                                      Harvard Property        Residential          Harvard        Harvard Property
                                                         Trust, Inc.            Programs       Property I, L.P.       III, L.P.
                                                      ----------------       --------------    ----------------   ----------------

Date offering commenced                                   11/22/95(1)           06/30/95(2)           04/05/95           06/21/95

Dollar amount raised                                   $   60,387,475        $   22,583,906     $    1,186,254     $    1,100,000
                                                       ==============        ==============     ==============     ==============

Amount paid to sponsor from
   proceeds of offering:
     Underwriting fees                                                                                                         --
     Acquisition fees
         - Real estate commissions                            544,375               524,406                 --                 --
         - Advisory fees                                           --                    --                 --                 --

Total amount paid to sponsor                                  544,375               524,406
                                                       ==============        ==============

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                          $   12,181,485        $   13,713,083     $    1,111,045     $    1,519,520

Amount paid to sponsor from operations(4)
     Property management fees                               2,286,616             1,548,067             77,325            109,931
     Partnership management fees                                   --                    --                 --                 --
     Reimbursements                                                --               282,835                 --                 --
     Leasing commissions                                      609,128                    --                 --                 --

Dollar amount of property sales and
   refinancing before deducting
   payments to sponsor:
     Cash                                                 149,921,835(5)          4,783,483          1,981,599          1,893,192
     Other                                                  7,614,215(6)                 --                 --                 --

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                                  779,527                43,500                 --            110,200
     Financing fees                                           223,358                    --                 --                 --




     Past performance is not necessarily indicative of future performance.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR


                                                                                                                     Behringer
                                                             BRP                                     6142            Partners
                                                     (Renner Plaza), LP      BRP (SV), L.P.     Campbell, LTD.      Stemmons LP
                                                     ------------------      --------------     --------------     --------------

Date offering commenced                                      12/04/99              10/21/00           05/01/96           02/02/01

Dollar amount raised                                   $    1,326,578        $    3,051,000     $      240,000     $      401,900
                                                       ==============        ==============     ==============     ==============

Amount paid to sponsor from proceeds of
   offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                             35,500                84,500                 --                 --
         - Advisory fees                                      140,000(3)                 --                 --                 --

Total amount paid to sponsor                                  175,500                84,500                 --                 --
                                                       ==============        ==============     ==============     ==============

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                          $    1,696,012        $      959,897     $      181,990     $       31,208

Amount paid to sponsor from operations(4)
     Property management fees                                 129,618                76,677             10,618                 --
     Partnership management fees                                   --                    --                 --                 --
     Reimbursements                                                --                    --                 --                 --
     Leasing commissions                                           --                    --                 --                 --

Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash                                                          --                    --            415,048                 --
     Other                                                         --                    --                 --                 --

Amount paid to sponsor from property sales
   and refinancing:
     Real estate commissions                                       --                    --                 --                 --
     Financing fees                                                --                    --                 --                 --


(1) Initial offering commenced 11/22/95 followed by 3 separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.


     Past performance is not necessarily indicative of future performance.

(2) Initial offering for first recreational program commenced June 30, 1995, followed by 11 additional recreational and residential program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999
     - two programs, 2000 - three programs, 2001 - one program, and 2002 - no programs.



TABLE II - COMPENSATION TO SPONSOR




                                        1995           1996           1997           1998           1999           2000
                                    ------------   ------------   ------------   ------------   ------------   ------------
Date offering commenced
Dollar amount raised                $  3,365,288   $         --   $    549,000   $  1,300,200   $  4,660,918   $  4,308,500
                                    ============   ============   ============   ============   ============   ============
Amount paid to sponsor from
proceeds of offering:
  Underwriting fees
  Acquisition fees
    Real estate commissions              101,406             --         30,000         88,000         80,000         95,000
    Advisory fees                             --             --             --             --             --             --
                                    ------------   ------------   ------------   ------------   ------------   ------------
Total amount paid to sponsor             101,406             --         30,000         88,000         80,000         95,000
                                    ============   ------------   ============   ============   ============   ============

Dollar amount of cash
generated from (used in)
operations before deducting
payments to sponsor:                     289,124        939,999      1,353,620      1,687,070      2,267,977      2,511,783

Amount paid to sponsor from
operations
 Property management fees                 33,615         91,839        111,368        165,370        118,208        251,667
 Partnership management fees                  --             --             --             --             --             --
 Reimbursements                            9,000         21,735         36,000         36,000         45,600         55,200
 Leasing commissions                          --             --             --             --             --             --

Dollar amount of property
sales and refinancing before
deducting payments to
sponsor:
 Cash                                         --             --        332,045      1,848,996      1,249,303      1,112,139
 Other                                        --             --             --             --             --             --
Amount paid to sponsors from
property sales and refinancing:
 Real estate commissions                      --             --             --             --             --         43,500
 Financing fees                               --             --             --             --             --             --
 Other                                        --             --             --             --             --             --

                                                      THROUGH
                                        2001         9/30/2002       TOTALS
                                    ------------   ------------   ------------
Date offering commenced
Dollar amount raised                $  8,400,000   $          0   $ 22,583,906
                                    ============   ============   ============
Amount paid to sponsor from
proceeds of offering:
  Underwriting fees
  Acquisition fees
    Real estate commissions              130,000              0        524,406
    Advisory fees                             --             --             --
                                    ------------   ------------   ------------
Total amount paid to sponsor             130,000              0        524,406
                                    ============   ============   ============

Dollar amount of cash
generated from (used in)
operations before deducting
payments to sponsor:                   4,663,510      4,421,167     18,134,250

Amount paid to sponsor from
operations
 Property management fees                438,271        337,729      1,548,067
 Partnership management fees                  --             --             --
 Reimbursements                           42,400         36,900        282,835
 Leasing commissions                          --             --             --

Dollar amount of property
sales and refinancing before
deducting payments to
sponsor:
 Cash                                         --        241,000      4,783,483
 Other                                        --             --             --
Amount paid to sponsors from
property sales and refinancing:
 Real estate commissions                      --             --         43,500
 Financing fees                               --             --             --
 Other                                        --             --             --


(3) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.

(4) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25% of operating cash flow.

(5) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of 5 properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.

(6) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the liquidating trust.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS


         The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors I LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Mid-Term Fund I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs."


                          HARVARD PROPERTY TRUST, INC.

                                                            1995             1996                1997               1998
                                                        ------------     ------------        ------------       ------------

Gross revenue                                           $        199     $    953,977        $  6,093,101       $ 21,168,338

Profit on sale of properties                                      --               --                                135,610(2)

Less: Operating expenses                                          --          440,476           2,750,593          9,944,353
     Interest expense                                             --          322,907           2,149,221          5,578,734(12)
     Depreciation and amortization                                --          155,092             874,566          3,108,470
                                                                         ------------        ------------       ------------

Net income - GAAP basis                                          199            7,253(6)          188,060(6)       2,672,391(6)
                                                        ============     ============        ============       ============

Taxable income
     - from operations                                        (1,099)           5,009             114,950          1,761,910
     - from gain on sale                                                        9,206                                139,496

Cash generated from operations                                    --          (17,579)            100,058          4,984,340

Cash generated from sales(7)                                      --               --                              3,228,568

Cash generated from financing / refinancing                       --        7,775,000(8)       39,245,000(8)      43,400,000(9)
                                                                         ------------        ------------       ------------

Total cash generated from operations, sales and
refinancing                                                       --        7,757,421          39,345,058         51,612,908
                                                                         ============        ============       ============

Less: Cash distributions to investors
     - from operating cash flow                                   --           41,316             313,107          2,173,135
     - from sales and refinancing                                 --               --                  --                 --

Cash generated (deficiency) after cash distributions                        7,716,105          39,031,951         49,439,773
                                                                         ============        ============       ============

Less: Special items (not including sales and
refinancing)
     Contributions from preferred stockholders                13,200        2,277,652(13)       2,229,500(13)     46,000,000(14)
     Contributions from common stockholders                   37,500               --           5,139,623                 --
     Contributions from note holders                          75,000          (75,000)          4,615,000(15)     (4,615,000)(15)
     Payment of interest on loan                                  --          322,907           2,149,221          5,578,734(12)
     Acquisition of land and buildings                            --        9,440,524          47,598,431         87,292,381
     Amortization of principal on loans                           --           29,472             224,819          2,077,560
     Other                                                        --               --             365,751(16)      1,507,591(17)
                                                                                             ------------       ------------

Cash generated (deficiency) after cash
distributions and special items                              125,700          448,761           2,827,073            (52,759)
                                                        ============     ============        ============       ============

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
     - from operations                                            (1)               5                 115              1,762
     - from recapture                                             --               --                  --                 --

Capital gain (loss)                                               --                9                  --                139

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                     --               --                 115              2,173
     - from return of capital                                     --               41                 198                 --
                                                        ------------     ------------        ------------       ------------

Total distributions on GAAP basis                                 --               41                 313              2,173
                                                        ============     ============        ============       ============

     Source (on cash basis)
     - from operations                                            --               41                 313                 --
     - from sales                                                 --               --                  --              2,173
     - from refinancing                                           --               --                  --                 --
                                                        ------------     ------------        ------------       ------------

Total distributions on cash basis                                 --               41                 313              2,173
                                                        ============     ============        ============       ============

Amount (in percentage terms) remaining
   invested in program properties at the
   end of last year reported in table                            0.0%             9.1%               51.6%              97.4%


     Past performance is not necessarily indicative of future performance.

                                   TABLE III
                                   (UNAUDITED)

             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS


                      HARVARD PROPERTY TRUST, INC. (CONT'D)


                                                               1999                 2000               2001(1)
                                                           ------------         ------------         ------------

Gross revenue                                              $ 22,149,294         $ 10,128,602                   --

Profit on sale of properties                                  8,780,171(3)         5,295,948(4)         2,055,933(5)

Less: Operating expenses                                     10,692,036            5,460,051                   --
     Interest expense                                         5,922,366(12)        3,088,777
     Depreciation and amortization                            3,582,740            2,605,625                   --
                                                           ------------         ------------

Net income - GAAP basis                                      10,782,718(6)         3,880,087(6)         2,055,933(6)
                                                           ============         ============         ============

Taxable income
     - from operation                                         1,617,237             (429,977)                  --
     - from gain on sale                                      8,195,759            2,552,143                   --

Cash generated from operations                                5,534,892            1,579,774                   --

Cash generated from sales(7)                                 41,531,197            2,976,696                   --

Cash generated from financing / refinancing                   8,495,717(10)        3,261,347(11)               --
                                                           ------------         ------------

Total cash generated from operations, sales
  and refinancing                                            55,561,806            7,817,817                   --
                                                           ============         ============

Less: Cash distributions to investors
     - from operating cash flow                               9,820,554            2,180,029
     - from sales and refinancing                            40,247,784            5,365,929

Cash generated (deficiency) after cash distributions          5,493,468              271,859                   --
                                                           ============         ============

Less: Special items (not including sales and
  refinancing)
     Contributions from preferred stockholders                       --                   --                   --
     Contributions from common stockholders                          --                   --                   --
     Contributions from note holders                                 --                   --                   --
     Payment of interest on loan                              5,922,366(12)        3,088,777                   --
     Acquisition of land and buildings                        8,100,000                   --                   --
     Amortization of principal on loans                         481,557              178,924                   --
     Other                                                           --                   --            7,614,215(18)
                                                           ------------         ------------         ------------

Cash generated (deficiency) after cash distributions
   and special items                                         (3,088,098)              92,935                   --
                                                           ============         ============         ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                            1,617                 (430)                  --
     - from recapture                                                --                   --                   --

Capital gain (loss)                                               8,196                2,552                   --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                    50,068                7,546                   --
     - from return of capital                                        --                   --                   --

Total distributions on GAAP basis                                50,068                7,546                   --
                                                           ============         ============

Source (on cash basis)
     - from operations                                            8,141                2,180                   --
     - from sales                                                41,531                2,977                   --
     - from refinancing                                             396                3,261                   --
                                                           ------------         ------------

Total distributions on cash basis                                50,068                8,418                   --
                                                           ============         ============

Amount (in percentage terms) remaining
   invested in program properties at the end
   of last year reported in table                                  45.4%                35.3%                 0.0%


     Past performance is not necessarily indicative of future performance.

(1)  No activity for 2001. Program ended January 1, 2001.

(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.

(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.

(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.

(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.

(6)  Net income amounts presented net of minority interest in partnerships.

(7) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.

(8)  Proceeds from initial mortgages placed on new acquisitions.

(9) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.

(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.

(11) Proceeds from refinance of the Metrocrest and University Plaza properties.

(12) Amount includes interest paid on funds drawn on Credit Facility.

(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.

(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.

(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.

(16) Amount includes $330,751 for payments of offering costs.

(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).


(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the transaction regarding the liquidating trust.


(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)

             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                     RECREATIONAL / RESIDENTIAL PROGRAMS(1)



                                                1995              1996              1997                1998
                                            ------------      ------------      ------------        ------------
Gross revenue                               $    957,398      $  2,640,476      $  3,179,531        $  4,061,581

Profit on sale of properties                          --                --                --              77,952(2)

Interest income                                    6,993            29,594            23,466              20,931

Less: Operating expenses                         668,274         1,700,477         1,878,699           2,374,511
   Interest expense                              276,628           748,911           884,739           1,151,293
   Depreciation and amortization                 130,056           413,114           444,173             546,010
                                            ------------      ------------      ------------        ------------

Net income - GAAP basis                         (110,567)         (192,432)           (4,614)            788,650
                                            ============      ============      ============        ============

Taxable income
   - from operation                             (119,418)         (526,998)         (290,495)            (61,015)
   - from gain on sale                                --                --                --             944,227

Cash generated from operations                   289,124           939,999         1,353,620           1,687,070
Cash generated from sales                             --                --                --           1,848,996(2)
Cash generated from refinancing                       --                --           332,045(4)               --
                                            ------------      ------------      ------------        ------------
Total cash generated from
operations,
   sales and  refinancing                        289,124           939,999         1,685,665           3,536,066
                                            ============      ============      ============        ============

Less: Cash distributions to
investors
   - from operating cash flow                     20,700           316,999           407,631             613,183
   - from sales and refinancing                       --                --                --           1,849,000

Cash generated (deficiency) after
cash distributions                               268,424           623,000         1,278,034           1,073,883
                                            ============      ============      ============        ============

Less: Special items (not including
   sales and refinancing)
   Limited partners' capital
     contributions                                    --            32,000                --                  --
   General partners' capital
     contributions                                    --                --                --                  --
   Payment of interest on loan                   276,628           748,911           884,739           1,151,293
   Acquisition of land and buildings                  --                --                --                  --
   Increase in other assets                           --                --                --                  --
   Other                                              --                --                --                  --
                                            ------------      ------------      ------------        ------------

Cash generated (deficiency) after
   cash distributions and special items           (8,204)          (93,911)          393,295             (77,410)
                                            ============      ============      ============        ============

Tax and Distribution Data Per $1,000
   Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                (119)             (527)             (290)                (61)
   - from recapture                                   --                --                --                  --

Capital gain (loss)                                   --                --                --                 944

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                           21               317               167               2,462
   - from return of capital                           --                --               241                  --
                                            ------------      ------------      ------------        ------------
Total distributions on GAAP basis                     21               317               408               2,462
                                            ============      ============      ============        ============

   Source (on cash basis)
   - from operations                                  21               317               167                 613
   - from sales                                       --                --                --               1,849
   - from refinancing                                 --                --               241                  --
                                            ------------      ------------      ------------        ------------
Total distributions on cash basis                     21               317               408               2,462
                                            ============      ============      ============        ============

Amount (in percentage terms)
remaining invested in program
properties at the end of last year
reported in table                                   17.2%             17.2%             21.7%               38.0%

                                                                                                        Through
                                                1999                2000                2001            9/30/02
                                            ------------        ------------        ------------      ------------
Gross revenue                               $  4,607,297        $  8,042,916        $ 10,372,199      $  8,806,473

Profit on sale of properties                          --           1,340,732(3)               --                --

Interest income                                   12,168              19,883              91,883            19,247

Less: Operating expenses                       2,339,320           5,531,233           5,708,689         4,385,306
   Interest expense                            1,424,225           1,872,810           2,518,792         1,821,456
   Depreciation and amortization                 762,936           1,055,404           2,009,576         1,747,095
                                            ------------        ------------        ------------      ------------

Net income - GAAP basis                           92,984             944,084             227,025           871,863
                                            ============        ============        ============      ============

Taxable income
   - from operation                              (60,290)         (1,136,123)           (403,490)               --
   - from gain on sale                                --           1,340,732                  --                --

Cash generated from operations                 2,267,977           2,511,783           4,663,510         4,421,167
Cash generated from sales                             --           1,068,639(3)               --           241,000
Cash generated from refinancing                1,249,303(5)               --                  --                --
                                            ------------        ------------        ------------      ------------
Total cash generated from
operations,
   sales and  refinancing                      3,517,280           3,580,422           4,663,510         4,662,167
                                            ============        ============        ============      ============

Less: Cash distributions to
investors
   - from operating cash flow                    986,371           1,734,372           1,562,531         2,220,063
   - from sales and refinancing                1,249,303                  --                  --           241,000

Cash generated (deficiency) after
cash distributions                             1,281,606           1,846,050           3,100,979         2,201,104
                                            ============        ============        ============      ============

Less: Special items (not including
   sales and refinancing)
   Limited partners' capital
     contributions                                    --             506,040(6)               --                --
   General partners' capital
     contributions                                    --                  --             275,000                --
   Payment of interest on loan                 1,424,225           1,872,810           2,518,792         1,821,456
   Acquisition of land and buildings                  --                  --                  --                --
   Increase in other assets                           --                  --                  --                --
   Other                                              --                  --                  --                --
                                            ------------        ------------        ------------      ------------

Cash generated (deficiency) after
   cash distributions and special items         (142,619)            479,280             857,187           379,648
                                            ============        ============        ============      ============

Tax and Distribution Data Per $1,000
   Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                 (60)             (1,136)               (403)               --
   - from recapture                                   --                  --                  --                --

Capital gain (loss)                                   --               1,341                  --                --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                          986               1,734               1,563             2,221
   - from return of capital                        1,249                  --                  --           241,000
                                            ------------        ------------        ------------      ------------
Total distributions on GAAP basis                  2,236               1,734               1,563             2,461
                                            ============        ============        ============      ============

   Source (on cash basis)
   - from operations                                 986                 666               1,563             2,221
   - from sales                                       --               1,069                  --           241,000
   - from refinancing                              1,249                  --                  --                --
                                            ------------        ------------        ------------      ------------
Total distributions on cash basis                  2,236               1,734               1,563             2,461
                                            ============        ============        ============      ============

Amount (in percentage terms)
remaining invested in program
properties at the end of last year
reported in table                                   44.7%               68.4%              90.14%            89.4%



(1) Represents an aggregation of the results of 12 separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard Mid-Term Fund I.


(2)  Proceeds from the sale of University Gardens Apartment Complex.

(3)  Proceeds from the sale of Brookhollow Apartment Complex.

(4)  Proceeds from refinance of Brookhollow Apartment Complex.



     Past performance is not necessarily indicative of future performance.

(5) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.

(6)  Proceeds from investors in the Golf Centers of Texas properties.




     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)

             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS


                           HARVARD PROPERTY I, L.P.(1)

                                                                    1995             1996              1997
                                                                ------------     ------------      ------------

Gross revenue                                                   $    443,251     $    772,511      $    789,432

Profit on sale of properties                                              --               --         1,188,000

Interest income                                                           --               --                --

Less: Operating expenses                                             175,487          333,001           385,661
     Interest expense                                                162,612          269,280           239,660
     Depreciation and amortization                                    49,464           88,737            82,085
                                                                ------------     ------------      ------------

Net income - GAAP basis                                               55,688           81,493         1,125,259
                                                                ============     ============      ============

Taxable income
     - from operation                                                 59,221           77,993            56,980
     - from gain on sale                                                  --               --         1,183,219

Cash generated from operations                                       267,764          439,510           403,771

Cash generated from sales                                                 --               --         1,981,599

Cash generated from refinancing                                           --               --                --

Total cash generated from operations, sales
   and refinancing                                                   267,764          439,510         2,385,370
                                                                ============     ============      ============

Less:  Cash distributions to investors
     - from operating cash flow                                       45,591          234,794           326,648
     - from sales and refinancing                                         --               --         1,982,000

Cash generated (deficiency) after cash distributions                 222,173          204,716            76,722
                                                                ============     ============      ============

Less: Special items (not including sales and refinancing)
     Limited partners' capital contributions                              --               --                --
     General partners' capital contributions                              --               --                --
     Payment of interest on loan                                     162,612          269,280           239,660
     Acquisition of land and buildings                                    --               --                --
     Increase in other assets                                             --               --                --
     Other                                                                --               --                --

Cash generated (deficiency) after cash
   distributions and special items                                    59,561          (64,564)         (162,938)
                                                                ============     ============      ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                    59               78                57
     - from recapture                                                     --               --                --

Capital gain (loss)                                                       --               --             1,183

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                             46              235             2,309
     - from return of capital                                             --               --                --

Total distributions on GAAP basis                                         46              235             2,309
                                                                ============     ============      ============

     Source (on cash basis)
     - from operations                                                    46              235               327
     - from sales                                                         --               --             1,982
     - from refinancing                                                   --               --                --

Total distributions on cash basis                                         46              235             2,309
                                                                ============     ============      ============

Amount (in percentage terms) remaining
   invested in program properties at the end
   of last year report in table                                        100.0%           100.0%              0.0%

(1)  Property sold and program ended in 1997.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)

             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS


                          HARVARD PROPERTY III, L.P.(1)

                                                    1995            1996             1997             1998            1999
                                                ------------    ------------     ------------     ------------    ------------

Gross revenue                                   $    206,874    $    552,605     $    727,072     $    831,218    $     21,077

Profit on sale of properties                              --              --               --               --       1,125,259

Interest income                                           --           2,340            1,378              792              --

Less: Operating expenses                              51,284         206,469          265,606          256,105          41,983
     Interest expense                                101,018         272,532          305,552          297,369          28,726
     Depreciation and amortization                    27,776          83,369          100,574          171,087          13,169
                                                ------------    ------------     ------------     ------------    ------------

Net income - GAAP basis                               26,796          (7,424)          56,718          107,449       1,451,482
                                                ============    ============     ============     ============    ============

Taxable income
     - from operation                                 26,796         (16,284)            (887)         136,815        (214,082)
     - from gain on sale                                  --              --               --               --       1,188,060

Cash generated from operations                       155,540         346,136          462,843          575,906         (20,905)

Cash generated from sales                                 --              --               --               --       1,451,481

Cash generated from refinancing                           --              --          441,711               --              --
                                                ------------    ------------     ------------     ------------    ------------

Total cash generated from operations, sales
   and refinancing                                   155,540         346,136          904,554          575,906       1,430,577
                                                ============    ============     ============     ============    ============

Less: Cash distributions to investors
     - from operating cash flow                       11,977          94,445          266,042           78,986          25,386
     - from sales and refinancing                         --              --          411,711               --       1,451,482

Cash generated (deficiency) after cash
   distributions                                     143,563         251,691          196,801          496,920         (46,291)
                                                ============    ============     ============     ============    ============

Less: Special items (not including sales
  and refinancing)
     Limited partners' capital contributions              --              --               --               --              --
     General partners' capital contributions              --              --               --               --              --
     Payment of interest on loan                     101,018         272,532          305,552          297,369          28,726
     Acquisition of land and buildings                    --              --               --               --              --
     Increase in other assets                             --              --               --               --              --
     Other                                                --              --               --               --              --
                                                ------------    ------------     ------------     ------------    ------------

Cash generated (deficiency) after cash
  distributions and special items                     42,545         (20,841)        (108,752)         199,551         (75,017)
                                                ============    ============     ============     ============    ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                    27             (16)              (1)             137            (214)
     - from recapture                                     --              --               --               --              --

Capital gain (loss)                                       --              --               --               --           1,188

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                             12              94              266               79           1,477
     - from return of capital                             --              --              442               --              --
                                                ------------    ------------     ------------     ------------    ------------

Total distributions on GAAP basis                         12              94              708               79           1,477
                                                ============    ============     ============     ============    ============

     Source (on cash basis)
     - from operations                                    12              94              266               79              25
     - from sales                                         --              --               --               --           1,451
     - from refinancing                                   --              --              442               --              --
                                                ------------    ------------     ------------     ------------    ------------

Total distributions on cash basis                         12              94              708               79           1,477
                                                ============    ============     ============     ============    ============

Amount (in percentage terms) remaining
     invested in program properties at the
     end of last year reported in table                100.0%          100.0%           100.0%           100.0%            0.0%

(1)  Property sold and program ended in 1999.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)

             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS


                            BRP (RENNER PLAZA), LP(1)


                                                                                                     Through
                                                                    2000             2001            9/30/02
                                                                ------------     ------------     ------------

Gross revenue                                                   $    639,945     $    850,473     $    614,909

Profit on sale of properties                                              --               --               --

Interest income                                                           --               --               --

Less: Operating expenses                                              87,594          200,292          140,180
     Interest expense                                                267,115          293,505          216,603
     Depreciation and amortization                                   102,865          114,031           88,525
                                                                ------------     ------------     ------------

Net income - GAAP basis                                              182,371          242,645          169,601
                                                                ============     ============     ============

Taxable income
     - from operation                                                115,929          194,583               --
     - from gain on sale                                                  --               --               --

Cash generated from operations                                       552,352          650,181          474,729

Cash generated from sales                                                 --               --               --

Cash generated from refinancing                                           --               --               --
                                                                ------------     ------------     ------------

Total cash generated from operations, sales
   and refinancing                                                   552,352          650,181          474,729
                                                                ============     ============     ============

Less:  Cash distributions to investors
     - from operating cash flow                                      152,232          252,500           92,109
     - from sales and refinancing                                         --               --

Cash generated (deficiency) after cash distributions                 400,120          397,681          382,710
                                                                ============     ============     ============

Less: Special items (not including sales
   and refinancing
     Limited partners' capital contributions                              --               --               --
     General partners' capital contributions                              --               --               --
     Payment of interest on loan                                     267,115          293,505          216,603
     Acquisition of land and buildings                                    --               --               --
     Increase in other assets                                             --               --               --
     Other                                                                --               --               --
                                                                ------------     ------------     ------------

Cash generated (deficiency) after cash
   distributions and special items                                   133,005          104,176          166,107
                                                                ============     ============     ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                   116              195               --
     - from recapture                                                     --               --               --

Capital gain (loss)                                                       --               --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                            152              253               92
     - from return of capital                                             --               --               --
                                                                ------------     ------------     ------------

Total distributions on GAAP basis                                        152              253               92
                                                                ============     ============     ============

     Source (on cash basis)
     - from operations                                                   152              253               92
     - from sales                                                         --               --
     - from refinancing                                                   --               --
                                                                ------------     ------------

Total distributions on cash basis                                        152              253               92
                                                                ============     ============     ============

Amount (in percentage terms) remaining
   invested in program properties at the
   end of last year reported in table                                  100.0%           100.0%           100.0%



(1)  Property acquired and program initiated in 2000.



      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)



                                                                                                      Through
                                                                    2000              2001            9/30/02
                                                                ------------      ------------      ------------

Gross revenue                                                   $     20,491      $    995,100      $    856,425

Profit on sale of properties                                              --                --                --

Interest income                                                       (1,407)           (7,313)              876

Less: Operating expenses                                               7,905           496,541           407,671
     Interest expense                                                 15,096           467,061           393,691
     Depreciation and amortization                                    11,423           358,052           473,838
                                                                ------------      ------------      ------------

Net income - GAAP basis                                              (15,340)         (333,867)         (417,899)
                                                                ============      ============      ============

Taxable income
     - from operation                                                (13,933)         (154,217)               --
     - from gain on sale                                                  --                --                --

Cash generated from operations                                        12,585           498,558           448,558

Cash generated from sales                                                 --                --                --

Cash generated from refinancing                                           --                --                --
                                                                ------------      ------------      ------------

Total cash generated from operations, sales
   and refinancing                                                    12,585           498,558           448,558
                                                                ============      ============      ============

Less: Cash distributions to investors
     - from operating cash flow                                           --                --                --
     - from sales and refinancing                                         --                --                --

Cash generated (deficiency) after cash distributions                  12,585           498,558           448,558
                                                                ============      ============      ============

Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                              --           650,000                --
     General partners' capital contributions                              --                --                --
     Payment of interest on loan                                      15,096           467,061           393,691
     Acquisition of land and buildings                                    --                --                --
     Increase in other assets                                             --                --                --
     Other                                                                --                --                --
                                                                ------------      ------------      ------------

Cash generated (deficiency) after cash
   distributions and special items                                    (2,511)          681,497            54,867
                                                                ============      ============      ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                   (14)             (154)               --
     - from recapture                                                     --                --                --

Capital gain (loss)                                                       --                --                --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                             --                --                --
     - from return of capital                                             --                --                --
                                                                ------------      ------------      ------------

Total distributions on GAAP basis                                         --                --                --
                                                                ============      ============      ============

     Source (on cash basis)
     - from operations                                                    --                --                --
     - from sales                                                         --                --                --
     - from refinancing                                                   --                --                --
                                                                ------------      ------------      ------------

Total distributions on cash basis                                         --                --                --
                                                                ============      ============      ============

Amount (in percentage terms) remaining
   invested in program properties at the end
   of last year reported in table                                      100.0%            100.0%            100.0%
                                                                ============      ============      ============



(1)  Property acquired and program initiated in 2000.



      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 CAMPBELL, LTD.(1)



                                                                    1996              1997              1998
                                                                ------------      ------------      ------------

Gross revenue                                                   $     77,294      $    174,887      $    190,254

Profit on sale of properties                                              --                --           251,229

Interest income                                                           --                --                --

Less: Operating expenses                                              49,815           101,474           109,156
     Interest expense                                                 28,875            62,707            70,095
     Depreciation and amortization                                     8,788             9,673            19,042
                                                                ------------      ------------      ------------

Net income - GAAP basis                                              (10,184)            1,033           243,190
                                                                ============      ============      ============

Taxable income
     - from operation                                                 (8,344)           (1,904)          (13,433)
     - from gain on sale                                                  --                --                --

Cash generated from operations                                        27,479            73,413            81,098

Cash generated from sales                                                 --                --           415,048

Cash generated from refinancing                                           --                --                --
                                                                ------------      ------------      ------------

Total cash generated from operations, sales
   and refinancing                                                    27,479            73,413           496,146
                                                                ============      ============      ============

Less: Cash distributions to investors
     - from operating cash flow                                           --            12,000            47,272
     - from sales and refinancing                                         --                --           415,048

Cash generated (deficiency) after cash
   distributions                                                      27,479            61,413            33,826
                                                                ============      ============      ============

Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                              --                --                --
     General partners' capital contributions                              --                --                --
     Payment of interest on loan                                      28,875            62,707            70,095
     Acquisition of land and buildings                                    --                --                --
     Increase in other assets                                             --                --                --
     Other                                                                --                --                --
                                                                ------------      ------------      ------------

Cash generated (deficiency) after cash
   distributions and special items                                    (1,396)           (1,294)          (36,269)
                                                                ============      ============      ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                    (8)               (2)              (13)
     - from recapture                                                     --                --                --

Capital gain (loss)                                                       --                --                --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                             --                12               462
     - from return of capital                                             --                --                --
                                                                ------------      ------------      ------------

Total distributions on GAAP basis                                         --                12               462
                                                                ============      ============      ============

     Source (on cash basis)
     - from operations                                                    --                12                47
     - from sales                                                         --                --               415
     - from refinancing                                                   --                --                --
                                                                ------------      ------------      ------------

Total distributions on cash basis                                         --                12               462
                                                                ============      ============      ============

Amount (in percentage terms) remaining
   invested in program properties at the end
   of last year reported in table                                      100.0%            100.0%              0.0%



(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.



      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        BEHRINGER PARTNERS STEMMONS LP(1)



                                                                               Through
                                                               2001            9/30/02
                                                           ------------      ------------

Gross revenue                                              $     17,922      $     94,698

Profit on sale of properties                                         --                --

Interest income                                                      --                --

Less: Operating expenses                                         13,029            76,519
     Interest expense                                            57,033            59,487
     Depreciation and amortization                               25,263            30,600
                                                           ------------      ------------

Net income - GAAP basis                                         (77,403)          (71,908)

Taxable income
     - from operation                                           (74,464)               --
     - from gain on sale                                             --                --

Cash generated from operations                                    4,893            18,179

Cash generated from sales                                            --                --

Cash generated from refinancing                                      --                --

Total cash generated from operations, sales
   and refinancing                                                4,893            18,179
                                                           ============      ============

Less: Cash distributions to investors
     - from operating cash flow                                      --                --
     - from sales and refinancing                                    --                --

Cash generated (deficiency) after cash
   distributions                                                  4,893            18,179
                                                           ============      ============

Less: Special items (not including sales
   and refinancing
     Limited partners' capital contributions                    401,900            84,736
     General partners' capital contributions                         --                --
     Payment of interest on loan                                 57,033            59,487
     Acquisition of land and buildings                               --                --
     Increase in other assets                                        --                --
     Other                                                           --                --
                                                           ------------      ------------
                                                                349,760            43,428
                                                           ============      ============
Cash generated (deficiency) after cash
   distributions and special items

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:                                         (74)               --
Ordinary income (loss)                                               --                --
     - from operations                                               --                --
     - from recapture                                                --                --

Capital gain (loss)                                                  --                --

Cash distribution to investors
     Source (on GAAP basis)                                          --                --
     - from investment income                                        --                --
     - from return of capital                                        --                --

Total distributions on GAAP basis                                    --                --

     Source (on cash basis)
     - from operations                                               --                --
     - from sales                                                    --                --
     - from refinancing                                              --                --

Total distributions on cash basis                                    --                --

Amount (in percentage terms) remaining
   invested in program properties at the end
   of last year reported in table                                 100.0%            100.0%



(1)  Property acquired and program initiated in 2001.


      Past performance is not necessarily indicative of future performance.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS



         Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Mid-Term Fund I. All figures are through September 30, 2002.



                                                        Harvard                         Harvard
                                                        Property        Harvard       Property III,    6142 Campbell
                                                      Trust, Inc.   Property I, L.P.       L.P.             Ltd.
                                                      ------------  ----------------  ------------     ------------

Dollar amount raised                                  $ 60,387,475    $  1,186,254    $  1,100,000     $    240,000

Number of properties purchased                                  23               1               1                1

Date of closing of offering                            03/10/98(1)        06/05/95        08/21/95         06/01/96

Date of first sale of property                            08/26/98        12/10/97        01/29/99         12/03/98

Date of final sale of property                            01/01/01        12/10/97        01/29/99         12/03/98

Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
     - from operations                                       3,069             194             (68)             (24)
     - from recapture                                           --              --              --               --

Capital gain (loss)                                         10,897           1,183           1,188               --

Deferred gain

     Capital                                                    --              --              --               --
     Ordinary                                                   --              --              --               --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income                                59,902           2,589           1,928              474
         - Return of capital                                   239              --              --               --

     Source (on cash basis)
         - Sales                                            44,508           1,982           1,451              415
         - Refinancing                                       3,657              --             442               --
         - Operations                                       12,849             607             477               59
         - Other                                                --              --              --               --

Receivable on net purchase money financing(2)                   --              --              --               --


(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

(2)  All properties were acquired for cash without financing.


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                                   (UNAUDITED)

                         SALES OR DISPOSALS OF PROPERTY



         Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Mid-Term Fund I. All figures are through September 30, 2002.


                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                                             ------------------------------------
                                                                                                      Purchase
                                                                                                       Money
                                                                                                      Mortgage
                                                                             Cash Received            Balance
                                              Date            Date           Net of Closing           at Time
             Property                       Acquired        of Sale              Costs                of Sale
             --------                     ------------    ------------       --------------         ------------

Harvard Property Trust, Inc.
   Harvard Property Meridian LP               03/05/96        06/03/99        $  3,161,560          $  3,144,248
   Harvard Property Provident LP              10/04/96        01/01/01(5)        1,551,568(7)          2,648,432
   Harvard Property Parkside LP               11/19/96        08/02/99             707,599             1,776,951
   Harvard Property 812 San Antonio LP        04/03/97        08/18/99           2,233,795             3,558,022
   Harvard Property Metrocrest LP             04/30/97        01/01/01(5)        2,123,676(9)         11,151,324
   Harvard Property Partners LP(10)           06/06/97        07/17/00              (8,310)              863,538
   Harvard Property Lake Calhoun LP           09/04/97        08/22/00           5,186,805            15,763,659
   HPT / PMD Investments LP                   10/06/97        01/01/01(5)        6,202,717(12)         9,297,283
   HPT Gleneagles LP                          11/07/97        10/19/99           8,614,691                    --
   Harvard Property Trust, Inc. (Park 96)     11/11/97        11/02/98             529,029                    --
   Harvard Property Rosedale LP               02/25/98        12/01/99           9,130,926            17,701,615
   Harvard Property Atrium LP                 03/10/98        08/02/99           3,979,447            11,205,241(13)
   Harvard Property Partners LP(14)           05/01/98        08/02/99           2,294,952             6,197,783(13)
   Harvard Property (UP) LP                   06/03/98        01/01/01(5)        2,600,000(17)         9,600,000(15)
   Harvard Property Clarke LP                 07/29/98        08/02/99           2,619,842             6,420,337(13)
   Harvard Property Superior LP               07/30/98        08/02/99           1,813,805             4,950,134(13)
   Harvard Property Capitol LP                12/30/98        08/02/99           2,483,416             4,726,506(13)
   Harvard Property Willow LP                 03/31/99        08/02/99           5,478,204                    --
   Harvard Property Centreport LP             02/01/98        08/26/98           2,176,535                    --

Harvard Property I, L.P.                      06/05/95        12/10/97           1,981,599             2,918,049

Harvard Property III, L.P.                    08/21/95        01/29/99           1,451,482             3,759,057

6142 Campbell, LTD                            06/01/96        12/03/98             415,048               701,594

                                                      Selling Price, Net of
                                                Closing Costs and GAAP Adjustments
                                           ----------------------------------------------
                                             Purchase       Adjustments
                                              Money          Resulting
                                             Mortgage          from
                                            Taken Back      Application
                                               by               of
             Property                       Program(1)         GAAP(2)          Total(3)
             --------                      ------------     ------------     ------------

Harvard Property Trust, Inc.
   Harvard Property Meridian LP                      --               --     $  6,305,808
   Harvard Property Provident LP                     --               --        4,200,000(6)
   Harvard Property Parkside LP                      --               --        2,984,550
   Harvard Property 812 San Antonio LP               --               --        5,791,817
   Harvard Property Metrocrest LP                    --               --       13,275,000(8)
   Harvard Property Partners LP(10)                  --               --          855,228
   Harvard Property Lake Calhoun LP                  --               --       20,950,464
   HPT / PMD Investments LP                          --               --       15,500,000(11)
   HPT Gleneagles LP                                 --               --        8,614,691
   Harvard Property Trust, Inc. (Park 96)            --               --          529,029
   Harvard Property Rosedale LP                      --               --       26,832,541
   Harvard Property Atrium LP                        --               --       15,184,688
   Harvard Property Partners LP(14)                  --               --        8,492,735
   Harvard Property (UP) LP                          --               --       12,200,000(16)
   Harvard Property Clarke LP                        --               --        9,040,179
   Harvard Property Superior LP                      --               --        6,763,939
   Harvard Property Capitol LP                       --               --        7,209,922
   Harvard Property Willow LP                        --               --        5,478,204
   Harvard Property Centreport LP                    --               --        2,176,535

Harvard Property I, L.P.                             --               --        4,899,648

Harvard Property III, L.P.                           --               --        5,210,538

6142 Campbell, LTD                                   --               --        1,116,642


      Past performance is not necessarily indicative of future performance.

                         SALES OR DISPOSALS OF PROPERTY


                                                                  Cost of Properties
                                                           Including Closing and Soft Costs
                                                  ----------------------------------------------------
                                                                           Total
                                                                        Acquisition                             Excess
                                                                       Cost, Capital                       (Deficiency) of
                                                    Original           Improvements,                      Property Operating
                                                    Mortgage            Closing and                       Cash Receipts Over
                Property                           Financing           Soft Costs(4)         Total        Cash Expenditures
                --------                          ------------         -------------      ------------    ------------------

Harvard Property Trust, Inc.
   Harvard Property Meridian LP                   $  3,250,000          $  1,636,378      $  4,886,378      $  1,419,430
   Harvard Property Provident LP                     2,800,000             1,410,392         4,210,392           (10,329)(18)
   Harvard Property Parkside LP                      1,725,000               760,006         2,485,006           499,544
   Harvard Property 812 San Antonio LP               3,600,000             1,683,617         5,283,617           508,200
   Harvard Property Metrocrest LP                    9,150,000             1,495,442        10,645,442         2,629,558(19)
   Harvard Property Partners LP                        895,000               365,097         1,260,097          (404,869)
   Harvard Property Lake Calhoun LP                 16,100,000             3,066,237        19,166,237         1,784,227
   HPT / PMD Investments LP                          8,000,000             6,561,677        14,561,677           938,323(20)
   HPT Gleneagles LP                                 1,500,000             6,932,748         8,432,748           181,943
   Harvard Property Trust, Inc. (Park 96)                   --               401,701           401,701           127,328
   Harvard Property Rosedale LP                     18,000,000             6,635,840        24,635,840         2,196,701
   Harvard Property Atrium LP                       11,205,241             3,026,413        14,231,653           953,034
   Harvard Property Partners LP                      6,197,783             1,968,657         8,166,440           326,295
   Harvard Property (UP) LP                          9,600,000(15)        12,625,838        12,625,838          (425,838)(21)
   Harvard Property Clarke LP                        6,420,337             2,838,461         9,258,798          (218,619)
   Harvard Property Superior LP                      4,950,134             1,391,649         6,341,783           422,156
   Harvard Property Capitol LP                       4,726,506             2,288,850         7,015,356           194,566
   Harvard Property Willow LP                               --             5,325,025         5,325,025           153,179
   Harvard Property Centreport LP                           --             2,035,602         2,035,602           140,933

Harvard Property I, L.P.                             3,000,000             1,219,831         4,219,831           679,817

Harvard Property III, L.P.                           2,600,000             1,536,624         4,136,624         1,073,914

6142 Campbell, LTD                                     700,000               241,933           941,933           174,709


      Past performance is not necessarily indicative of future performance.

                         SALES OR DISPOSALS OF PROPERTY

(1)  No purchase money mortgages were taken back by any individual program.

(2)  Financial statements for programs are prepared in accordance with GAAP.

(3)  None of these sales are being reported on the installment basis.

(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.

(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(7) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).

(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.

(9) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).

(10) Asset in partnership known as 1700 North Hampton Building.

(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(12) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).

(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

Partnership/Building                                       Allocated Amount
--------------------                                       ----------------
Harvard Property Atrium LP                                  $ 11,205,241
Harvard Property Partners LP (Quadrant Building)               6,197,783
Harvard Property Clarke LP                                     6,420,337
Harvard Property Superior LP                                   4,950,134
Harvard Property Capitol LP                                    4,726,505
                                                            ------------
         TOTAL                                              $ 33,500,000
                                                            ============

     Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.

(14) Asset in partnership known as Quadrant Building.


(15) Concurrent with the termination of the Credit Facility detailed in footnote
     (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.


(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(17) Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).

(18) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).

(19) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).

(20) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).

(21) Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).


      Past performance is not necessarily indicative of future performance.

                                    EXHIBIT B


                   FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF
             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----

ARTICLE I FORMATION.........................................................................................B-1

ARTICLE II NAME.............................................................................................B-1

ARTICLE III DEFINITIONS.....................................................................................B-1
         3.1      "Acquisition and Advisory Fee"............................................................B-1
         3.2      "Acquisition Expenses"....................................................................B-1
         3.3      "Acquisition Fees"........................................................................B-1
         3.4      "Act".....................................................................................B-1
         3.5      "Additional Limited Partners".............................................................B-1
         3.6      "Affiliate"...............................................................................B-2
         3.7      "Aggregate Assets Value"..................................................................B-2
         3.8      "Agreement"...............................................................................B-2
         3.9      "Asset Management Fee"....................................................................B-2
         3.10     "Assignee"................................................................................B-2
         3.11     "Capital Account".........................................................................B-2
         3.12     "Capital Contribution"....................................................................B-2
         3.13     "Cash Flow"...............................................................................B-2
         3.14     "Certificate".............................................................................B-2
         3.15     "Code"....................................................................................B-2
         3.16     "Competent Independent Expert"............................................................B-2
         3.17     "Construction Fees".......................................................................B-2
         3.18     "Contract Purchase Price".................................................................B-3
         3.19     "Development Fees"........................................................................B-3
         3.20     "Dissenting Limited Partner"..............................................................B-3
         3.21     "Distribution Reinvestment Plan"..........................................................B-3
         3.22     "Event of Withdrawal".....................................................................B-3
         3.23     "Front-End Fees"..........................................................................B-3
         3.24     "Gain on Sale"............................................................................B-3
         3.25     "General Partners"........................................................................B-3
         3.26     "Gross Revenues"..........................................................................B-3
         3.27     "Initial Limited Partner".................................................................B-4
         3.28     "Investment in Properties"................................................................B-4
         3.29     "IRS".....................................................................................B-4
         3.30     "Limited Partners"........................................................................B-4
         3.31     "Liquidating Distributions"...............................................................B-4
         3.32     "Majority Vote"...........................................................................B-4
         3.33     "Minimum Gain"............................................................................B-4
         3.34     "Minimum Investment Percentage"...........................................................B-4
         3.35     "Minimum Offering"........................................................................B-4
         3.36     "Minimum Offering Expiration Date"........................................................B-4
         3.37     "NASAA Guidelines"........................................................................B-4
         3.38     "Net Capital Contribution"................................................................B-4
         3.39     "Net Cash Distributions"..................................................................B-4
         3.40     "Net Cash From Operations"................................................................B-5
         3.41     "Net Income" or "Net Loss"................................................................B-5
         3.42     "Non-Liquidating Net Sale Proceeds".......................................................B-5


         3.43     "Offering"................................................................................B-5
         3.44     "Organization and Offering Expenses"......................................................B-5
         3.45     "Participating Percentage"................................................................B-5
         3.46     "Partners"................................................................................B-5
         3.47     "Partnership".............................................................................B-5
         3.48     "Partnership Property" or "Partnership Properties"........................................B-5
         3.49     "Person"..................................................................................B-5
         3.50     "Preferential Limited Partner Return".....................................................B-5
         3.51     "Prior Behringer Harvard Public Programs".................................................B-5
         3.52     "Program".................................................................................B-5
         3.53     "Prospectus"..............................................................................B-6
         3.54     "Purchase Price"..........................................................................B-6
         3.55     "Registration Statement"..................................................................B-6
         3.56     "Repurchase Reserve"......................................................................B-6
         3.57     "Retirement Plans"........................................................................B-6
         3.58     "Roll-Up".................................................................................B-6
         3.59     "Roll-Up Entity"..........................................................................B-6
         3.60     "Sale Date"...............................................................................B-6
         3.61     "Sponsor".................................................................................B-6
         3.62     "Treasury Regulations"....................................................................B-6
         3.63     "Unit"....................................................................................B-6

ARTICLE IV BUSINESS.........................................................................................B-7
         4.1      Purpose...................................................................................B-7
         4.2      Objectives................................................................................B-7

ARTICLE V NAMES AND ADDRESSES OF PARTNERS...................................................................B-7

ARTICLE VI TERM.............................................................................................B-7

ARTICLE VII PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT............................................B-7

ARTICLE VIII CAPITAL CONTRIBUTIONS..........................................................................B-7
         8.1      Capital Accounts..........................................................................B-7
         8.2      General Partners..........................................................................B-8
         8.3      General Partner Purchase of Units.........................................................B-8
         8.4      Initial Limited Partner...................................................................B-8
         8.5      Limited Partner Contributions.............................................................B-8
         8.6      Admission of Limited Partners.............................................................B-9
         8.7      Minimum Capitalization....................................................................B-9
         8.8      Escrow....................................................................................B-9
         8.9      Public Offering...........................................................................B-9
         8.10     Return and Withdrawal of Capital.........................................................B-10
         8.11     Repurchase of Units......................................................................B-10
         8.12     Interest on Capital Contributions........................................................B-11
         8.13     Ownership by Limited Partner of Interest in Affiliates of General Partners...............B-11
         8.14     Deficit Capital Accounts.................................................................B-11
         8.15     Distribution Reinvestment Plan...........................................................B-11

ARTICLE IX DISTRIBUTIONS...................................................................................B-12
         9.1      Net Cash Distributions...................................................................B-12
         9.2      Dissolution..............................................................................B-13
         9.3      Liquidating Distributions................................................................B-13
         9.4      Distribution Dates.......................................................................B-13
         9.5      Allocation Among General Partners........................................................B-14
         9.6      Allocation Among Limited Partners........................................................B-14


ARTICLE X ALLOCATIONS......................................................................................B-14
         10.1     Net Loss.................................................................................B-14
         10.2     Net Income...............................................................................B-14
         10.3     Qualified Income Offset..................................................................B-14
         10.4     Allocation Among Limited Partners........................................................B-15
         10.5     Allocation Among General Partners........................................................B-15
         10.6     Item Prorations..........................................................................B-15
         10.7     Allocations in Respect to Transferred Units..............................................B-15
         10.8     Allocations in Respect to Repurchased Units..............................................B-15
         10.9     Disputes.................................................................................B-15

ARTICLE XI MANAGEMENT OF THE PARTNERSHIP...................................................................B-15
         11.1     Management...............................................................................B-15
         11.2     Powers of the General Partners...........................................................B-16
         11.3     Limitations on Powers of the General Partners............................................B-17
         11.4     Expenses of the Partnership..............................................................B-21
         11.5     Merger, Exchange and Conversion..........................................................B-23
         11.6     Rights of Dissenting Limited Partners....................................................B-25
         11.7     Limitation on Liability of the General Partners; Indemnification of the General
                  Partners.................................................................................B-26

ARTICLE XII SERVICES TO PARTNERSHIP BY GENERAL PARTNERS....................................................B-27
         12.1     Acquisition and Advisory Services........................................................B-27
         12.2     Limitations on Acquisition Fees..........................................................B-28
         12.3     Property Management Services.............................................................B-28
         12.4     Asset Management Fee.....................................................................B-29
         12.5     Insurance Services.......................................................................B-29
         12.6     Development and Construction Services Prohibited.........................................B-30
         12.7     Real Estate Commissions on Resale of Properties..........................................B-30
         12.8     Rebates, Give-ups and Reciprocal Arrangements............................................B-30
         12.9     Other Services...........................................................................B-30

ARTICLE XIII TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP.....................................B-30
         13.1     Sales and Leases to the Partnership......................................................B-30
         13.2     Sales and Leases to the General Partners.................................................B-31
         13.3     Loans....................................................................................B-31
         13.4     Dealings with Related Programs...........................................................B-31
         13.5     Commissions on Reinvestment or Distribution..............................................B-31

ARTICLE XIV INDEPENDENT ACTIVITIES OF PARTNERS.............................................................B-31

ARTICLE XV BOOKS, REPORTS, FISCAL AND TAX MATTERS..........................................................B-31
         15.1     Books....................................................................................B-31
         15.2     Reports..................................................................................B-32
         15.3     Fiscal Year..............................................................................B-34
         15.4     Tax Elections............................................................................B-34
         15.5     Bank Accounts............................................................................B-34
         15.6     Insurance................................................................................B-34
         15.7     Taxation as Partnership..................................................................B-34
         15.8     Tax Matters..............................................................................B-34

ARTICLE XVI RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS.................................................B-35
         16.1     Powers of the Limited Partners...........................................................B-35
         16.2     Restrictions on Power to Amend...........................................................B-35
         16.3     Limited Liability........................................................................B-36
         16.4     Meetings of, or Actions by, the Limited Partners.........................................B-36


ARTICLE XVII WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ASSIGNABILITY OF GENERAL PARTNERS' AND
LIMITED PARTNERS' INTERESTS................................................................................B-36
         17.1     Withdrawal or Removal of General Partners; Admission of Successor or Additional General
                  Partners.................................................................................B-36
         17.2     Limited Partners' Interest...............................................................B-37
         17.3     Restrictions on Transfers................................................................B-37
         17.4     Substituted Limited Partners.............................................................B-39
         17.5     Assignment of Limited Partnership Interest Without Substitution..........................B-39
         17.6     Withdrawal of Limited Partner............................................................B-39
         17.7     Death, Legal Incompetency or Dissolution of Limited Partner..............................B-39
         17.8     Elimination or Modification of Restrictions..............................................B-39

ARTICLE XVIII LOANS TO PARTNERSHIP.........................................................................B-39
         18.1     Authority to Borrow......................................................................B-39
         18.2     Loans from Partners......................................................................B-39

ARTICLE XIX POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS............................................B-40
         19.1     Power of Attorney........................................................................B-40
         19.2     Required Signatures......................................................................B-42
         19.3     Additional Documents.....................................................................B-42

ARTICLE XX DISSOLUTION AND TERMINATION OF THE PARTNERSHIP..................................................B-42
         20.1     Dissolution..............................................................................B-42
         20.2     Proxy to Liquidate.......................................................................B-43
         20.3     Limited Partners' Right to Continue the Business of the Partnership......................B-43
         20.4     Payment to Withdrawn or Removed General Partner..........................................B-43
         20.5     Termination of Executory Contracts.......................................................B-44

ARTICLE XXI DISTRIBUTION ON TERMINATION OF PARTNERSHIP.....................................................B-44
         21.1     Liquidation Distribution.................................................................B-44
         21.2     Time of Liquidation......................................................................B-44
         21.3     Liquidation Statement....................................................................B-45
         21.4     No Liability for Return of Capital.......................................................B-45
         21.5     No Right of Partition....................................................................B-45
         21.6     Priority; Return of Capital..............................................................B-45
         21.7     Escheat of Distributions.................................................................B-45

ARTICLE XXII GENERAL PROVISIONS............................................................................B-45
         22.1     Notices..................................................................................B-45
         22.2     Survival of Rights.......................................................................B-45
         22.3     Amendment................................................................................B-45
         22.4     Headings.................................................................................B-45
         22.5     Agreement in Counterparts................................................................B-46
         22.6     Governing Law............................................................................B-46
         22.7     Pronouns.................................................................................B-46
         22.8     Separability of Provisions...............................................................B-46
         22.9     No Mandatory Arbitration of Disputes.....................................................B-46

         THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 30th day of July, 2002, by and between Robert M. Behringer, a Texas resident, and Behringer Harvard Advisors I LP, a Texas limited partnership, as the General Partners, and Gerald J. Reihsen, III, a Texas resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

         WHEREAS, on July 30, 2002, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Texas, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Texas Revised Uniform Limited Partnership Act (the "Act"); and

         WHEREAS, the parties hereto desire to enter into this Agreement of Limited Partnership.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:

                                    ARTICLE I
                                    FORMATION

         The General Partners have executed and filed a Certificate of Limited Partnership on July 30, 2002, with the Secretary of State of the State of Texas, pursuant to which the parties hereto have formed the Partnership.

                                   ARTICLE II
                                      NAME

         The business of the Partnership shall be conducted under the name of "Behringer Harvard Mid-Term Value Enhancement Fund I LP" or such other name as the General Partners shall hereafter designate in their discretion from time to time.

                                   ARTICLE III
                                   DEFINITIONS

         3.1 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions and other investments for the Partnership.

         3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

         3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any Person to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

         3.4 "ACT" shall mean the provisions of the Texas Revised Uniform Limited Partnership Act.

         3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

         3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.


         3.7 "AGGREGATE ASSETS VALUE" shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Partnership is obtaining independent estimated Unit valuations pursuant to Section 15.2(f), "Aggregate Assets Value" will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the aggregate valuation of such assets established by or in connection with the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.


         3.8 "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

         3.9 "ASSET MANAGEMENT FEE" shall mean the fee paid to the General Partners or their Affiliates pursuant to Section 12.4 hereof for day-to-day professional management services in connection with the Partnership and its investments.

         3.10 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

         3.11 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

         3.12 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to ten dollars ($10.00) multiplied by the number of Units purchased by such Limited Partner.

         3.13 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

         3.14 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed with the Secretary of State of Texas dated July 30, 2002, as amended from time to time.

         3.15 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         3.16 "COMPETENT INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

         3.17 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

         3.18 "CONTRACT PURCHASE PRICE" shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Partnership Property, exclusive of Acquisition Fees and Acquisition Expenses.

         3.19 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the development of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.


         3.20 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.


         3.21 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

         3.22 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of ninety (90) days after notice to the General Partner of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.

         3.23 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

         3.24 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

         3.25 "GENERAL PARTNERS" shall refer collectively to Robert M. Behringer and Behringer Harvard Advisors I LP, or any other Person or Persons who succeed any or all of them in that capacity.

         3.26 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

         3.27 "INITIAL LIMITED PARTNER" shall mean Gerald J. Reihsen, III.

         3.28 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto except that working capital reserves in excess of five percent (5%) shall not be included and other cash payments such as interest and taxes, but excluding Front-End Fees).

         3.29 "IRS" means the Internal Revenue Service.

         3.30 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

         3.31 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.


         3.32 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than fifty percent (50%) of the outstanding Units of the Partnership; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.


         3.33 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

         3.34 "MINIMUM INVESTMENT PERCENTAGE" shall mean a percentage of the aggregate Capital Contributions which is equal to the greater of (i) eighty percent (80%) of the Capital Contributions reduced by .1625% for each one percent (1%) of debt financing of Partnership Properties, or (ii) sixty-seven percent (67%) of the Capital Contributions.


         3.35 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least two million dollars ($2,000,000) in offering proceeds.


         3.36 "MINIMUM OFFERING EXPIRATION DATE" shall mean the first anniversary of the commencement of the Offering.


         3.37 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended.


         3.38 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital pursuant to
Section 8.10 hereof or by distributions to such Partner of Non-Liquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(b) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

         3.39 "NET CASH DISTRIBUTIONS" shall mean the sum of Net Cash From Operations and Non-Liquidating Net Sale Proceeds.

         3.40 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less the amount set aside for restoration or creation of reserves, including, without limitation the Repurchase Reserve, if any.

         3.41 "NET INCOME" OR "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

         3.42 "NON-LIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such disposed assets,
(c) any amounts used to restore any such disposed assets or purchase additional assets with the proceeds thereof, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable (including for the purchase of additional assets).

         3.43 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

         3.44 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

         3.45 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units and multiplying the quotient thereof by one hundred (100).

         3.46 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

         3.47 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

         3.48 "PARTNERSHIP PROPERTY" OR "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased, constructed or owned by the Partnership, either directly or through joint venture arrangements or other partnership or investment interests, and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership, directly or indirectly, which is from time to time located thereon or specifically used in connection therewith.

         3.49 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.


         3.50 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) eight percent (8%) per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit. Each Limited Partner's Preferential Limited Partner Return as to any Unit shall be calculated from the date on which such Limited Partner's initial Capital Contribution was accepted by the Partnership in respect of such Unit.


         3.51 "PRIOR BEHRINGER HARVARD PUBLIC PROGRAMS" shall mean public real estate limited partnerships, real estate investment trusts or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

         3.52 "PROGRAM" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in mortgage loans.

         3.53 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

         3.54 "PURCHASE PRICE" shall mean the price paid by the Partnership for Partnership Properties (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the Partnership Properties.

         3.55 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

         3.56 "REPURCHASE RESERVE" shall mean the cash reserve established under
Section 11.3(h) hereof, which may be used to repurchase Units from the Limited Partners in accordance with Section 8.11 hereof.

         3.57 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

         3.58 "ROLL-UP" shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners' voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

         3.59 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         3.60 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.


         3.61 "SPONSOR" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.


         3.62 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

         3.63 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all applicable rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. All Units shall represent a Capital Contribution of ten dollars ($10.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than ten dollars ($10.00) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

                                   ARTICLE IV
                                    BUSINESS

         4.1 PURPOSE. The principal purpose of the Partnership is to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

         4.2 OBJECTIVES. The business of the Partnership shall be conducted with the following objectives:

                  (a) To preserve, protect and return the Partners' investment in the Partnership;

                  (b)      To maximize Net Cash From Operations;

                  (c) To realize growth in the value of Partnership Properties upon the ultimate sale thereof; and


                  (d)      To liquidate or merge the Partnership within eight
                           (8) years after termination of the Offering.





                                    ARTICLE V
                         NAMES AND ADDRESSES OF PARTNERS

         The names of the General Partners are Behringer Harvard Advisors I LP and Robert M. Behringer. The name of the Initial Limited Partner is Gerald J. Reihsen, III. The business address of the General Partners and the Initial Limited Partner is 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                   ARTICLE VI
                                      TERM

         The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2022, unless sooner terminated as hereinafter provided.

                                   ARTICLE VII
              PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

         The principal and registered office of the Partnership shall be 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Behringer Harvard Advisors I LP.

                                  ARTICLE VIII
                              CAPITAL CONTRIBUTIONS

         8.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

         8.2 GENERAL PARTNERS. The General Partners shall make Capital Contributions to the Partnership as follows:

                               Name                     Dollar Amount
                               ----                     -------------

                  Behringer Harvard Advisors I LP            $400
                  Robert M. Behringer                        $100
                                                             ----
                           TOTAL                             $500

         8.3 GENERAL PARTNER PURCHASE OF UNITS. The Capital Contributions of the General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

         8.4 INITIAL LIMITED PARTNER. The Initial Limited Partner shall contribute one hundred dollars ($100) in cash to the Partnership and agrees that his interest shall automatically be redeemed for one hundred dollars ($100) upon the admission of any Additional Limited Partners to the Partnership.


         8.5 LIMITED PARTNER CONTRIBUTIONS. The General Partners are authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of forty-four million (44,000,000) Units to Limited Partners as follows:


                  (a) Each Unit shall be issued for a purchase price of ten dollars ($10.00) less any discounts authorized in the Prospectus.

                  (b) Except as set forth below, the minimum purchase of either class or combination of Units shall be one hundred (100) Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Behringer Harvard Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than two and one-half (2.5) Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than two and one-half (2.5) Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Behringer Harvard Public Programs or reinvestment plans of other public real estate programs.

                  (c) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

                  (d) Each Unit sold to a subscriber shall be fully paid and nonassessable.


         The General Partners are further authorized to cause the Partnership to issue additional Units to Limited Partners pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to the provisions of Section 11.5 hereof.

         8.6 ADMISSION OF LIMITED PARTNERS. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than forty-four million (44,000,000) Units to Limited Partners pursuant to the Offering. Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers in the initial escrow shall be admitted to the Partnership within fifteen (15) days after such release. Subscriptions from subscribers shall be accepted or rejected within thirty (30) days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

         No Person who subscribes for Units in the Offering shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement. Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to Section 11.5 hereof shall also be required to execute and deliver to the Partnership, as a condition to admission as a Limited Partner, such documents and instruments as the General Partners may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.


         8.7 MINIMUM CAPITALIZATION. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

         8.8 ESCROW. Until subscriptions for the Minimum Offering are received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The General Partners are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Partnership in such form as is satisfactory to the signatory General Partner(s) reflecting the requirements of this Section and containing such additional terms as are not inconsistent with this Section.


         8.9 PUBLIC OFFERING. Subject to the provisions of Section 8.7 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for up to two years from the date of original effectiveness at the discretion of the General Partners; provided, however, that the General Partners may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan for up to four years from the date of original effectiveness. Except as otherwise provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

         8.10 RETURN AND WITHDRAWAL OF CAPITAL.


                  (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to
         Section 12.2(b) hereof to commit at least the Minimum Investment Percentage of remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire, develop or improve property with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Partnership will not acquire, develop or improve such property, such funds will be distributed pro rata to Limited Partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.


                  (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

         8.11 REPURCHASE OF UNITS. After one year following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner; provided that no such purchase shall be made if such purchase would impair the capital or operation of the Partnership. If established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partners.

                  (a) In no event shall the Repurchase Reserve exceed five percent (5%) of the Cash Flow in any given year.

                  (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received.

                  (c) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than sixty (60) nor more than seventy-five (75) calendar days following the receipt of the written request by the Partnership and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

                  (d) Fully executed documents to effect the repurchase transaction must be returned by the requesting Limited Partner to the Partnership at least thirty (30) days prior to the effective date of the repurchase transaction (and failing such, the repurchase transaction shall be deemed rejected by the General Partner).

                   (e) The purchase price for repurchased Units will be equal to the lesser of eight dollars fifty cents ($8.50) per Unit or the price originally paid for the Units to be repurchased upon subscription for such

         Units until the Partnership begins obtaining estimated Unit valuation pursuant to Section 15.2(f) and, thereafter, will be equal to the lesser of ninety percent (90%) of the fair market value of the Units or the price originally paid for the Units to be repurchased upon subscription for such Units. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value determined annually pursuant to Section 15.2(f) hereof.

                  (f) Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

                  (g) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment pursuant to the Prospectus. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

                  (h) In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

                  (i) Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 17.3(g) hereof.

                  (j) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

         8.12 INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any Capital Contributions.

         8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL PARTNERS. No Limited Partner (other than a General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

         8.14 DEFICIT CAPITAL ACCOUNTS. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

         8.15 DISTRIBUTION REINVESTMENT PLAN.

                  (a) A Limited Partner who acquired its Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have its Net Cash Distributions reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership, as all are more particularly described in the Distribution Reinvestment Plan as adopted by the General Partners and subject to the limitations and conditions specified therein.

                  (b) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, such Limited Partner fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, such Limited Partner will promptly notify the General Partners in writing.

                  (c) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

                                   ARTICLE IX
                                  DISTRIBUTIONS

         9.1 NET CASH DISTRIBUTIONS. Except as otherwise provided for in a liquidation in Section 9.3 hereof, Net Cash Distributions for each applicable accounting period shall be distributed to the Partners so far as they will apply as follows:


                  (a) First, to the Limited Partners on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to eight percent (8%) per annum of his Net Capital Contribution;


                  (b) Then to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100%) of his Net Capital Contribution; and

                  (c) Thereafter, eighty-five percent (85%) to the Limited Partners on a per Unit basis, and fifteen percent (15%) to the General Partners.


         Notwithstanding the foregoing, in no event will the General Partners be allocated or receive distributions in excess of the amounts permitted under the NASAA Guidelines, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the Net Cash From Operations, Non-Liquidating Net Sale Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Section E.2. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis.


         Notwithstanding the foregoing, Limited Partners who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of six years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash Distributions otherwise payable to such Limited Partners an annual amount equal to ten cents ($0.10) per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash Distributions shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash Distributions.

         In the event that, at any time prior to the satisfaction of any remaining deferred commission obligations, the Partnership begins a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Partnership. In such event, the General Partners will provide notice of such acceleration to Limited Partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by the Partnership out of cash distributions otherwise payable to such Limited Partners during the time period prior to liquidation of the Partnership's properties; provided that, in no event may the Partnership withhold in excess of $0.60 per Unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of the Partnership and the Limited Partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of the Partnership's properties.

         In addition, if a Limited Partner elects the deferred commission option and subsequently requests that the Partnership transfer such Limited Partner's units for any reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to such Limited Partner during the period that deferred commissions are payable, then the Partnership will accelerate the remaining selling commissions due under the deferred commission option. In such event, the General Partners shall provide notice of such acceleration to such Limited Partners, and (i) in the case of a repurchase of the Units by the Partnership pursuant to Section 8.11 hereof, the selling Limited Partner will be required to pay to the Partnership the unpaid portion of the remaining deferred commission obligation prior to or concurrently with the Partnership's repurchase of such Limited Partner's Units or the Partnership may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to such Limited Partner for the repurchase of such Units or (ii) if a Limited Partner requests that the Partnership transfer the Units for any other reason, such Limited Partner will not be entitled to effect any such transfer until he first either: (A) pays to the Partnership the unpaid portion of the remaining deferred commission obligation, or (B) provides a written instrument in form and substance satisfactory to the General Partners, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six (6) years.




         9.2 DISSOLUTION. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

                  (a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

                           (i) All of the debts and liabilities of the
                  Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

                           (ii) All debts of the Partnership to Partners shall
                  next be paid on a pro rata basis without respect to the date on which such debts were incurred;

                           (iii) Any fees due to the General Partners shall next
                  be paid; and

                           (iv) The balance of the assets of the Partnership
                  shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.3 below.

                  (b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

         9.3 LIQUIDATING DISTRIBUTIONS. After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Net Income as provided in Section 10.2 hereof).


         9.4 DISTRIBUTION DATES. To the extent that the Partnership has sufficient cash flow to make distributions, in the discretion of the General Partners, distributions under this Article IX will be made at least quarterly, but no more often than monthly (the "Distribution Period").

         9.5 ALLOCATION AMONG GENERAL PARTNERS. All amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

         9.6 ALLOCATION AMONG LIMITED PARTNERS. All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this
Section 9.6 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.

                                    ARTICLE X
                                   ALLOCATIONS

         10.1 NET LOSS. Net Loss for each applicable accounting period shall be allocated to the Partners as follows:

                  (a) To the Partners having positive balances in their Capital Accounts (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

                  (b) Then, eighty-five percent (85%) to the Limited Partners and fifteen percent (15%) to the General Partners.

         10.2 NET INCOME. Subject to the Qualified Income Offset provisions of
Section 10.4 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

                  (a) To the Partners to the extent of and in proportion to allocations of Net Loss to the Partners pursuant to Section 10.1; and

                  (b) Then, so as to cause the Capital Accounts of all Partners to permit liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1.

         To the extent that the tax allocation provisions of this Article X would fail to produce such final Capital Account balances which would cause liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1, (a) such provisions shall be amended by the General Partners if and to the extent necessary to produce such result, and (b) taxable income and taxable losses of the Partnership for the current year (or items of gross income and deduction for the Partnership for such year) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year, taxable income and taxable losses of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

         10.3 QUALIFIED INCOME OFFSET. Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations

Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

         10.4 ALLOCATION AMONG LIMITED PARTNERS. Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

         10.5 ALLOCATION AMONG GENERAL PARTNERS. All allocations made under this
Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

         10.6 ITEM PRORATIONS. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership.

         10.7 ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.8, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

         10.8 ALLOCATIONS IN RESPECT TO REPURCHASED UNITS. If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

         10.9 DISPUTES. Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

                                   ARTICLE XI
                          MANAGEMENT OF THE PARTNERSHIP

         11.1 MANAGEMENT. The General Partners shall conduct the business of the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

         11.2 POWERS OF THE GENERAL PARTNERS. The General Partners shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

                  (a) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Texas or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

                  (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the

         Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

                  (c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

                  (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

         11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNERS. The General Partners shall observe the following policies in connection with Partnership operations:

                  (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest- bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

                  (b) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed the lesser of twenty-five percent (25%) of gross Offering proceeds available for Investment in Properties or ten percent (10%) of Aggregate Assets Value, in each case calculated as of the end of the month immediately preceding such acquisition. Properties shall not be considered non-income producing if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

                  (c) All real property acquisitions must be supported by an appraisal which shall be prepared by a Competent Independent Expert. The appraisal shall be maintained in the Partnership's records for at least five (5) years and shall be available for inspection and duplication by any Limited Partner.

                  (d) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

                  (e) The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership's available cash resources are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall not exceed the maximum amount permitted under the NASAA Guidelines. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than forty-eight (48) months, and not more than fifty percent (50%) of the principal amount of which is scheduled to be paid during the first twenty-four (24) months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership Property if the loan is made in connection with a particular Partnership property; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on a Partnership Property, except to the extent that such pre-payment charge or penalty is attributable to the underlying encumbrance.

                  (f) The Partnership shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Partnership Property) in new properties. The General Partners shall have the authority to reinvest proceeds from the sale, disposition or refinancing of Partnership Properties; provided, that a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase.

                  (g) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

                  (h) The Partnership may, in the sole discretion of the General Partners, maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves. In addition, one year after the termination of the Offering, the Partnership may at the sole discretion of the General Partners maintain a Repurchase Reserve of up to five percent (5%) of Cash Flow in any year. Such funds may be used to repurchase Units as described in
         Section 8.11 hereof.

                  (i) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services;
         (iii) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (iv) the

         General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

                  (j) The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless
         (i) such Affiliate has substantially identical investment objectives as those of the Partnership with respect to such property; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.


                  (k) The Partnership will not invest in limited partnership interests of any other limited partnership of which either of the General Partners also serve as a general partner unless the Partnership will receive no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may not invest in general partnership interests of any other limited partnership unless it, alone or with any of its publicly-registered affiliates, acquires a controlling interest in such other limited partnership and receives no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines.

                  (l) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following:
         (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.


                  (m) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

                  (n) The Partnership shall not acquire property in exchange for Units.

                  (o) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

                  (p) An "all-inclusive" or "wrap-around" note and deed of trust (referred to herein as the "all-inclusive note") may be used to finance the purchase of a Partnership Property only if the following conditions are complied with: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership.

                  (q) The Partnership's business purposes and objectives, as set forth in Article IV, shall not be changed until sixty (60) days after delivery of a written notice thereof from the General Partners to the Limited Partners (the "Change Notice"). The Change Notice shall explain the reasons the General Partners have determined that such change is appropriate. Any such change shall not become effective until there is a Majority Vote of the Limited Partners if at any time before the end of such sixty (60) day period the General Partners receive written requests from Limited Partners holding ten percent (10%) or more of the outstanding Units (the "Approval Proxy Request") directing that the General Partners formally proxy the Limited Partners to approve such change (the "Proxy to Change"). In such event, the General Partners may, in their sole discretion, abandon such change or send a Proxy to Change to each Limited Partner within sixty (60) days of receipt of the Approval Proxy Request, or as soon as reasonably practicable thereafter following review of such Proxy to Change by the Securities and Exchange Commission. The Proxy to Change shall contain a forty-five (45) day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Change in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. Any such change shall become effective on the sixty-first (61st) day after delivery of the Change Notice or the day of Majority Vote of the Limited Partners as provided above.

                  (r) The General Partners shall not have the authority on behalf of the Partnership to:

                           (i) list, recognize or facilitate the trading of
                  Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of
                  Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

                           (ii) create for the Units (or any interest therein) a
                  "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

                  (s) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above. Nothing in this Section 11.3 shall prohibit the Partnership or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and their creditors.


                  (t) The General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

                           (i) An appraisal of all assets of the Partnership
                  shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

                           (ii) In connection with the proposed Roll-Up, the
                  Person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following:
                  (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

                           (iii) The Partnership may not participate in any
                  proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

                           (iv) The Partnership may not participate in any
                  proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

                           (v) The Partnership may not participate in any
                  proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines, which are generally as provided in Section 15.1 of this Agreement.

                           (vi) The Partnership may not participate in any
                  proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

                  (u) The Partnership shall not invest in junior trust deeds and other similar obligations.


         11.4 EXPENSES OF THE PARTNERSHIP.

                  (a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners and their Affiliates for (i) all Organization and Offering Expenses incurred by them, and
         (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

                  (b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership; provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling

         Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or
         (D) those holding a five percent (5%) or more equity interest in Behringer Harvard Advisors I LP or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.

         The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

                           (i) A review of the time records of individual
                  employees, the cost of whose services were reimbursed; and

                           (ii) A review of the specific nature of the work
                  performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

                  (c) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units.

                  (d) Subject to the provisions of paragraphs (b) and (c) of this Section 11.4, the Partnership shall pay the following expenses of the Partnership:

                           (i) Organization and Offering Expenses (other than
                  commissions paid to broker-dealers and other underwriting compensation) which do not exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units;

                           (ii) Underwriting compensation, including
                  broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed ten percent (10%) of the gross proceeds of the Offering of Units, plus a maximum of one-half percent (0.5%) of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above;

                           (iii) All operational expenses of the Partnership,
                  which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

                           (iv) All accounting, documentation, professional and
                  reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and Repurchase Reserve and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;
                  (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.


         11.5 MERGER, EXCHANGE AND CONVERSION.

                  (a) The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange or plan of conversion shall otherwise comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 11.3(t) hereof.

                  (b) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

                  (c) The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partners act upon and the Limited Partners (if required by Section 11.5(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 11.5(d) below.

                  (d) Except as provided by Section 11.5(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the General Partners shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners. Except as provided by Section 11.5(e), for a plan of merger, plan of exchange or plan of conversion to be approved:

                           (i) the General Partners shall adopt a resolution
                  recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Limited Partners, unless the General Partners determine that for any reason they should not make that recommendation, in which case the General Partners shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Limited Partners for approval without recommendation and, in connection with the submission, communicate the basis for their determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners without any recommendation; and

                           (ii) the Limited Partners entitled to vote on the
                  plan of merger, plan of exchange or plan of conversion must approve the plan.

                  The General Partners may condition their submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion. Unless the General Partners require a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.

                  The General Partners shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 11.5(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Limited Partners are present.

                  (e) Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the provisions of Section 11.5(d) shall continue to apply), (1) approval by the Limited Partners of a plan of exchange shall not be required, and the provisions of Section 11.5(d) do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger or a plan of conversion shall not be required, and the provisions of Section 11.5(d) do not apply, if:

                           (i) a limited partnership is the sole surviving or
                  resulting entity;

                           (ii) the partnership agreement of the surviving or
                  resulting limited partnership will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law or other insignificant conforming differences;

                           (iii) Limited Partners who held interests in the
                  Partnership immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

                           (iv) the General Partners adopt a resolution
                  approving the plan of merger or plan of conversion.

                  (f) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the General Partners.

         11.6 RIGHTS OF DISSENTING LIMITED PARTNERS

                  (a) In the absence of fraud in the transaction, the remedy provided by this Section 11.6 to a Dissenting Limited Partner is the exclusive remedy for the recovery of the value of his Limited Partnership interests or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 11.6 and, with respect to a Roll-Up,
         Section 11.3(t)(ii), any Dissenting Limited Partner who fails to comply with the requirements of this Section 11.6 shall not be entitled to bring suit for the recovery of the value of his Limited Partnership interests or money damages with respect to the transaction.

                  (b) Any Dissenting Limited Partner who has opted for payment for his Units shall not thereafter be entitled to vote or exercise any other rights of a Limited Partner except the right to receive payment for his Units and the right to maintain an appropriate action to obtain relief on the ground that the transaction would be or was fraudulent. Units of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Limited Partners.

                  (c) Within twenty (20) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within twenty (20) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Limited Partner may demand in writing that payment for his Limited Partnership interests be made in accordance with this Section 11.6, and the General Partners shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner's Units without interest. The fair value of a Dissenting Limited Partner's Units shall be an amount equal to the Dissenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership (determined in accordance with the provisions of Section 11.3(t)(i) hereof).

                  (d) If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 11.6(c) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Limited Partner to be paid the alternative compensation for his Limited Partnership Interest in accordance with this Section 11.6 shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.

         11.7 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF THE GENERAL PARTNERS.

                  (a) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party's negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Partnership, and (ii) reasonably believed that the action or inaction was in the Partnership's best interest. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities with respect to a proceeding in which (i) the Indemnified Party is found liable on the basis that the Indemnified Party improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnified Party's official capacity, or (ii) the Indemnified Party is found liable to the Partnership or the Limited Partners. The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party has been found liable for negligence or misconduct in the performance of the Indemnified Party's duty to the Partnership or the Limited Partners. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.7(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.


                  (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited except as provided below. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, or the suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and
         (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.7(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under
         Section 11.7(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular

         Indemnified Party, the Partnership will pay such amount to such Indemnified Party within sixty (60) days of such final determination.


                  (c) Notwithstanding anything to the contrary contained in
         Section 11.7(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.


                  (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.


                  (e) For purposes of this Section 11.7, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.





                                   ARTICLE XII
                   SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

         12.1 ACQUISITION AND ADVISORY SERVICES. The General Partners and their Affiliates shall provide a continuing and suitable investment program for the Partnership consistent with the investment objectives of the Partnership and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Partnership, which services shall include, but shall not be limited to: (a) serving as the Partnership's investment and financial advisor and providing research and economic and statistical data in connection with real property acquisitions and investment policies; (b) analyzing with respect to each potential Partnership Property investment (i) the geographic market in which any such property is located, including market demand analyses, (ii) the physical condition of any existing structures, appurtenances and service systems, (iii) the availability of contractors and engineers, (iv) zoning and other governmental restrictions applicable to the use or development of the property, (v) income and expense forecasts and (vi) other appropriate review and evaluation of potential investment; and (c) structuring and negotiating the terms and conditions under which investments in Partnership Properties will be made. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of three percent (3%) of the Contract Purchase Price of each Partnership Property, provided that such amount does not exceed the limitations set forth in
Section 12.2 hereof. In addition, in reimbursement for certain Acquisition Expenses relating to property acquisitions by the Partnership, such as legal fees, travel expenses, title insurance premium expenses and other closing costs, the General Partners and their Affiliates shall be paid an amount of up to one-half percent (.5%) of the Contract Purchase Price of each Partnership Property. Acquisition and Advisory Fees in respect of each investment of the Partnership shall accrue and be paid as and when the Partnership consummates each such investment and Acquisition Expenses shall be accrued as incurred and submitted for reimbursement by the General Partners to the Partnership and shall be payable to the extent of one-half percent (.5%) of the Contract Purchase Price of each Partnership Property, whether such expenses relate to investments which are consummated, whether income-producing or raw land to be developed or other investments, or to investments that are not consummated. In addition to such fees, the Partnership shall bear the expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

         12.2 LIMITATIONS ON ACQUISITION FEES.

                  (a) Acquisition and Advisory Fees paid in connection with the consideration, analysis, purchase and development of Partnership investments and with respect to each particular investment shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within thirty (30) days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

                           (i)      each acquisition made;

                           (ii)     the Purchase Price paid;

                           (iii) the aggregate of all Acquisition Fees paid on each transaction; and

                           (iv)     a computation showing compliance with Rule
                                    260.140.113.3 adopted pursuant to the
                                    California Corporate Securities Law of 1968.

         For purposes of the foregoing, the "last acquisition" shall mean the last acquisition of Partnership Property in which the investment was made from proceeds of the Offering, as well as any subsequent acquisition of Partnership Property in which the source of funds for such acquisition is proceeds from the sale of any Partnership Property.

                  (b) The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least the Minimum Investment Percentage. For such purposes, working capital reserves in an aggregate amount not in excess of five percent (5%) of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership.

         12.3 PROPERTY MANAGEMENT SERVICES. The General Partners shall cause the Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management and leasing services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) four percent (4%) of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term "net lease" shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, the Partnership will also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees. The Partnership may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the General Partners exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such service is not included in the Purchase Price of the Partnership Property.

         12.4 ASSET MANAGEMENT FEE. The General Partners and their Affiliates shall perform asset management services in connection with the operation and holding of the Partnership's assets, which will include:

                  (a) Analysis and management of utilization of Partnership investments and financial performance of investments;

                  (b) Analysis of the maximization of return with respect to investments and advice as to the timing of disposition and terms and conditions of disposition of such investments;

                  (c) Daily management of Partnership Properties, including entering into leases of real property and service contracts, and, to the extent necessary, performing all other operational functions for the maintenance and administration of such properties;

                  (d) Investigate, select and, on behalf of the Partnership, engage and conduct business with such Persons as the General Partners and their Affiliates deem necessary to the proper performance of their obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates, and Persons acting in any other capacity deemed by the General Partners and their Affiliates necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Partnership with any of the foregoing; and

                  (e) Provide the Partnership with all necessary cash management services.

         In consideration for such services, the General Partners or their Affiliates shall be paid an annual Asset Management Fee of not more than one-half percent (.5%) of the Aggregate Assets Value. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of one-half percent (1/12th of .5%) of Aggregate Assets Value as of the last day of the immediately preceding month. Accrued but unpaid Asset Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership or from Non-Liquidating Net Sale Proceeds or Liquidating Distributions. In addition to such fees, the Partnership shall bear the expenses of any independent appraisers, market analysts or other Persons not affiliated with General Partners who may be engaged by the General Partners to evaluate the assets of the Partnership for purposes of the foregoing.


         The Partnership may reinvest the proceeds from the sale and refinancing of its properties during the seven (7) years following the date of SEC effectiveness, and no deductions for Front-End Fees shall be allowed on such reinvestments. Beginning on a date which is seven (7) years after SEC effectiveness, no reinvestment of the proceeds from the sale and refinancing shall be allowed. Asset Management Fees may be accrued without interest when funds are not available for their payment. Any accrued Asset Management Fees may be paid from the next available cash flow or net proceeds from sale or refinancing of properties. No Asset Management Fees may be paid from the Partnership's reserves. If a General Partner is terminated and is entitled to compensation from the Partnership, as provided for herein and as governed by
Section II.F of the NASAA Guidelines, the General Partner shall be paid Asset Management Fees through the date of such termination.


         12.5 INSURANCE SERVICES. The General Partners or any of their Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Partnership's Properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the General Partners or any of their Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.


         12.6 DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED. Neither the General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties.

         12.7 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES. The General Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after the Partnership has distributed to each Limited Partner or his Assignee from Non-Liquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to an eight percent (8%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.


         12.8 REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.

                  (a) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

                  (b) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

         12.9 OTHER SERVICES. Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Agreement or as described in the Prospectus.

                                  ARTICLE XIII
            TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

         13.1 SALES AND LEASES TO THE PARTNERSHIP. The Partnership shall not purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership or the borrowing of money or obtaining of financing for the Partnership or completion of construction of the property or any other purpose related to the business of the Partnership, provided that (a) such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), (b) in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, (d) there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Partnership. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

         13.2 SALES AND LEASES TO THE GENERAL PARTNERS. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.


         13.3 LOANS. No loans may be made by the Partnership to any of the General Partners or their Affiliates.


         13.4 DEALINGS WITH RELATED PROGRAMS. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from any Program in which any of the General Partners or any of their Affiliates have an interest.


         13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION. The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

                                   ARTICLE XIV
                       INDEPENDENT ACTIVITIES OF PARTNERS

         Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership.

                                   ARTICLE XV
                     BOOKS, REPORTS, FISCAL AND TAX MATTERS

         15.1 BOOKS. The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the principal office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.


         15.2 REPORTS. The General Partners shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:


                  (a) ACQUISITION REPORTS. At least quarterly within sixty (60) days after the end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners, including a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the Partnership during the quarter. Such report shall contain the following information (i) a description of the geographic location and of the market upon which the General Partners are relying in projecting successful operation of the property acquired within such quarter, including all facts which reasonably appear to the General Partners to materially influence the value of the property;
         (ii) a statement of the date and amount of the appraised value of the property; (iii) a statement of the actual purchase price including terms of the purchase, the identity of the seller and an itemization of all monies paid to officers, directors or affiliates in connection with the purchase; (iv) a statement of the total amount of cash expended by the Partnership to acquire each such property; (v) the present or proposed use of such properties and their suitability and adequacy for such use; (vi) the terms of any material lease affecting the property;
         (vii) the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; (viii) a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired; and (ix) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

                  (b) ANNUAL REPORT. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight (8) years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include the breakdown of the costs reimbursed to the General Partners pursuant to the requirements of Section 11.4(b) hereof and such other information as is deemed reasonably necessary by the General

         Partners to advise the Limited Partners of the activities of the Partnership during the year covered by the report.

                  (c) QUARTERLY REPORTS. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within sixty (60) days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the quarter covered by the report.

                  (d) REPORT OF FEES. The Partnership's annual and quarterly reports on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

                  (e) TAX INFORMATION. Within seventy-five (75) days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within one hundred twenty (120) days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

                  (f) ANNUAL STATEMENT OF ESTIMATED UNIT VALUE. The General Partners shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership's fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, during the Offering and with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be ten dollars ($10.00)). In connection with their annual valuations (other than during Offering and the first three full fiscal years following the termination of the Offering), the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

                  (g) PERFORMANCE REPORTING. The Partnership's annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's Net Cash from Operations for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

                  (h) EXPENSE REPORTING. The notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

                  (i) OTHER REPORTS. The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

                  (j) CESSATION OF REPORTS. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law and the Partnership will comply with any additional reporting requirements imposed by rules adopted subsequent to the date hereof applicable to the Partnership by the Securities and Exchange Commission.

         15.3 FISCAL YEAR. The Partnership shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Partnership); provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

         15.4 TAX ELECTIONS.

                  (a) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

                  (b) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

         15.5 BANK ACCOUNTS. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement.

         15.6 INSURANCE. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

         15.7 TAXATION AS PARTNERSHIP. The General Partners, while serving as such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

         15.8 TAX MATTERS.

                  (a) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the

         Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.


                  (b) Behringer Harvard Advisors I LP is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Behringer Harvard Advisors I LP from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Behringer Harvard Advisors I LP shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.


                                   ARTICLE XVI
                 RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

         16.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

                  (a) Amend this Agreement, but not as to the matters specified in Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

                  (b) Dissolve the Partnership;

                  (c) Remove a General Partner or any successor General Partner;

                  (d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner; and

                  (e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution.

         16.2 RESTRICTIONS ON POWER TO AMEND. Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

         16.3 LIMITED LIABILITY. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

         16.4 MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.

                  (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

                  (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. Prompt notice of the taking of any action by less than unanimous written consent of the Limited Partners without a meeting shall be given to the Limited Partners who have not consented in writing to the taking of the action.

                  (c) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

                                  ARTICLE XVII
                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                       ASSIGNABILITY OF GENERAL PARTNERS'
                         AND LIMITED PARTNERS' INTERESTS

         17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.

                  (a) Except as provided in this Article XVII or Article XX, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership.

                  (b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given ninety (90) days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

                  (c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with
         Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

                  (d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until ninety (90) days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

                  (e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

                  (f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.

         17.2 LIMITED PARTNERS' INTEREST. Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

         17.3 RESTRICTIONS ON TRANSFERS.

                  (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

                  (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

                  (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

                  (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                  (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

                  (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has (i) either (A) a net worth of at least forty-five thousand dollars ($45,000) and an annual gross income of at least forty-five thousand dollars ($45,000) or (B) a net worth of at least one hundred fifty thousand dollars ($150,000) and (ii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

                  (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless
         (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

                  (h) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

                  (i) A Limited Partner requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the General Partners to be sufficient to cover the costs to the Partnership associated with such transfer. A fee of fifty dollars ($50) shall be deemed reasonable, but shall not preclude a conclusion by the General Partners that a higher fee is reasonable.

         17.4 SUBSTITUTED LIMITED PARTNERS. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the General Partners; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.


         17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

         17.6 WITHDRAWAL OF LIMITED PARTNER. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

         17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

         17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

                                  ARTICLE XVIII
                              LOANS TO PARTNERSHIP

         18.1 AUTHORITY TO BORROW. The General Partners shall cause the Partnership to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

         18.2 LOANS FROM PARTNERS. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.

                                   ARTICLE XIX
               POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

         19.1 POWER OF ATTORNEY. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

                  (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

                           (i) To reflect a change of the name or the location
                  of the principal place of business of the Partnership;

                           (ii) To reflect the disposal by any Limited Partner
                  of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

                           (iii) To reflect a Person's becoming a Limited
                  Partner of the Partnership as permitted by this Agreement;

                           (iv) To reflect a change in any provision of this
                  Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

                           (v) To reflect the addition or substitution of
                  Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

                           (vi) To add to the representations, duties or
                  obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

                           (vii) To cure any ambiguity, to correct or supplement
                  any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

                           (viii) To delete, add or modify any provision to this
                  Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

                           (ix) To make all filings as may be necessary or
                  proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Texas as they may be amended from time to time;

                           (x) Upon notice to all Limited Partners, to amend the
                  provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in
                  Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

                           (xi) To eliminate or modify any restriction on
                  substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

                  (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

                           (i) Any changes or amendments of this Agreement, or
                  pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

                           (ii) Any other changes in, or amendments of, this
                  Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

         Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

         19.2 REQUIRED SIGNATURES. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of
Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

         19.3 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                                   ARTICLE XX
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

         20.1 DISSOLUTION. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

                  (a) The expiration of the term of the Partnership as specified in Article VI hereof;

                  (b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

                  (c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

                  (d) The retirement or withdrawal of a General Partner unless
         (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                  (e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                  (f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                  (g) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership (unless the General Partners have determined to reinvest the proceeds consistent with the provisions of this Agreement);

                  (h) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption; or

                  (i) At any time following the date which is three (3) years after the termination of the Offering, the election by the General Partners to dissolve and terminate the Partnership.

         In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal.

         The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

         20.2 PROXY TO LIQUIDATE. At any time after eight (8) years following the termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding ten percent (10%) or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within sixty
(60) days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a forty-five (45) day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within thirty (30) months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

         20.3 LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP. Upon the occurrence of an event specified in paragraphs (d), (e) or
(f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be one hundred twenty
(120) days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

         20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER. Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General

Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Wells Fargo Bank, N.A. as its "prime rate" as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments. In addition, within one hundred twenty
(120) days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the procedure described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.


         20.5 TERMINATION OF EXECUTORY CONTRACTS. Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new General Partner) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

                                   ARTICLE XXI
                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP

         21.1 LIQUIDATION DISTRIBUTION. Upon a dissolution and final termination of the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

         21.2 TIME OF LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

         21.3 LIQUIDATION STATEMENT. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

         21.4 NO LIABILITY FOR RETURN OF CAPITAL. The General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

         21.5 NO RIGHT OF PARTITION. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

         21.6 PRIORITY; RETURN OF CAPITAL. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

         21.7 ESCHEAT OF DISTRIBUTIONS. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

                                  ARTICLE XXII
                               GENERAL PROVISIONS

         22.1 NOTICES. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or
(b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

         22.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

         22.3 AMENDMENT. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

         22.4 HEADINGS. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

         22.5 AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

         22.6 GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of Texas governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

         22.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

         22.8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

         22.9 NO MANDATORY ARBITRATION OF DISPUTES. Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement of Limited Partnership of Behringer Harvard Mid-Term Value Enhancement Fund I LP under seal as of the date and year first above written.


                                    INITIAL LIMITED PARTNER:


                                    --------------------------------------------
                                    GERALD J. REIHSEN, III

                                    GENERAL PARTNERS:

ATTEST:                             BEHRINGER HARVARD ADVISORS I LP
                                    A Texas limited partnership

                                    By:    Harvard Property Trust, LLC
By:                                        Its General Partner
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------
                                           By:
                                              ----------------------------------
                                              Robert M. Behringer
                                              President of Harvard Property
                                              Trust, LLC




                                    --------------------------------------------
                                    ROBERT M. BEHRINGER

                                    EXHIBIT C
                             SUBSCRIPTION AGREEMENT

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

         THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership (the "Partnership"), and the investor whose signature appears below ("Investor").


1. Subscription Amount and Payment. Investor hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest (the "Units") of the Partnership as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Units. The subscription price shall be $10 per Unit. Except as specifically provided in the "Special Notice for Nebraska Residents and Pennsylvania Residents Only" and the "Special Notice for New York Residents Only," payment for the Units will be held in escrow until the Partnership has received and accepted subscriptions for 200,000 Units ($2.0 million).


2. Acceptance by the Partnership. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Partnership. The Partnership may reject any subscription, in whole or in part, in its sole and absolute discretion.

3. Disclosures by the Partnership.

     Prospective investors are hereby advised of the following:


     o All prospective investors are urged to carefully read the prospectus of the Partnership dated ___________, 2003, as supplemented to date (the "Prospectus").


     o Prospective investors should understand the risks associated with an investment in the Units, as described in the Prospectus, prior to submitting this Subscription Agreement.

     o The assignability and transferability of the Units is restricted and will be governed by the Partnership's Agreement of Limited Partnership in the form contained in the Prospectus as Exhibit A (the "Partnership Agreement") and all applicable laws as described in the Prospectus.

     o Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     o There is no public market for the Units and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

4. Special Notices. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein.

5. Purchase Information.

Number of Units:
                                       --------------------------

Total Purchase Price ($10 per Units):
                                       --------------------------

This is an:                            [ ] Initial Investment (Minimum $1,000)
                                       [ ] Additional Investment (Minimum $____)

State in which sale is to be made:
                                       --------------------------

Check the following box to elect the Deferred Commission Option: [ ] (This election must be agreed to by the broker-dealer listed below)

6. Additional Investments.


         Check the following box if you plan to make additional investments in the Partnership: [ ]


7. Type of Ownership.

         [ ] Individual

         [ ] Joint Tenants With Right of Survivorship

         [ ] Community Property

         [ ] Tenants in Common

         [ ] Custodian: A Custodian for the benefit of __________________ under the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act of the State of __________________

         [ ] IRA

         [ ] Keogh

         [ ] Qualified Pension Plan

         [ ] Qualified Profit Sharing Plan

         [ ] Other Trust: _______________

         [ ] Partnership

         [ ] Other: ____________________

8. Registration Name and Address.

         Please print name(s) in which Units are to be registered: _____________ [ ]Mr. [ ]Mrs. [ ]Ms. [ ]MD [ ]PhD [ ]DDS [ ]Other _______________

         Taxpayer Identification
         Number:                    ___ ___ - ___ ___ ___ ___ ___ ___ ___

         Social Security Number:    ___ ___ ___ - ___ ___ - ___ ___ ___ ___

         Street Address:            ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

         City:                      ____________________________________________

         State:                     ________________________

         Zip Code:                  ________________________

         Home Telephone Number:     (___ ___ ___) ___ ___ ___ - ___ ___ ___ ___

         Business Telephone Number: (___ ___ ___) ___ ___ ___ - ___ ___ ___ ___

         Birthdate:                 ___ ___ / ___ ___ / ___ ___

         Occupation:       ________________

9. Investor Name and Address.

         (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

             ------------------------------------------------------

               [ ]Mr. [ ]Mrs. [ ]Ms. [ ]MD [ ]PhD [ ]DDS [ ]Other __________

         Social Security Number:    ___ ___ ___ - ___ ___ - ___ ___ ___ ___

         Street Address:            ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

         City:                      ____________________________________________

         State:                     ________________________

         Zip Code:                  ________________________

         Home Telephone Number:     (___ ___ ___) ___ ___ ___ - ___ ___ ___ ___

         Business Telephone Number: (___ ___ ___) ___ ___ ___ - ___ ___ ___ ___

         Birthdate:                 ___ ___ / ___ ___ / ___ ___

         Occupation:                ________________________

10. Subscriber Signatures.

         Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

         In order to induce the Partnership to accept this subscription, I hereby represent and warrant to the Partnership as follows:

         (a) I have received the Prospectus.               _________   _________
                                                           Initials    Initials

         (b) I accept and agree to be bound by the terms   _________   _________
             and conditions of the Partnership's           Initials    Initials
             Partnership Agreement.

         (c) I have (i) a net worth (exclusive of home,    _________   _________
             home furnishings and automobiles) of          Initials    Initials
             $150,000 or more; or (ii) a net worth
             (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."

         (d) If I am a California resident or if the       _________   _________
             Person to whom I subsequently propose to      Initials    Initials
             assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's
             Rules, and I understand that my Units, or any document evidencing my Units, will bear a legend reflecting the substance of the foregoing understanding.


         (e) If I am a Missouri, Nebraska, Ohio or         _________   _________
             Pennsylvania investor, this investment        Initials    Initials
             does not exceed 10% of my liquid net worth.

         (f) If I am a Washington investor, this           _________   _________
             investment does not exceed the greater        Initials    Initials
             5.0% of my liquid net worth or 50% of
             my gross income.

         (g) I am purchasing the Units for my own          _________   _________
             account.                                      Initials    Initials

         (h) I acknowledge that there is no public market  _________   _________
             for the Units.                                Initials    Initials

         (i) I am in compliance with the Uniting and       _________   _________
             Strengthening America by Providing            Initials    Initials
             Appropriate Tools Required to Intercept and
             Obstruct Terrorism Act of 2001. I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign
             Assets Control list of foreign nations,
             organizations and individuals subject to economic and trade sanctions, based on U.S.
             foreign policy and national security goals;
             (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism; or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange
             Commission.


         I declare that the information supplied above is true and correct and may be relied upon by the Partnership in connection with my investment in the Partnership. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.


         I UNDERSTAND THAT BY EXECUTING THIS AGREEMENT, I DO NOT WAIVE ANY RIGHTS I MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW.



--------------------------------  ---------------------------------------  ----
Signature of Investor or Trustee  Signature of Joint Owner, if applicable  Date

11. Distributions.


Check the following box to participate in the Distribution Reinvestment
Plan: [ ]


Complete the following section only to direct CASH DISTRIBUTIONS to a party other than registered owner:

                 Name:
                                    --------------------------------------------

                 Account Number:
                                    --------------------------------------------

                 Street Address:
                                    --------------------------------------------

                                    --------------------------------------------

                                    ____________________________________________

                                    ____________________________________________

         City:                      ____________________________________________

         State:                     ________________________

         Zip Code:                  ________________________

12. Broker-Dealer.

         (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)


         The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in the Conduct Rules of the NASD Manual and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by such Conduct Rules. The broker-dealer warrants that included with this Subscription Agreement is documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


         Broker-Dealer Name:        ____________________________________________

         Telephone Number:         ( ___ ___ ___ ) ___ ___ ___ - ___ ___ ___ ___

         Broker-Dealer
         Street Address             ____________________________________________

                                    ____________________________________________

         City:                      ____________________________________________

         State:                     ________________________

         Zip Code:                  ________________________

         Registered Representative
         Name:                      ____________________________________________

         City:                      ____________________________________________

         State:                     ________________________

         Zip Code:                  ________________________


 ------------------------------------     -----------------------------------
 Broker-Dealer Signature, if required     Registered Representative Signature

         Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to:

                  Wells Fargo Bank Iowa, N.A., as Escrow Agent
                  666 Walnut, N8200-034
                  Corporate Trust Services, PFG
                  515-245-8326

FOR PARTNERSHIP USE ONLY:

         Date:
                           ------------------------------------------

         Amount:
                           ------------------------------------------

         Check No.:
                           ------------------------------------------

         Certificate No.:
                           ------------------------------------------

         Received and Subscription Accepted:



         BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

         By: Behringer Harvard Advisors I LP, Its General Partner

             By: Harvard Property Trust, LLC, Its General Partner

                 By:
                    -------------------------------------------------
                    Name:
                         --------------------------------------------
                    Title:
                          -------------------------------------------

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 Restrictions on Transfer.

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and
               (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR NEW YORK RESIDENTS ONLY


Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with Wells Fargo Bank Iowa, N.A., until subscriptions for at least 250,000 Units, aggregating at least $2.5 million, have been received and accepted by us.

SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

The Partnership will not admit Nebraska investors or Pennsylvania investors as limited partners until it has received and accepted subscriptions for 2,200,000 Units ($22.0 million). The Partnership will place the funds representing subscriptions for Units from Nebraska investors and Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent, until it has received and accepted subscriptions for Units for gross offering proceeds of at least $22.0 million. If the Partnership has not received and accepted subscriptions for 2,200,000 Units by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Partnership will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Partnership must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

The escrow agent will release the funds received from Nebraska investors and Pennsylvania investors to the Partnership from the escrow account immediately after subscriptions for at least $22.0 million have been received from all sources.

Because the minimum offering of Units is less than $44.0 million, Pennsylvania residents are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                             SUBSCRIPTION AGREEMENT

         Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 5 of Subscription Agreement)

         o A minimum investment of $1,000 (100 Units) is required, except for certain states that require a higher minimum investment.

         o A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT FOR BEHRINGER HARVARD MID-TERM FUND I."

         o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard REIT I, Inc. or in any other public real estate program may invest as little as $25 (2.5 Units) except for residents of Minnesota and Nebraska.


         o Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Investor Suitability Standards."


         o        Please indicate the state in which the sale is to be made.

         o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next six years following the year of subscription, or lower if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per Unit) per year deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus. -

Additional Investments. (Section 6 of Subscription Agreement)

         o Please check the box if you plan to make one or more additional investments in the Partnership. All additional investments must be in increments of at least $25.

         o If additional investments in the Partnership are made, the investor agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations or warranties set forth in the prospectus or the Subscription Agreement.

         o If additional investments are made, include your social security number or other taxpayer identification number on your check.

         o The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions on such additional investments as described in the Prospectus.

Type of Ownership. (Section 7 of Subscription Agreement)

         o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address. (Section 8 of Subscription Agreement)

         o        Please enter the exact name in which the Units are to be held.

                  - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

                  - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

                  -        Trusts should include the name of the trustee.

         o All investors must complete the space provided for taxpayer identification number or social security number.

         o By signing in Section 10, the investor is certifying that this number is correct.

         o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee.

         o Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.


         o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.


Investor Name and Address. (Section 9 of Subscription Agreement)

         o Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 8.

         o If the Units are registered in the name of a trust, enter the name, address, telephone number, socials security number, birth date and occupation of the beneficial owner of the trust.


         o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.


Subscriber Signatures. (Section 10 of Subscription Agreement)

         o        Please separately initial each representation where indicated.

         o If title is to be held jointly, all parties must date and sign this Section as follows:

                  -        Individual: One signature required.

                  - Joint Tenants with Right of Survivorship: All parties must sign.

                  -        Tenants in Common: All parties must sign.

                  - Community Property: Only one investor's signature required.

                  - Pension or Profit Sharing Plans: The trustee signs the Signature Page.

                  - Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

                  - Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

                  - Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of our board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

                  - IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust Partnership, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

                  - Keogh (HR 10): Same rules as those applicable to IRAs.

                  - Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

         o        PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions. (Section 11 of Subscription Agreement)

         o By electing the Distribution Reinvestment Plan, the investor elects to reinvest all cash distributions otherwise payable to such investor in Units of the Partnership until the termination of the offering of units reserved for such Plan.

         o Each investor who elects the Distribution Reinvestment Plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7% of reinvested dividends, less any discounts authorized by the prospectus.

         o If cash distributions are to be sent to an address other than that provided in Section 8 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

Broker-Dealer. (Section 12 of Subscription Agreement)

         o This Section is to be completed by the Investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.


         o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.


THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.


IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT 1-866-655-3700.

                                    EXHIBIT D
                     FORM OF DISTRIBUTION REINVESTMENT PLAN

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


         Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership (the "Partnership"), governed by the Agreement of Limited Partnership, dated as of ________________, 2003 among the general partners of the Partnership (the "General Partners") and holders of units of limited partnership interests (each a "Limited Partner") in the Partnership (the "Units"), adopted a Distribution Reinvestment Plan (the "Plan") on the terms and conditions set forth below.


1. Reinvestment of Distributions. The Partnership or an unaffiliated third party, as agent (the "Reinvestment Agent") for Limited Partners who elect to participate in the Plan (each a "Participant"), will receive all cash distributions paid by the Partnership with respect to Participants' Units (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as specified below:


         (a) Prior to the termination of the Partnership's initial public offering of Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated _______________, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Reinvestment Agent will invest Distributions in Units at the public offering price per Unit ($10.00 per Unit).


         (b) After termination of the Initial Offering, the Reinvestment Agent will invest Distributions in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Reinvestment Agent for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Reinvestment Agent for all such purchases for a single Distribution will be utilized for purposes of purchases of Units in the Plan. Units acquired by the Reinvestment Agent on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10.00 per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10.00 per Unit. If the Reinvestment Agent acquires Units in the Secondary Market for use in the Plan, the Reinvestment Agent shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Reinvestment Agent does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Reinvestment Agent's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for units to be used in the Plan, neither the Reinvestment Agent nor the Partnership is in any way obligated to do either, in its sole discretion.


         (c) If a Participant agrees in writing with such Participant's broker, commissions for purchases under the Plan will be paid to the broker who made the initial sale of Units to the Participant at the same rate as for initial purchases, not to exceed 7%, and dealer manager fees not to exceed 2.5% will be paid to the dealer manager named in the prospectus for the Units purchased in connection with each Distribution (which, with respect to the Initial Offering, is Behringer Securities LP), at the rate set forth in such prospectus. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Distributions reinvested. In the event that no executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to Distributions which are then being reinvested. Amounts which would otherwise have been paid as selling commissions will be retained and used by the Partnership.

         (d) For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

         (e) Distributions shall be invested by the Reinvestment Agent in Units promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

         (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent and in each Partner's Capital Account.


2. Election to Participate. Any holder of Units may become a Participant by making a written election on his subscription agreement to participate at the time of subscription for Units. Any Limited Partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Reinvestment Agent. Participation in the Plan will commence with the next Distribution payable after receipt of the Participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a Limited Partner will become a Participant in the Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the Limited Partner makes such written election to participate in the Plan and to all fiscal quarters thereafter.

3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Units owned by Participants in the Plan.


4. Absence of Liability. None of the Partnership, the General Partners, or the Reinvestment Agent shall have any responsibility or liability as to the value of the Partnership's Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. None of the Partnership, the General Partners, or the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant. Notwithstanding the foregoing provisions of this Section 4, the Partnership may not indemnify or hold harmless the General Partners or any of their affiliates in any manner that would be inconsistent with the provisions of Section II.G. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.


5. Suitability.

         (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each reinvestment. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's reinvestment.

         (b) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the subscription agreement for his initial purchase of Units.

         (c) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for his initial purchase of Units.

6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Units purchased during the quarter, the per Unit purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, he is required to notify the Reinvestment Agent in the event that there is any material charge in his financial condition or if any representation made by the Participant under the subscription agreement for his initial purchase of Units becomes inaccurate.

7. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Partnership or the Reinvestment Agent except as expressly provided herein.

8. Taxes. Taxable Participants may incur a tax liability for Partnership income and gain allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

9. Reinvestment in Subsequent Programs. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Reinvestment Agent to provide to each Participant notice of the opportunity to have Distributions reinvested in any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such an election, Participants may reinvest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

         (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

         (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

         (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

         (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

         (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

         (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

         Any reinvestment of Distributions in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to reinvestment of Distributions in Units of the Partnership.

10. Termination.

         (a) A Participant may terminate his participation in the Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten days prior to the last day of the fiscal quarter to which such Distribution relates.

         (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Reinvestment Agent that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other authorization required by the Reinvestment Agent.

         (c) The General Partners, on behalf of the Partnership, or the Reinvestment Agent may terminate a Participant's individual participation in the Plan, and the General Partners, on behalf of the Partnership, may terminate the Plan itself at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

         (d) After termination of the Plan or termination of a Participant's participation in the Plan, the Reinvestment Agent will send to each Participant
(i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination will be sent directly to the former Participant.

11. State Regulatory Restrictions. The Reinvestment Agent is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan with respect to residents of such state that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Reinvestment Agent, the General Partners or the Partnership, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207, or such other address as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant or the Participant's last address of record with the Reinvestment Agent. Each Participant shall notify the Reinvestment Agent promptly in writing of any change of address.

13. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Reinvestment Agent to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Reinvestment Agent receives written notice of termination prior to the effective date thereof.

14. Governing Law. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                            [BEHRINGER HARVARD LOGO]


                                   PROSPECTUS
             UP TO 44,000,000 UNITS OF LIMITED PARTNERSHIP INTERESTS
                              OFFERED TO THE PUBLIC



ALPHABETICAL INDEX                                                                                                   Page
------------------                                                                                                   ----
Additional Information.............................................................................................   119
Compensation of the General Partners and Their Affiliates..........................................................    62
Conflicts of Interest..............................................................................................    65
Distributions and Allocations......................................................................................    73
Estimated Use of Proceeds..........................................................................................    44
Experts............................................................................................................   119
Federal Income Tax Considerations..................................................................................    91
Fiduciary Duty of the General Partners.............................................................................    69
Financial Information..............................................................................................   F-1
How to Subscribe...................................................................................................   117
Investment by Tax-Exempt Entities and ERISA Considerations.........................................................    86
Investment Objectives and Criteria.................................................................................    46
Legal Matters......................................................................................................   119
Management.........................................................................................................    56
Management's Discussion and Analysis of Financial Condition and Results of Operations..............................    79
Plan of Distribution...............................................................................................   110
Prior Performance Summary..........................................................................................    71
Prior Performance Tables...........................................................................................   A-1
Prospectus Summary.................................................................................................    12
Questions and Answers About This Offering..........................................................................     3
Real Property Investments..........................................................................................    78
Reports to Investors...............................................................................................   108
Risk Factors.......................................................................................................    24
Suitability Standards..............................................................................................     1
Summary of Distribution Reinvestment Plan..........................................................................    75
Summary of Partnership Agreement...................................................................................    80
Supplemental Sales Material........................................................................................   118
Who May Invest.....................................................................................................   117



         UNTIL   , 2003 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                           [BEHRINGER SECURITIES LOGO]


                                                                          , 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of our units of limited partnership interest being registered, all of which will be paid by the Registrant, except that the listed expenses will be paid by the general partners of the Registrant to the extent that they exceed 2.5% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 44,000,000 units except the registration fee and the NASD filing fee.



         SEC Registration Fee .......................     $    40,480
         NASD Filing Fee ............................          30,500
         Printing Expenses ..........................               *
         Legal Fees and Expenses ....................               *
         Accounting Fees and Expenses ...............               *
         Blue Sky Fees and Expenses .................               *
         Escrow Agent Fees ..........................               *
         Miscellaneous ..............................               *
                                                          -----------
                Total expenses ......................     $         *
                                                          ===========


         * To be filed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES

         Not Applicable

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES


         In connection with the organization of the Registrant, the Registrant issued ten units of limited partnership interest to its initial limited partner at a price of $10 per unit in a transaction exempt under Section 4(2) of the Securities Act of 1933. These units will be redeemed by the Registrant upon the admission of additional limited partners pursuant to the terms of the offering at their original purchase price.


ITEM 34. INDEMNIFICATION OF THE GENERAL PARTNERS


         Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I) shall indemnify and hold harmless each general partner from any loss, liability or damage incurred or suffered by any such general partner by reason of any act performed or omitted to be performed by such general partner in connection with the business of Behringer Harvard Mid-Term Fund I, including attorneys' fees incurred by such general partner in connection with the defense of any claim or action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent indemnification is prohibited by law; provided however, that any such indemnification shall only be from the assets of Behringer Harvard Mid-Term Fund I and not from the limited partners. The general partners will have no liability for any claims relating to any of the events or outcomes set forth in the prospectus included in this registration statement, or any supplement, as possible results, outcomes or risks associated with the business of, or an investment in, Behringer Harvard Mid-Term Fund I. Any indemnification required herein to be made by Behringer Harvard Mid-Term Fund I shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise. A general partner (a) shall be entitled to the foregoing indemnification, and (b) shall not be liable to Behringer Harvard Mid-Term Fund I for any loss, liability or damage suffered or incurred by Behringer Harvard Mid-Term Fund I, directly or indirectly, in connection with the conduct of such general partner; provided that a general partner whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability only if the liability did not result from the general partner's negligence or misconduct and where the general partner (i) acted in good faith and on behalf of or for Behringer Harvard Mid-Term Fund I, and (ii) reasonably believed that the conduct was in the best interest of Behringer Harvard Mid-Term Fund I. Notwithstanding the foregoing, such general partner shall be liable, responsible and accountable, and Behringer Harvard Mid-Term Fund I shall not be liable to a general partner, for any portion of such liabilities other than for reasonable expenses actually incurred by the general partner with respect to a proceeding in which (i) the general partner is found liable on the basis that the general partner improperly received personal benefit, whether or not the benefit resulted from an action taken in his or its official capacity, or (ii) the general partner is found liable to Behringer Harvard Mid-Term Fund I or its limited partners. A general partner shall not be indemnified for any liability or expense in relation to a proceeding in which the general partner has been found liable for misconduct in the performance of his or its duty to Behringer Harvard Mid-Term Fund I or its limited partners. Nothing contained in the partnership agreement shall constitute a waiver by any limited partner of any right that he may have against any party under federal or state securities laws.

         Indemnification of the general partners will not be allowed for any liability, loss or damage incurred by them arising under federal and state securities laws unless (i) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the general partner seeking indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against a general partner seeking indemnification and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the general partners shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Development of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the units are offered or sold which requires such notification.


ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

         Not Applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements: The following financial statements of Behringer Harvard Mid-Term Value Enhancement Fund I LP are included in the prospectus:

                  (1)      Report of Independent Accountants;

                  (2)      Balance Sheet as of September 20, 2002;


                  (3)      Statement of Partners' Capital; and


                  (4)      Notes to Financial Statements.

         The following financial statements of Behringer Harvard Advisors I LP are included in the Prospectus:

                  (1)      Report of Independent Accountants;

                  (2)      Balance Sheet as of September 20, 2002;


                  (3)      Statement of Partners' Capital; and


                  (4)      Notes to Financial Statements.

         (b) Exhibits:

           Exhibit No.     Description


                  1.1* Form of Dealer Manager Distribution Agreement between Registrant and Behringer Securities LP

                  3.1* Form of Agreement of Limited Partnership of Registrant (included as Exhibit B to prospectus)

                  3.2**    Certificate of Limited Partnership of Registrant

                  4.1* Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to prospectus)

                  5.1* Opinion of Fulbright & Jaworski L.L.P. as to legality of securities

                  8.1* Opinion of Morris, Manning & Martin, LLP as to tax matters

                  10.1* Form of Property Management and Leasing Agreement between Registrant and HPT Management Services LP

                  10.2* Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.

                  10.3* Distribution Reinvestment Plan (included as Exhibit D to prospectus)

                  23.1*    Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1)

                  23.2*    Consent of Morris, Manning & Martin, LLP (included in
                           Exhibit 8.1)

                  23.3* Consent of PricewaterhouseCoopers LLP with respect to the financial statements of Behringer Harvard Mid-Term Value Enhancement Fund I LP

                  23.4* Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Behringer Harvard Advisors I LP

                  24.1**   Power of Attorney

----------

 *  Filed herewith.

**  Previously filed.


ITEM 37. UNDERTAKINGS

         (a) Behringer Harvard Mid-Term Fund I undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) Behringer Harvard Mid-Term Fund I undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post- effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) Behringer Harvard Mid-Term Fund I undertakes to send to each limited partner, at least on an annual basis, a detailed statement of any transactions with the general partners or their affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or their affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         (d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing limited partners. Each sticker supplement should disclose all compensation and fees received by the general partners and their affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

         (e) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.

         (f) Behringer Harvard Mid-Term Fund I undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each limited partner the financial statements required by Form 10-K for such year.

         (g) Behringer Harvard Mid-Term Fund I undertakes to distribute to each limited partner, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Behringer Harvard Mid-Term Fund I pursuant to the foregoing provisions, or otherwise, Behringer Harvard Mid-Term Fund I has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Behringer Harvard Mid-Term Fund I of expenses incurred or paid by a director, officer or controlling person of Behringer Harvard Mid-Term Fund I in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Behringer Harvard Mid-Term Fund I will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              TABLE VI (UNAUDITED)


         Table VI presents summary information on properties acquired since January 1, 1995 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Mid-Term Fund I. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through September 30, 2002.


                              TABLE VI (UNAUDITED)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                       Harvard Property Trust, Inc.(1)
                                                -------------------------------------------------------------------------
                                                     Harvard                                            Harvard Property
                                                    Property      Harvard Property   Harvard Property  (812 San Antonio),
                                                (Meridian), L.P.  (Provident), L.P.  (Parkside), L.P.         L.P.
                                                ----------------  -----------------  ----------------  ------------------

Name of Property                                       Meridian         Provident          Parkside     812 San Antonio

Location of Property                                      South             South             South             South

Type of Property                                         Office            Office            Office            Office

Gross Leasable Space (sq. ft.) or Number of
   Units and Total Sq. Ft. of Units                      56,828            67,511            33,439            58,228

Date of Purchase                                       03/05/96          10/04/96          11/19/96          04/03/97

Mortgage Financing at Date of Purchase            $   3,250,000     $   2,800,000     $   1,725,000     $   3,600,000

Cash Down Payment                                     1,428,761         1,024,319           575,000         1,200,000

Contract Purchase Price Plus Acquisition Fee          4,678,886         3,784,316         2,316,997         4,829,598

Other Cash Expenditures Expensed                             --                --                --                --

Other Cash Expenditures Capitalized(2)                  135,409           165,327            98,539            83,204
                                                  -------------     -------------     -------------     -------------

Total Acquisition Cost                            $   4,814,295     $   3,949,643     $   2,415,536     $   4,912,802
                                                  =============     =============     =============     =============

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                          Harvard Property Trust, Inc.(1)
                                                   -----------------------------------------------------------------------------
                                                                                             Harvard Property
                                                     Harvard Property         HPT/PMD         (Metrocrest),     Harvard Property
                                                   (Lake Calhoun), L.P.   Investments, L.P.         L.P.         Partners, L.P.
                                                   --------------------   -----------------  ----------------   ----------------

Name of Property                                         Lake Calhoun      333 Sam Houston       Metrocrest      1700 N. Hampton

Location of Property                                         Mid West              South              South              South

Type of Property                                               Office             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number of
   Units and Total Sq. Ft. of Units                           156,149            236,445            191,315             19,111

Date of Purchase                                             09/04/97           10/06/97           04/30/97           06/06/97

Mortgage Financing at Date of Purchase                  $  16,100,000      $   8,000,000      $   9,150,000      $     895,000

Cash Down Payment                                           2,627,585          4,019,173          1,356,616            327,374

Contract Purchase Price Plus Acquisition Fee               18,079,371         11,890,000         10,161,246          1,259,714

Other Cash Expenditures Expensed                                   --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                        423,474            670,322            352,571             27,377
                                                        -------------      -------------      -------------      -------------

Total Acquisition Cost                                  $  18,502,845      $  12,560,322      $  10,513,817      $   1,287,091
                                                        =============      =============      =============      =============

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                              Harvard Property Trust, Inc.(1)
                                                      --------------------------------------------------------------------------
                                                      Harvard Property                           Harvard
                                                          Trust, Inc.     Harvard Property       Property             HPT
                                                          (Park 96)       (Rosedale), L.P.    (Atrium), L.P.    Gleneagles, L.P.
                                                      ----------------    ----------------    --------------    ----------------

                                                            Park 96        Rosedale (5
Name of Property                                         Land-2 acres      total bldgs.)             Atrium         Gleneagles

Location of Property                                            South           Mid West              South              South

Type of Property                                                 Land             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number of
   Units and Total Sq. Ft. of Units                                --            233,987            120,961             80,000

Date of Purchase                                             11/11/97           02/25/98           03/10/98           11/07/97

Mortgage Financing at Date of Purchase                             --      $  18,000,000      $  11,205,241      $   1,500,000

Cash Down Payment                                       $     325,000          6,832,565          2,884,505          6,660,744

Contract Purchase Price Plus Acquisition Fee                  325,000         24,500,000         14,070,000          2,912,242

Other Cash Expenditures Expensed                                   --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                             --            227,405            233,904          5,248,502
                                                        -------------      -------------      -------------      -------------

Total Acquisition Cost                                  $     325,000      $  24,727,405      $  14,303,904      $   8,160,744
                                                        =============      =============      =============      =============

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                            Harvard Property Trust, Inc.(1)
                                                      --------------------------------------------------------------------------
                                                                                                Harvard
                                                                                                Property        Harvard Property
                                                      Harvard Property   Harvard Property     Partners, L.P.     Partners, L.P.
                                                       Partners, L.P.        (UP), L.P.          (Clarke)         (Superior)
                                                      ----------------   ----------------     --------------    ----------------

Name of Property                                             Quadrant      University Plaza          Clarke      Superior Plaza

Location of Property                                         Mid West              South              South           Mid West

Type of Property                                               Office             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number of
   Units and Total Sq. Ft. of Units                           103,522            118,753             84,150             62,930

Date of Purchase                                             05/01/98           06/03/98           07/29/98           07/30/98

Mortgage Financing at Date of Purchase                  $   6,197,783                 --      $   6,420,337      $   4,950,134

Cash Down Payment                                           1,863,904      $  12,236,187          2,838,461          1,172,383

Contract Purchase Price Plus Acquisition Fee                8,030,000         12,200,000          9,000,000          5,500,000

Other Cash Expenditures Expensed                                   --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                        214,970            246,436            407,784            733,932
                                                        -------------      -------------      -------------      -------------

Total Acquisition Cost                                  $   8,244,970      $  12,446,436      $   9,407,784      $   6,233,932
                                                        =============      =============      =============      =============

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                            Harvard Property Trust, Inc.(1)
                                                      --------------------------------------------------------------------------
                                                      Harvard Property   Harvard Property   Harvard Property
                                                       Partners, L.P.      Partners, L.P.     Partners, L.P.        Harvard
                                                          (Capitol)           (Willow)        (Centreport)      Property I, L.P.
                                                      ----------------   ----------------   ----------------    ----------------

                                                                                             Centreport Land -
Name of Property                                              Capitol       Willow Creek           14 acres          Red River

Location of Property                                         Mid West           Mid West              South              South

Type of Property                                               Office             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number of
   Units and Total Sq. Ft. of Units                            75,309             45,545                 --             47,108

Date of Purchase                                             12/30/98           03/31/99           02/01/98           06/05/95

Mortgage Financing at Date of Purchase                  $   4,726,505                 --                 --      $   3,000,000

Cash Down Payment                                           1,902,302      $   4,664,656      $   1,986,661          1,176,023

Contract Purchase Price Plus Acquisition Fee                6,595,000          4,900,000          2,000,000          4,000,000

Other Cash Expenditures Expensed                                   --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                        167,141             95,277                656            186,254
                                                        -------------      -------------      -------------      -------------

Total Acquisition Cost                                  $   6,762,141      $   4,995,277      $   2,000,656      $   4,186,254
                                                        =============      =============      =============      =============

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                          Harvard               BRP
                                                     Property III, L.P.  (Renner Plaza), LP   BRP (SV), LP      Campbell, LTD.
                                                     ------------------  ------------------   ------------      --------------

Name of Property                                        Lakeway Plaza       Renner Plaza      Spring Valley      6142 Campbell

Location of Property                                            South              South              South              South

Type of Property                                               Retail             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number
   of Units and Total Sq. Ft. of Units                         70,712             42,477            170,234(2)          15,184(2)

Date of Purchase                                             08/21/95           02/04/00           12/21/00           06/01/96

Mortgage Financing at Date of Purchase                  $   2,600,000      $   3,250,000      $   5,800,000      $     700,000

Cash Down Payment                                           1,064,785          1,222,144          2,869,406            220,687

Contract Purchase Price Plus Acquisition Fee                3,610,000          3,725,500          8,534,500            925,000

Other Cash Expenditures Expensed                                   --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                         90,000            851,078            316,500             15,000
                                                        -------------      -------------      -------------      -------------

Total Acquisition Cost                                  $   3,700,000      $   4,576,578      $   8,851,000      $     940,000
                                                        =============      =============      =============      =============

(1) Program includes 22 commercial office properties and two development parcels totaling 14 acres acquired in expectation of constructing office properties.

(2) Other cash expenditures capitalized include loan costs, legal fees, professional and consulting fees and due diligence expenses associated with the acquisition of the asset.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 23rd day of December, 2002.



                                    BEHRINGER HARVARD MID-TERM VALUE
                                      ENHANCEMENT FUND I LP


                                    By: /s/ Robert M. Behringer
                                        ----------------------------------------
                                        Robert M. Behringer
                                        General Partner

                                    By: Behringer Harvard Advisors I LP
                                        General Partner

                                        By: Harvard Property Trust, LLC
                                            Its General Partner


                                        By: /s/ Robert M. Behringer
                                            ------------------------------------
                                            Robert M. Behringer
                                            President of Harvard Property
                                            Trust, LLC





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


                 SIGNATURE                                      TITLE                                DATE
                 ---------                                      -----                                ----

/s/ Robert M. Behringer                       General Partner and President
--------------------------------------------  and Sole Manager,                               December 23, 2002
    Robert M. Behringer                       Harvard Property Trust, LLC
                                              (Principal Executive Officer)

/s/ Gary S. Bresky                            Chief Financial Officer (Principal
--------------------------------------------  Financial and Accounting Officer)               December 23, 2002
    Gary S. Bresky

                                  EXHIBIT INDEX


   Exhibit No.     Description
   -----------     -----------

      1.1*         Form of Dealer Manager Distribution Agreement between
                   Registrant and Behringer Securities LP

      3.1*         Form of Agreement of Limited Partnership of Registrant
                   (included as Exhibit B to Prospectus)

      3.2**        Certificate of Limited Partnership of Registrant

      4.1*         Form of Subscription Agreement and Subscription Agreement
                   Signature Page (included as Exhibit C to prospectus)

      5.1* Opinion of Fulbright & Jaworski L.L.P. as to legality of securities

      8.1*         Opinion of Morris, Manning & Martin, LLP as to tax matters

      10.1*        Form of Property Management and Leasing Agreement between
                   Registrant and HPT Management Services LP

      10.2*        Form of Escrow Agreement between the Registrant and Wells
                   Fargo Bank, Iowa, N.A.

      10.3* Distribution Reinvestment Plan (included as Exhibit D to prospectus)

      23.1*        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                   5.1)

      23.2*        Consent of Morris, Manning & Martin, LLP (included in Exhibit
                   8.1)

      23.3* Consent of PricewaterhouseCoopers LLP with respect to the financial statements of Behringer Harvard Mid-Term Value
                   Enhancement Fund I LP

      23.4* Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Behringer Harvard
                   Advisors I LP

      24.1**       Power of Attorney



----------

 * Filed herewith.

** Previously filed.